                                                         EXHIBIT 10.164

                                  OFFICE LEASE

                             PACIFIC TELESIS CENTER
                                  TELESIS TOWER
                            San Francisco, California

                                    LANDLORD:

                           POST-MONTGOMERY ASSOCIATES

                                     TENANT:

                           CHARLES SCHWAB & CO., INC.

                                 October 4, 1996

                                TABLE OF CONTENTS

                                                                        PAGE

1.  Definitions....................................................        1
         1.1.  Terms Defined.......................................        1
         1.2.  Basic Lease Information.............................       26
         1.3.  Effect of Certain Defined Terms.....................       26

2.  Lease of Premises..............................................       27
         2.1.  Premises............................................       27
         2.2.  Antenna and Antenna Area............................       28
         2.3.  Lease for Generator Area............................       37
         2.4.  Expansion of Premises...............................       41
         2.5.  Notice Right with Respect to Certain Floors.........       50
         2.6.  Limited Right of Termination with Respect to
               Certain Floors......................................       50
         2.7.  Right of Termination with Respect to Floor 2
               Galleria............................................       53

3.  Term ..........................................................       54
         3.1.  Condition and Acceptance of Premises................       54
         3.2.  Extension...........................................       60

4.  Rent ..........................................................       67
         4.1.  Obligation to Pay Rent..............................       67
         4.2.  Manner of Payment of Rent and Additional Charges....       69
         4.3.  Additional Charges..................................       70
         4.4.  Late Payment of Rent and Additional Charges;
               Interest............................................       70
         4.5.  Free Rent...........................................       71

5.  Calculation and Payments of Escalation Charges.................       73
         5.1.  Payment of Estimated Escalation Charges.............       73
         5.2.  Escalation Charges Statement and Adjustment.........       74
         5.3.  Proration for Partial Year..........................       76
         5.4.  Tenant Audit Rights With Respect to Escalation
               Charges.............................................       76
         5.5.  Certain Limitations With Respect to Estimates
               of Escalation Charges...............................       80
         5.6.  Certain Limitations on Real Estate Taxes; Contest
               of Real Estate Taxes; Contest of Impositions........       81
         5.7.  Adjustment of Base Year Operating Expenses
               for Certain Insurance Items.........................       84

                                    TOC - I

         5.8.  Dispute Resolution..................................       85

6.  Impositions Payable by Tenant..................................       85

7.  Use of Premises................................................       86
         7.1.  Permitted Use.......................................       86
         7.2.  No Violation of Legal and Insurance Requirements....       87
         7.3.  Compliance with Legal, Insurance and Life Safety
               Requirements........................................       89
         7.4.  No Nuisance.........................................       90
         7.5.  Compliance With Environmental Laws; Use of
               Hazardous Materials.................................       90
         7.6.  Cost of Handicap Access and Life-Safety Code
               Compliance..........................................       91

8.  Building Services..............................................       92
         8.1.  Maintenance of Complex..............................       93
         8.2.  Building Standard Services..........................       94
         8.3.  Interruption or Unavailability of Services;
               Abatement of Rent and Additional Charges............       95
         8.4.  Tenant's Use of Excess Electricity, Water, and
               Heating, Ventilation and Air-Conditioning...........       97
         8.5.  Provision of Additional Services....................       99
         8.6.  Standards With Respect to Certain Services..........       99
         8.7.  Compliance With Environmental Laws; Use of
               Hazardous Materials.................................      102

9.  Maintenance of Premises........................................      104

10.  Alterations to Premises.......................................      105
         10.1.  Landlord Consent; Procedure........................      105
         10.2.  General Requirements...............................      107
         10.3.  Ownership and Removal of Alterations...............      109
         10.4.  Landlord's Construction Allowance..................      111
         10.5.  Right of Tenant to Make Certain Alterations to
                Complex............................................      119

11.  Liens.........................................................      120

12.  Damage or Destruction.........................................      120
         12.1.  Duration of Repair.................................      120
         12.2.  Obligation to Repair...............................      122
         12.3.  Election on Certain Events.........................      123
         12.4.  Cost of Repairs....................................      125

                                    TOC - II

         12.5.  Damage at End of Term..............................      125
         12.6.  Proration of Rent and Additional Charges on
                Termination........................................      126
         12.7.  Waiver of Statutes.................................      126

13.  Eminent Domain................................................      126
         13.1.  Effect of Taking...................................      126
         13.2.  Condemnation Proceeds..............................      128
         13.3.  Restoration of Premises and Complex................      128
         13.4.  Tenant Waiver......................................      129

14.  Insurance.....................................................      129
         14.1.  Liability Insurance................................      129
         14.2.  Landlord Casualty Insurance........................      130
         14.3.  Tenant Casualty Insurance..........................      130
         14.4.  Form of Policies...................................      131
         14.5.  Tenant Right of Self-Insurance.....................      132

15.  Waiver of Claims and Subrogation Rights.......................      132

16.  Waiver of Liability and Indemnification.......................      133
         16.1.  Waiver and Release.................................      133
         16.2.  Indemnification of Landlord........................      133
         16.3.  Indemnification of Tenant..........................      135

17.  Assignment and Subletting.....................................      136
         17.1.  Compliance Required................................      136
         17.2.  Request by Tenant; Landlord Response...............      136
         17.3.  Conditions for Landlord Approval...................      139
         17.4.  Costs and Expenses.................................      140
         17.5.  Payment of Excess Rent and Other Consideration.....      140
         17.6.  Assumption of Obligations; Further Restrictions
                on Subletting......................................      141
         17.7.  No Release.........................................      142
         17.8.  No Encumbrance.....................................      143
         17.9.  Certain Rights with Respect to Assignments and
                Subleases..........................................      143

18.  Rules and Regulations.........................................      146

19.  Entry of Premises by Landlord.................................      146
         19.1.  Right to Enter.....................................      146
         19.2.  Certain Secure Areas; Cooperation with Tenant
                Security Personnel.................................      148

                                   TOC - III

         19.3.  Tenant Waiver of Claims............................      149
         19.4.  Scope of Emergencies...............................      150

20.  Default and Remedies..........................................      150
         20.1.  Events of Default..................................      150
         20.2.  Notice to Tenant...................................      152
         20.3.  Remedies Upon Occurrence of Default................      153
         20.4.  Damages Upon Termination...........................      153
         20.5.  Landlord's Right to Cure Defaults..................      154
         20.6.  Waiver of Forfeiture...............................      154
         20.7.  Landlord Default; Tenant's Right to Cure
                Landlord Default...................................      155
         20.8.  Remedies Cumulative................................      156

21.  Subordination, Attornment and Non-disturbance.................      157
         21.1.  Landlord Right to Encumber; Subordination and
                Attornment.........................................      157
         21.2.  Non-disturbance....................................      158
         21.3.  No Superior Encumbrances...........................      159

22.  Sale or Transfer by Landlord; Lease Non-Recourse..............      159
         22.1.  Release of Landlord on Transfer....................      159
         22.2.  Lease Non-recourse to Landlord.....................      160

23.  Estoppel Certificate..........................................      162
         23.1.  Tenant's Certificate...............................      162
         23.2.  Landlord's Certificate.............................      163
         23.3.  Effect of Certificate..............................      163

24.  No Light, Air, or View Easement...............................      164

25.  Holding Over..................................................      165

26.  Waiver........................................................      165

27.  Notices.......................................................      166

28.  Authority; Tenant Financial Information; Confidentiality......      167
         28.1.  Authority..........................................      167
         28.2.  Tenant Financial Information; Confidentiality......      167

29.  Parking.......................................................      168

30.  Signage.......................................................      169

                                    TOC - IV
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31.  Miscellaneous.................................................      171
         31.1.   No Joint Venture..................................      171
         31.2.   Successors and Assigns............................      171
         31.3.   Construction and Interpretation...................      171
         31.4.   Severability......................................      172
         31.5.   Entire Agreement; Amendments......................      172
         31.6.   Governing Law.....................................      173
         31.7.   Litigation Expenses...............................      173
         31.8.   Standards of Performance and Approvals............      173
         31.9.   Brokers...........................................      174
         31.10.  Memorandum of Lease...............................      175
         31.11.  Quiet Enjoyment...................................      175
         31.12.  Surrender of Premises.............................      175
         31.13.  Building Directory................................      176
         31.14.  Name of Building; Address.........................      176
         31.15.  Exhibits..........................................      176
         31.16.  Arbitration of Fair Market Rent and Fair Market
                 Renewal Rent......................................      176
         31.17.  Arbitration of Dispute............................      178
         31.18.  Survival of Obligations...........................      181
         31.19.  Time of the Essence...............................      181

                                     TOC - V

                                  OFFICE LEASE

                             PACIFIC TELESIS CENTER
                                  TELESIS TOWER
                            San Francisco, California

BASIC LEASE INFORMATION

Lease Date:                         October 4, 1996

Landlord:                           Post-Montgomery Associates,
                                    a California general partnership, consisting of The Prudential Insurance Company of
                                    America, and NLI Properties West, Inc.

Landlord's Address:                 One Montgomery Street, Suite 1300
                                    San Francisco, California  94104
                                    Attn:  General Manager

                                    With a copy to:

                                    Cassidy & Verges
                                    20 California Street, Suite 500
                                    San Francisco, California  94111
                                    Attn:  Stephen K. Cassidy, Esq.

Tenant:                             Charles Schwab & Co., Inc.,
                                    a California corporation

Tenant's Address:                   101 Montgomery Street
                                    San Francisco, California 94104
                                    Attn:  Vice President,
                                           Corporate Services

                                    With copies to:
                                    P.O. Box 881566
                                    c/o Corporate Real Estate Lease
                                    Administration
                                    San Francisco, California  94188-1566
                                            and

                                    Charles Schwab & Co., Inc.
                                    101 Montgomery Street
                                    San Francisco, California  94104
                                    Attn:  Mary B. Templeton, Esq.
                                           General Counsel

                                           and

                                    Corbin Silverman & Sanseverino
                                    805 Third Avenue
                                    New York, New York  10022
                                    Attn:  Raymond A. Sanseverino, Esq.

Premises:                           15,805 feet of Galleria Rentable Area
                                    located on Floor 2 (also designated as Level
                                    3 of the Galleria and referred to in this Lease as "Floor 2 Building") as shown by the hatching on the Floor Plan attached as Exhibit A-1; the Rentable Area of Floor 3 as shown by the hatching on the Floor Plan attached as Exhibit A-2; and the entire
                                    Rentable Area of - Floors 4, 5, 6, 7, 8, 9,
                                    10, 11, 12, 13, 14, 17, 18, 19, 20 and 21,
                                    as shown on the Floor Plans attached as
                                    Exhibit A-2 through A-18, respectively; and 1,347 feet of Galleria Rentable Area on
                                    Floor 2 (also designated as Level 3 of the
                                    Galleria and referred to in this Lease as "Floor 2 Galleria") as shown by the hatching on the Floor Plan attached as Exhibit A-19.

Base Year:                          For each Floor or partial Floor of the
                                    Premises (other than Floor 2 which has no Base Year), the calendar year in which the Delivery Date (as determined pursuant to Section 3.1 below) for such Floor shall occur, except that if a Delivery Date shall occur on or after October 1 of a calendar year, then the Base Year for the affected
                                    Floor shall be the next calendar year.

Expansion
Premises:

================================================================================
 Floor                    Rentable Area              Tenant's Percentage Share
--------------------------------------------------------------------------------
  15                         18,607                             2.83%
--------------------------------------------------------------------------------
  16                         18,625                             2.84%
--------------------------------------------------------------------------------
  22                         18,923                             2.88%
--------------------------------------------------------------------------------
  23                         18,923                             2.88%
--------------------------------------------------------------------------------
  24                         18,923                             2.88%
--------------------------------------------------------------------------------
  25                         18,923                             2.88%
================================================================================

Extended Terms:                     Two (2) periods of five (5) years each.

Floor, Rentable Area, Delivery Dates, Expiration Dates, Base Rent and Tenant's Percentage Share:

=========================================================================================================================
                                                                                      Base Rent                 Tenant's
               Rentable                                                   ----------------------------------   Percentage
   Floor         Area       Delivery Date         Expiration Date          Years 1-5           Years 6 -         Share
                                                                            of Term         Expiration Date
                                                                                                of Term
-------------------------------------------------------------------------------------------------------------------------
     2           1,347    December 18, 1999      December 31, 2011         $32,328.00         $36,705.75          1.54%
 Galleria
-------------------------------------------------------------------------------------------------------------------------
     2          15,805    December 18, 1999      December 31, 2011        $189,660.00        $241,026.25         18.04%
 Building
-------------------------------------------------------------------------------------------------------------------------
     3           5,892    December 18, 2000      December 31, 2011        $141,408.00        $160,557.00          0.90%
-------------------------------------------------------------------------------------------------------------------------
     4          18,590    April 1, 2001          December 31, 2011        $446,160.00        $506,577.50          2.83%
-------------------------------------------------------------------------------------------------------------------------
     5          18,590    April 1, 2001          December 31, 2011        $446,160.00        $506,577.50          2.83%
-------------------------------------------------------------------------------------------------------------------------
     6          18,590    April 1, 2001          December 31, 2011        $446,160.00        $506,577.50          2.83%
-------------------------------------------------------------------------------------------------------------------------
     7          18,590    January 1, 2000        December 31, 2011        $446,160.00        $506,577.50          2.83%
-------------------------------------------------------------------------------------------------------------------------
     8          18,590    July 1, 2001           December 31, 2011        $446,160.00        $506,577.50          2.83%
-------------------------------------------------------------------------------------------------------------------------
     9          18,590    July 1, 2001           December 31, 2011        $446,160.00        $506,577.50          2.83%
-------------------------------------------------------------------------------------------------------------------------
    10          18,590    July 1, 2001           December 31, 2010        $446,160.00        $506,577.50          2.83%
-------------------------------------------------------------------------------------------------------------------------
    11          18,590    January 1, 2000        December 31, 2010        $446,160.00        $506,577.50          2.83%
-------------------------------------------------------------------------------------------------------------------------
    12          18,590    January 1, 2000        December 31, 2010        $446,160.00        $506,577.50          2.83%
-------------------------------------------------------------------------------------------------------------------------
    13          18,590    January 1, 2001        December 31, 2010        $446,160.00        $506,577.50          2.83%
-------------------------------------------------------------------------------------------------------------------------
    14          18,590    December 18, 1999      December 31, 2010        $446,160.00        $506,577.50          2.83%
-------------------------------------------------------------------------------------------------------------------------
    17          18,302    December 18, 2000      December 31, 2010        $466,701.00        $549,060.00          2.79%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

    18          18,369    January 1, 2000        December 31, 2009        $468,409.50        $551,070.00          2.80%
-------------------------------------------------------------------------------------------------------------------------
    19          18,926    January 1, 2000        December 31, 2009        $482,613.00        $567,780.00          2.88%
-------------------------------------------------------------------------------------------------------------------------
    20          18,923    January 1, 2000        December 31, 2009        $482,536.50        $567,690.00          2.88%
-------------------------------------------------------------------------------------------------------------------------
    21          18,923    January 1, 2000        December 31, 2009        $482,536.50        $567,690.00          2.88%
=========================================================================================================================

Construction Allowances:

===============================================================================================================
         Floor                      Construction                      Floor                     Construction
                                     Allowance                                                   Allowance
---------------------------------------------------------------------------------------------------------------
        Floor 2                      $40,410.00                     Floor 10                    $650,650.00
       Galleria

        Floor 2                     $711,225.00                     Floor 11                    $557,700.00
       Building

        Floor 3                     $206,220.00                     Floor 12                    $557,700.00

        Floor 4                     $619,580.00                     Floor 13                    $650,650.00

        Floor 5                     $557,700.00                     Floor 14                    $650,650.00

        Floor 6                     $650,650.00                     Floor 17                    $640,570.00

        Floor 7                     $557,700.00                     Floor 18                    $551,070.00

        Floor 8                     $650,650.00                     Floor 19                    $567,780.00

        Floor 9                     $650,650.00                     Floor 20                    $567,690.00

                                                                    Floor 21                    $567,690.00
===============================================================================================================

Permitted Use:                      Except as to Floor 2 Galleria, general
                                    executive and administrative offices
                                    consistent with Class A office buildings in the Downtown Financial District and, in addition, as to Floor 2 Building of the Premises, photocopying facilities; and as to Floor 3 of the Premises, mail room, storage, and photocopying facilities; and as to Floor
                                    2 Galleria, a travel agency providing travel services, advice and sales at retail to the public, and/or securities brokerage services providing services and/or advice to the public at retail with respect to the purchase and sale of, or investment in, securities and other investment vehicles, and/or the sale of clothing items to the public at retail bearing Tenant's or Tenant's Affiliates logos and/or identifications.

Antenna: The rooftop microwave dish or antenna which may be located in the Antenna Area, including all replacements thereof effected by Tenant from time to time.

Antenna Areas:                      Those areas of the roof of the Complex shown
                                    on Exhibit A-20 where the Antenna may be located.

Antenna Fee:                        The fair market rent for the Antenna Area.

Generator:                          The generator which may be located in the
                                    Generator Area, including all replacements thereof effected by Tenant from time to time.

Generator Area:                     The portion of the basement and/or roof of
                                    the Complex where the Generator may be
                                    located.

Building Directory

Spaces: On the Lease Date, for the Existing Premises, the number of Building Directory Spaces utilized by Tenant as of the Lease Date, and for each Floor in the New Premises, the number of Building Directory Spaces allocated to such Floor immediately prior to the Delivery Date applicable to such Floor; and after the Delivery Date for a Floor to Tenant, if additional Building Directory Spaces become available and Tenant then desires additional Building Directory Spaces for the Premises, then the number of Building Directory Spaces so available and desired to be used by Tenant up to Tenant's Proportionate Share of the total Building Directory Spaces then on the Building Directory.

Brokers:

Landlord's Broker:                  Cushman & Wakefield of California, Inc.

Tenant's Broker:                    Colliers Damner Pike

Exhibits:

         Exhibit A-1 to A-19:       Floor Plans of Premises
         Exhibit A-20:              Antenna Area
         Exhibit B:                 Landlord's Work for Floors 2 and 3
         Exhibit C:                 Existing Tenant Options
         Exhibit D:                 List of Multi-Tenant Floors
         Exhibit E:                 Categories for Escalation Charges
                                    Statement

         Exhibit F-1, F-2:          Confidentiality Agreements
         Exhibit G:                 List of Recorded Documents
         Exhibit H:                 Janitorial Services
         Exhibit I:                 Rules and Regulations of the
                                    Complex

         Exhibit J:                 Tenant's Signage

                                  OFFICE LEASE

         THIS OFFICE LEASE (the "Lease") is made and entered into by and between Landlord and Tenant as of the Lease Date.

         Landlord and Tenant hereby agree as follows:

         1.  Definitions.

                  1.1. Terms Defined. The following terms have the meanings set forth below. Certain other terms have the meanings set forth elsewhere in this Lease.

                           Additional Charges: Escalation Charges and all other
additional charges and amounts payable by Tenant in accordance with this Lease.

                           Additional Security: A written guarantee of each and
every obligation of Tenant under this Lease, in form and substance satisfactory to Landlord and its counsel in their sole discretion, and containing all customary waivers of suretyship and other defenses, delivered by an Affiliate of Tenant in favor of Landlord as of the applicable date, which Affiliate has a then net worth not less than Four Hundred Seventy-Five Million Dollars ($475,000,000.00), as evidenced by such Affiliate's separate, unconsolidated audited financial statements with a clean and unqualified opinion delivered to Landlord by such Affiliate with such guarantee (which audited financial statements shall have been issued not more than fifteen [15] months prior to the applicable date).

                           Affiliate: Any subsidiary or parent of a party, any
subsidiary of a parent of a party, any entity in which a party owns a majority interest, any entity with which a party may merge or consolidate, or any entity to which a party sells or transfers all or substantially all of its assets or transfers all or substantially all of its stock or other beneficial ownership interests; and as to Tenant, the following entities: (i) The Charles Schwab Corporation, Schwab (SIS) Holdings, Inc. I, Schwab (SIS) Holdings, Inc. II, Charles Schwab (Cayman) Limited, Charles Schwab Holdings (U.K.), Charles Schwab (U.K.), ShareLink Investment Services, ShareFinder, ShareLink Nominees Limited, ShareLink, ShareLink Services Limited, Schwab Holdings, Inc., Charles Schwab Limited, Charles Schwab (Hong Kong) Limited, Mayer and Schweitzer, Inc., Charles Schwab Investment Management, Inc., The Charles Schwab Trust Company, Performance Technologies, Inc., TrustMark, Inc., and Schwab Retirement Services, Inc.; and (ii) such other financial services entities (including insurance services) in which Tenant or any of the foregoing entities may subsequently own at least a majority interest.

                          Alterations: Alterations, additions or other
improvements to the Premises made by or on behalf of Tenant.

                          Building: The high-rise office portion of the Complex,
including related Common Areas, commonly known as Telesis Tower, including the Complex parking garage. The Building does not include the Galleria, other than the portion of the Complex parking garage which may be located under the Galleria.

                         Building Holidays: New Year's Day, Presidents' Day,
Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, and Christmas Day, and such other days designated as holidays under applicable California or Federal law, or ordinance or resolution of the City and County of San Francisco, or under contracts with any union governing or covering the Building, if Landlord is either required to adhere to such laws, ordinance, resolution and/or contract or determines, in its reasonable judgment, based thereon and based on the practices of Comparable Buildings, to designate such day a Building Holiday.

                          Building Operating Expenses: All reasonable and actual
costs of management, preservation, operation, maintenance and repair of the Building and supporting facilities serving the Building, including: (i) salaries, wages, bonuses, retirement plan contributions, other compensation, and all payroll burden of employees, and all payroll, social security, worker's compensation, unemployment and similar taxes and impositions with respect to such employees, and the cost of providing disability or other benefits imposed by law or otherwise with respect to such employees; (ii) property management fees and expenses, including a management fee to Landlord to the extent Landlord shall perform any management of the Building in lieu of a third party manager;
(iii) fair market rent and expenses for the management office for the Complex;
(iv) electricity, natural gas, water, waste disposal, rubbish removal and recycling, sewer, steam, heating, lighting, air conditioning and ventilating and other utilities; (v) janitorial, maintenance, security, life safety and other services, such as alarm service, window cleaning, elevator maintenance, landscaping, exterminators, and uniforms (and the clean-up or replacement thereof) for personnel providing services to the Building; (vi) materials, supplies, tools and rental equipment; (vii) license, permit and inspection fees and costs; (viii) insurance premiums and costs (including earthquake and/or flood if carried by Landlord, to the extent permitted in Sections 14.2 and 14.4); (ix) the deductible portion of any insured loss under Landlord's insurance to the extent permitted in Sections 14.2 and 14.4, except that the deductible portion of any insured loss for the repair of damage or destruction covered by Landlord's insurance shall be amortized on a straight-line basis over the useful life of improvements made to effect such repair and reconstruction at an interest rate of 10% per annum, provided that the total annual amortization amount allocable to Tenant as part of Escalation Charges shall not exceed a sum equal to the product of $5.00 and the Rentable Area and Galleria Rentable Area contained in the Premises in each calendar year during the Term; (x) sales, use and excise taxes; (xi) legal, accounting and other professional services for the Building, including costs, fees and expenses of preparing reports, information and analyses for Landlord of the management, operation, and income and receipts of the Building, and costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building; (xii) the cost of supplies and services such as telephone, courier services, postage and stationary supplies;
(xiii) normal repair and replacement of worn-out equipment, facilities and installations; (xiv) depreciation on personal property, including exterior window draperies provided by Landlord and Common Area floor coverings, and/or rental costs of leased furniture, fixtures, and equipment; and (xv) expenditures for capital improvements made at any time to the Building (A) that are intended in Landlord's judgment as labor saving devices, or to reduce or eliminate other Building Operating Expenses or to effect other economies in the operation, maintenance, or management of the Building, or (B) that are necessary or appropriate in Landlord's judgment for the health and safety of occupants of the Building, or (C) that are required under any law, ordinance, rule, regulation or order which was not applicable to the Building at the time it was constructed, all amortized on a straight-line basis over the useful life of the capital improvements, determined in accordance with GAAP, at an interest rate of 10% per annum. Building Operating Expenses shall not include: (1) Real Estate Taxes; (2) Impositions; (3) legal, accounting or other professional fees incurred in connection with negotiating, preparing or enforcing leases or lease terms, amendments of leases, terminations of leases or extensions of leases, proceedings against any tenant (including Tenant) relating to the collection of rent or other sums due Landlord from such tenant or any other disputes with any tenant (including Tenant); (4) depreciation, except as expressly set forth in clause (xiv) above; (5) except as a component of amortization as set forth in clauses (ix) and (xv) above, interest, including interest on debt, debt service or amortization payments on any mortgage encumbering the Building (or any portion thereof) and any financing and refinancing costs with respect thereto;
(6) capital items repairs and replacements, except as set forth in clauses (ix) and (xv) above; (7) the cost of the design, construction, renovation, redecorating or other preparation of tenant improvements for Tenant or other tenants or prospective tenants of the Building (including design fees for space planning and all third party fees and charges, permit, license and inspection fees), and moving expenses to move in or out, or relocate, Tenant or other tenants to or from the Building or within the Building, and allowances for any of the foregoing; (8) real estate brokerage and leasing commissions and fees;
(9) advertising and promotional expenses incurred for the purpose of leasing space in the Building or promoting patronage of the Building by invitees; (10) wages, salaries, reimbursable expenses, benefits and other compensation of any personnel above the grade of the building manager of the Complex; (11) legal costs incurred in connection with the initial development, construction or improvement of the Building; (12) any rental under any ground or underlying lease; (13) repairs and improvements paid for from the proceeds of insurance (or which would have been paid from the proceeds of insurance required to be carried by Landlord under this Lease if Landlord has failed to carry such insurance, or which would have been paid from the proceeds of insurance, but for deductibles under policies carried by Landlord under Article 14 in excess of those Landlord is permitted to carry under Article 14), and repairs and improvements paid for directly by Tenant, any other tenants of the Building, or any third party, and repairs or improvements made for the benefit solely of individual tenants of the Building other than Tenant, and deductibles in excess of those Landlord is permitted to carry under this Lease, and the deductible portion of any insured loss in excess of those amounts permitted pursuant to clause (ix) above; (14) loss, or the cost to repair any damage or destruction to the Building, not covered by insurance carried by Landlord pursuant to this Lease or otherwise carried by Landlord;
(15) any expense for which Landlord is entitled to be reimbursed by any tenant (including Tenant) as an additional charge in excess of base rent and such tenant's share of Building Operating Expenses; (16) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Building Operating Expenses; (17) Landlord's income taxes and franchise, gains or estate taxes imposed upon the income of Landlord; (18) costs with respect to the creation of a mortgage or a superior lease or in connection with a sale of the Building, including survey, legal fees and disbursements, transfer stamps and appraisals, engineering and inspection reports associated with the contemplated sale; (19) payment of damages, attorneys' fees and any other amounts to any person seeking recovery for bodily injury, death or property damage due to Landlord's or its agents' negligence or other tortious acts committed by Landlord or its agents (including any tort claims relating to asbestos); (20) the cost of any repairs, alterations, additions, improvements or replacements made to rectify, remedy or correct any structural or other defect in the original design, construction materials, installations or workmanship of the Building; (21) costs incurred due to violations by Landlord, or by any tenant (including Tenant) in the Building, of the terms and conditions of any lease, and penalties and interest for late payment of any obligation of Landlord (unless such penalties or interest result from Tenant's late payment of Rent and Additional Charges); (22) any tenant improvement allowance given to any tenant (including Tenant), whether given by contribution or credit against rent or otherwise, and any abatements or credits to base rent or additional rent; (23) the costs incurred in performing work or furnishing services for any tenant (including Tenant) in the Building, whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant under this Lease; (24) any rental concessions to, or lease buy-outs of, Tenant or any other tenant in the Building; (25) the portion of the premium for earthquake insurance (if carried by Landlord pursuant to Section 14.2) attributable to coverage under such earthquake insurance for deductibles less than permitted under Section 14.2 or for coverage exceeding that permitted under

Section 14.2; (26) costs incurred by Landlord to cure any violation of its obligations with respect to Hazardous Materials under Section 8.7 below and costs to comply with the recommendations described in the Phase I Report; (27) the costs, expenses and fees of any asset manager or investment advisor representing Landlord or any partner or any other constituent member of Landlord; (28) rent or rental value for any management office in the Complex in excess of the amount permitted under clause (iii) above; (29) Landlord's internal overhead expenses, including the cost of internal accounting and the cost of preparation of Landlord's income tax or information returns; (30) overhead and profit increment paid to Affiliates of Landlord for services on or to the Building (other than any property management fees payable pursuant to clause (ii) above), or for supplies or other materials, to the extent that such increment or the cost of such supplies or materials exceed such increment or costs in Comparable Buildings; (31) the costs for utilities to service the Complex parking garage, the premiums for insurance covering the Complex parking garage, and salaries, wages, bonuses, retirement plan contributions or other compensation, and all payroll burden of employees engaged directly in the operation of the Complex parking garage, and all payroll, social security, worker's compensation, unemployment, and similar taxes and impositions with respect to such employees, and the cost of providing disability or other benefits imposed by law or otherwise with respect to such employees; (32) any costs (including compensation paid to clerks, attendants or other persons) incurred for concessions (such as a newspaper stand or flower stand) or specialty use (such as a fitness center) operated by Landlord with the intent to make a profit;

(33) damages and repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (34) Galleria Operating Expenses; and (35) any costs expressly excluded as a Building Operating Expenses under any other provisions of this Lease. Building Operating Expenses shall be "net" so that they are reduced by the amount of all recoupments, discounts, credits, reductions, allowances or the like actually received by Landlord from third parties, on account of Building Operating Expenses, except that Landlord may include in Building Operating Expenses the reasonable and actual costs and expenses, if any, incurred by Landlord in obtaining such recoupments, discounts, credits, reductions, allowances or the like. For purposes of determining Building Operating Expenses, whenever Building Operating Expenses are derived from costs or expenses attributable to the Complex, Landlord shall determine the allocation of such costs and expenses to Building Operating Expenses in accordance with GAAP based on the operating principles and practices for the Complex, consistently applied, including usage of the affected portion of the Complex as of the time in question, and the time or labor devoted to an item or matter as of the time in question. If less than ninety-five percent (95%) of the entire Rentable Area of the Building is occupied in any calendar year during the Term (including the Base Year), then Building Operating Expenses for that year shall be adjusted to reflect Landlord's reasonable estimate of Building Operating Expenses had 95% of the entire Rentable Area of the Building been continuously occupied. The determination of Building Operating Expenses shall be made by Landlord in accordance with GAAP based on the provisions of this definition of Building Operating Expenses.

                           Building Property Taxes:  Eighty-Eight and Four-
Tenths Percent (88.4%) of Real Estate Taxes, except that to the extent the Building, or a portion thereof, is separately assessed, then One Hundred Percent (100%) of such separately assessed Real Estate Taxes.

                          Business Days: Monday through Friday of each week,
excluding, however, Building Holidays.

                          Comparable Buildings: The following buildings located
in the Downtown Financial District: One Embarcadero Center; Two Embarcadero Center; Three Embarcadero Center; Four Embarcadero Center; One Market Plaza; and 101 California Street.

                          Complex: The Land, the Building, the Galleria, all
other buildings, other improvements and building systems at any time located on the Land, and all appurtenances related thereto, commonly known as Pacific Telesis Center.

                          Common Areas: Those areas of the Complex designated by
Landlord from time to time for the nonexclusive use of occupants of the Complex, and their agents, employees, customers, invitees and licensees, and other members of the public. Except to the extent that the use thereof is granted to Tenant pursuant to this Lease and then only to the extent of such grant, Common Areas do not include the exterior windows and walls and the roof of the Complex, or any space in the Complex (including in the Premises) used for common shafts, stacks, pipes, conduits, ducts, electrical or other utilities, or other Complex service facilities, the use of and access to which are reserved exclusively to Landlord.

                          Critical Area: Facilities and/or equipment located in
a portion of the Premises, the use or operation of, or access to which, is reasonably required by Tenant for the conduct by Tenant of its business in another portion or portions of the Premises.

                          Downtown Financial District: That portion of the City
and County of San Francisco, California, located within the area from the intersection of Kearny Street and Market Street, along Kearny Street to Washington Street, along Washington Street to The Embarcadero, along The Embarcadero to Howard Street, along Howard Street to Spear Street, along Spear Street to Market Street, and along Market Street to Kearny Street.

                          Environmental Laws: All present and future statutes,
ordinances, orders, rules and regulations of all federal, state or local governmental agencies relating to the environment, health and safety, or the use, generation, handling, emission, release, discharge, storage or disposal of Hazardous Materials.

                          Escalation Charges: As to each Floor of the Premises,
other than Floor 2, Tenant's Percentage Share of the total Dollar increase, if any, in Building Operating Expenses, and Tenant's Percentage Share of the total Dollar increase, if any, in Building Property Taxes, each as incurred by Landlord in each calendar year, or part thereof, after the Base Year applicable to such Floor, over the amount of Building Operating Expenses and of Building Property Taxes for the Base Year applicable to each Floor; and as to Floor 2 of the Premises, Tenant's Percentage Share of Galleria Operating Expenses, and Tenant's Percentage Share of Galleria Property Taxes, each as incurred by Landlord in each calendar year, or part thereof, during the Term applicable to Floor 2.

                          Executive Floors: A Floor or Floors within the highest
three (3) Floors in the Building then comprised in the Premises which is occupied mainly by executives of Tenant with the rank of Senior Vice President and above and their support staff.

                          Existing Premises: Floors 5, 7, 11, 12, 18, 19, 20,
21, and approximately 6,214 feet of Rentable Area on Floor 4 of the Building occupied by Tenant as of the date hereof.

                          Floor: The entire Rentable Area of any Floor in the
Building, except as to Floor 2 (also designated as "Level 3" of the Galleria) of the Premises, which is comprised of 15,805 feet of Galleria Rentable Area for Floor 2 Building, and 1,347 feet of Galleria Rentable Area for Floor 2 Galleria, as shown on Exhibits A-1 and A-19. References in this Lease to "Floor 2" shall mean the entirety of Floor 2 included in the Premises, as shown on Exhibits A-1 and A-19; references in this Lease to "Floor 2 Building" shall mean that portion of Floor 2 shown on Exhibit A-1; and references in this Lease to "Floor 2 Galleria" shall mean that portion of Floor 2 shown on Exhibit A-19.

                          GAAP: Generally accepted accounting principles and
practices.

                          Galleria: The retail shopping center portion of the
Complex, including related Common Areas, and the Galleria roof garden located on top of the third (3rd) level of the Galleria, commonly known as The Crocker Galleria, and including the Complex parking garage. The Galleria does not include the Building, other than the portion of the Complex parking garage which may be located under the Building.

                          Galleria Operating Expenses: All reasonable and actual
costs of management, preservation, operation, maintenance and repair of the Galleria and supporting facilities serving the Galleria, including: (i) salaries, wages, bonuses, retirement plan contributions, other compensation, and all payroll burden of employees, and all payroll, social security, worker's compensation, unemployment and similar taxes and impositions with respect to such employees, and the cost of providing disability or other benefits imposed by law or otherwise with respect to such employees; (ii) property management fees and expenses, including a management fee to Landlord to the extent Landlord shall perform any management of the Galleria in lieu of a third party manager; (iii) fair market rent and expenses for the management office for the Complex; (iv) electricity, natural gas, water, waste disposal, rubbish removal and recycling, sewer, steam, heating, lighting, air conditioning and ventilating and other utilities; (v) janitorial, maintenance, security, life safety and other services, such as alarm service, window cleaning, elevator maintenance, landscaping, exterminators, and uniforms (and the clean-up or replacement thereof) for personnel providing services to the Galleria; (vi) materials, supplies, tools and rental equipment; (vii) license, permit and inspection fees and costs; (viii) insurance premiums and costs (including earthquake and/or flood if carried by Landlord, to the extent permitted in Sections 14.2 and 14.4); (ix) the deductible portion of any insured loss under Landlord's insurance to the extent permitted in Sections 14.2 and 14.4, except that the deductible portion of any insured loss for the repair of damage or destruction covered by Landlord's insurance shall be amortized on a straight-line basis over the useful life of improvements made to effect such repair and reconstruction at an interest rate of 10% per annum, provided that the total annual amortization amount allocable to Tenant as part of Escalation Charges shall not exceed a sum equal to the product of $5.00 and the Rentable Area and Galleria Rentable Area contained in the Premises in each calendar year during the Term; (x) sales, use and excise taxes; (xi) legal, accounting and other professional services for the Galleria, including costs, fees and expenses of preparing reports, information and analyses for Landlord of the management, operation, and income and receipts of the Galleria, and costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Galleria; (xii) the cost of supplies and services such as telephone, courier services, postage and stationary supplies; (xiii) normal repair and replacement of worn-out equipment, facilities and installations; (xiv) depreciation on personal property, including exterior window draperies provided by Landlord and Common Area floor coverings, and/or rental costs of leased furniture, fixtures, and equipment; (xv) expenditures for capital improvements made at any time to the Galleria (A) that are intended in Landlord's judgment as labor saving devices, or to reduce or eliminate other Galleria Operating Expenses or to effect other economies in the operation, maintenance, or management of the Galleria, or (B) that are necessary or appropriate in Landlord's judgment for the health and safety of occupants of the Galleria, or (C) that are required under any law, ordinance, rule, regulation or order which was not applicable to the Galleria at the time it was constructed, all amortized on a straight-line basis over the useful life of the capital improvements, determined in accordance with GAAP, at an interest rate of 10% per annum; (xvi) advertising and promotional expenses (including fees paid to third parties) incurred for the purpose of marketing and promoting the retail operations of the Galleria; and
(xvii) costs and expenses for the management, preservation operation and maintenance and repair of the Galleria roof garden located on the third level of the Galleria, subject to the limitations on such costs and expenses set forth in this definition of Galleria Operating Expenses. Galleria Operating Expenses shall not include: (1) Real Estate Taxes; (2) Impositions; (3) legal, accounting or other professional fees incurred in connection with negotiating, preparing or enforcing leases or lease terms, amendments of leases, terminations of leases or extensions of leases, proceedings against any tenant (including Tenant) relating to the collection of rent or other sums due Landlord from such tenant or any other disputes with any tenant (including Tenant); (4) depreciation, except as expressly set forth in clause (xiv) above; (5) except as a component of amortization as set forth in clauses (ix) and (xv) above, interest, including interest on debt, debt service or amortization payments on any mortgage encumbering the Galleria (or any portion thereof) and any financing and refinancing costs with respect thereto; (6) capital items repairs and replacements, except as set forth in clauses (ix) and (xv) above; (7) the cost of the design, construction, renovation, redecorating or other preparation of tenant improvements for Tenant or other tenants or prospective tenants of the Galleria (including design fees for space planning and all third party fees and charges, permit, license and inspection fees), and moving expenses to move in or out, or relocate, Tenant or other tenants to or from the Galleria or within the Galleria, and allowances for any of the foregoing; (8) real estate brokerage and leasing commissions and fees; (9) advertising and promotional expenses incurred for the purpose of leasing space in the Galleria; (10) wages, salaries, reimbursable expenses, benefits and other compensation of any personnel above the grade of the building manager of the Complex; (11) legal costs incurred in connection with the initial development, construction or improvement of the Galleria; (12) any rental under any ground or underlying lease; (13) repairs or improvements paid for from the proceeds of insurance (or which would have been paid from the proceeds of insurance required to be carried by Landlord under this Lease if Landlord has failed to carry such insurance, or which would have been paid from the proceeds of insurance, but for deductibles under policies carried by Landlord under
Article 14 in excess of those Landlord is permitted to carry under Article 14), and repairs and improvements paid for directly by Tenant, any other tenants of the Galleria, or any third party, and repairs or improvements made for the benefit solely of individual tenants of the Galleria other than Tenant, and deductibles in excess of those Landlord is permitted to carry under this Lease;
(14) loss or the cost to repair any damage or destruction to the Galleria, not covered by insurance carried by Landlord pursuant to this Lease or otherwise carried by Landlord; (15) any expense for which Landlord is entitled to be reimbursed by any tenant (including Tenant) as an additional charge in excess of base rent and such tenant's share of Galleria Operating Expenses; (16) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Galleria Operating Expenses; (17) Landlord's income taxes and franchise, gains or estate taxes imposed upon the income of Landlord; (18) costs with respect to the creation of a mortgage or a superior lease or in connection with a sale of the Galleria, including survey, legal fees and disbursements, transfer stamps and appraisals, engineering and inspection reports associated with the contemplated sale; (19) payment of damages, attorneys' fees and any other amounts to any person seeking recovery for bodily injury, death or property damage due to Landlord's or its agents' negligence or other tortious acts committed by Landlord or its agents (including any tort claims relating to asbestos); (20) the cost of any repairs, alterations, additions, improvements or replacements made to rectify, remedy or correct any structural or other defect in the original design, construction materials, installations or workmanship of the Galleria; (21) costs incurred due to violations by Landlord, or by any tenant (including Tenant) in the Galleria, of the terms and conditions of any lease, and penalties and interest for late payment of any obligation of Landlord (unless such penalties or interest result from Tenant's late payment of Rent and Additional Charges); (22) any tenant improvement allowance given to any tenant (including Tenant), whether given by contribution or credit against rent or otherwise, and any abatements or credits to base rent or additional rent; (23) the costs incurred in performing work or furnishing services for any tenant (including Tenant) in the Galleria, whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant under this Lease; (24) any rental concessions to, or lease buy-outs of, Tenant or any other tenant in the Galleria; (25) the portion of the premium for earthquake insurance (if carried by Landlord pursuant to Section 14.2) attributable to coverage under such earthquake insurance for deductibles less than permitted under Section 14.2 or for coverage exceeding that permitted under

Section 14.2; (26) costs incurred by Landlord to cure any violation of its obligations with respect to Hazardous Materials under Section 8.7 below and costs to comply with the recommendations described in the Phase I Report; (27) the costs, expenses and fees of any asset manager or investment advisor representing Landlord or any partner or any other constituent member of Landlord; (28) rent or rental value for any management office in the Complex in excess of the amount permitted under clause (iii) above; (29) Landlord's internal overhead expenses, including the cost of internal accounting and the cost of preparation of Landlord's income tax or information returns; (30) overhead and profit increment paid to Affiliates of Landlord for services on or to the Galleria (other than any property management fees payable pursuant to clause (ii) above), or for supplies or other materials, to the extent that such increment or the cost of such supplies or materials exceed such increment or costs in Comparable Buildings; (31) the costs for utilities to service the Complex parking garage, the premiums for insurance covering the Complex parking garage, and salaries, wages, bonuses, retirement plan contributions or other compensation, and all payroll burden of employees engaged directly in the operation of the Complex parking garage, and all payroll, social security, worker's compensation, unemployment, and similar taxes and impositions with respect to such employees, and the cost of providing disability or other benefits imposed by law or otherwise with respect to such employees; (32) any costs (including compensation paid to clerks, attendants or other persons) incurred for concessions (such as a newspaper stand or flower stand) or specialty use (such as a fitness center) operated by Landlord with the intent to make a profit;

(33) damages and repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (34) Building Operating Expenses; and (35) any costs expressly excluded as a Galleria Operating Expenses under any other provisions of this Lease. Galleria Operating Expenses shall be "net" so that they are reduced by the amount of all recoupments, discounts, credits, reductions, allowances or the like actually received by Landlord from third parties, on account of Galleria Operating Expenses, except that Landlord may include in Galleria Operating Expenses the reasonable and actual costs and expenses, if any, incurred by Landlord in obtaining such recoupments, discounts, credits, reductions, allowances or the like. For purposes of determining Galleria Operating Expenses, whenever Galleria Operating Expenses are derived from costs or expenses attributable to the Complex, Landlord shall determine the allocation of such costs and expenses to Galleria Operating Expenses in accordance with GAAP based on the operating principles and practices for the Complex, consistently applied, including usage of the affected portion of the Complex as of the time in question, and the time or labor devoted to an item or matter as of the time in question. If less than ninety-five percent (95%) of the entire Galleria Rentable Area of the Galleria is occupied in any calendar year during the Term, then Galleria Operating Expenses for that year shall be adjusted to reflect Landlord's reasonable estimate of Galleria Operating Expenses had 95% of the entire Galleria Rentable Area of the Galleria been continuously occupied. The determination of Galleria Operating Expenses shall be made by Landlord in accordance with GAAP based on the provisions of this definition of Galleria Operating Expenses.

                          Galleria Property Taxes: Eleven and Six-Tenths
Percent (11.6%) of Real Estate Taxes, except that to the extent the Galleria, or a portion thereof, is separately assessed, One Hundred Percent (100%) of such separately assessed Real Estate Taxes shall be included in Galleria Property Taxes.

                          Galleria Rentable Area: The aggregate square footage
contained within leasable space of the Galleria computed (i) by measuring from the exterior Galleria walls fronting on public streets, from the inside surface of other exterior Galleria walls to the finished surface of the corridor side of corridor partitions, from the center of demising walls separating adjoining leased premises and from the outside face of tenant storefronts facing the interior Common Areas of the Galleria; (ii) without deductions for columns and projections of the Complex; (iii) including and allocating prorata to Galleria tenants (including Tenant) as applicable, all areas within exterior Galleria walls serving more than one (1) leased premises, except for elevator shafts and elevator machine rooms, public stairs, fire towers and fire tower courts and main telephone and electric switchboards (other than telephone and electric switchboards leased by a tenant or comprising a special installation by a tenant); (iv) allocating all areas, including enclosing walls, serving only one
(1) leased premises (such as stairs, elevators, door recesses, toilets, auxiliary air conditioning facilities, janitorial closets and telephone and electric closets) to such leased space; and (v) including, and allocating prorata to all tenants of the Galleria (including Tenant), any other areas within the exterior Galleria walls which are not intended for the exclusive use of any leased premises, but excluding the Complex parking garage.

                          Hazardous Materials: Petroleum, asbestos,
polychlorinated biphenyls, radioactive materials, radon gas or any chemical, material or substance now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "pollutants", "contaminants", "extremely hazardous waste", "restricted hazardous waste" or "toxic substances", or words of similar import, under any Environmental Laws.

                          Impositions: Taxes, assessments, charges, excises and
levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises; (ii) to the extent and when Landlord requires Tenant and other tenants of the Building to pay the same, upon, measured by or reasonably attributable to the cost or value of any Alterations that exceed or are different than the then Building-standard improvements; (iii) upon, or measured by, any Rent and Additional Charges payable hereunder, including any gross receipts tax; (iv) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (v) upon this Lease transaction, or any document by which Tenant creates or transfers any interest or estate in the Premises. Impositions shall not include Real Estate Taxes, franchise, transfer, inheritance, estate, or capital stock taxes, or income taxes measured by the net income of Landlord, or on any document by which Landlord creates or transfers any interest or estate in the Complex (other than a lease or occupancy agreement with Tenant), unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

                          Land: The parcel of land shown as Lots 4, 5, 6, 7, 8,
14, 15 and 16 on that certain Parcel Map, filed February 13, 1981, at Page 6, in Book 19, of Parcel Maps, of the Official Records of the City and County of San Francisco, California.

                          Lease Rate: The lower of (i) the Prime Rate in effect
from time to time, plus three percent (3%), or (ii) the highest rate permitted under applicable usury law.

                          Limited Alterations: Alterations which (i) affect the
structure of any portion of the Complex, (ii) affect the appearance of the exterior of any portion of the Complex (including ceiling and lighting systems, and window treatments or coverings, in the Premises), (iii) affect the appearance of Common Areas on a Floor (other than Floors fully occupied by Tenant), (iv) adversely affect the proper functioning of, or interfere with, the Complex roof, walls, elevators, heating, ventilating, air conditioning, electrical, plumbing, security, life safety or other Complex systems, or the use and enjoyment by other tenants or occupants of the Complex of their premises, or exceed Tenant's Percentage Share of the capacity which may then be available in the Complex, (v) result in the imposition on Landlord of any requirement to make any alterations or improvements to any portion of the Complex (including handicap access and life safety requirements), other than in the Premises if Tenant performs such alterations or improvements at its cost or expense, or
(vi) increase the cost to clean, maintain or repair the Premises.

                           New Premises:  Floors 2, 3, 6, 8, 9, 10, 13,
14, 17, and approximately 12,376 feet of Rentable Area on Floor 4 of the Building.

                           Phase I Report:  Collectively, the Phase I
Environmental Assessment Report, prepared by Landlord's consultant, H+GCL, Inc., dated January 4, 1993; the Asbestos Survey Report, prepared by Landlord's consultant, Hygienics Environmental Services, Inc., dated July 1994; the Asbestos Survey Report, prepared by Landlord's consultant, H+GCL, dated January 1993; and an Asbestos Operations and Maintenance Program, prepared by Landlord's consultant, H+GCL, Inc., dated May 1993.

                           Prime Rate:  The rate charged by Wells Fargo
Bank to its most credit-worthy customers for loans making reference to such prime rate.

                          Real Estate Taxes: Taxes, assessments and charges now
or hereafter levied or assessed upon, or with respect to, the Complex, or any personal property of Landlord to the extent used in the operation thereof, whether or not located therein, or Landlord's interest in the Complex or such personal property, by any federal, state or local entity, including: (i) all real property taxes and general and special assessments; (ii) charges, fees or assessments for transit, public improvements, employment, job training, housing, day care, open space, art, police, fire or other governmental services or benefits to the Complex; (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of the Complex; (v) any tax assessment, charge, levy or fee for environmental matters or as a result of the imposition of mitigation measures, such as parking taxes, employer parking regulations or fees or assessments as a result of the treatment of the Complex, or any portion thereof or interest therein, as a source of pollution or stormwater runoff; (vi) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes; and
(vii) reasonable consultants' and attorneys' fees and expenses incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes to the extent Tenant would be required to pay Escalation Charges for Real Estate Taxes with respect to the year to which such fees and expenses relate. Real Estate Taxes shall not include: (A) franchise, transfer, inheritance, estate or capital stock taxes, or income taxes measured by the net income of Landlord, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Estate Tax; (B) Impositions and all similar amounts payable by tenants of the Complex under their leases; (C) special assessments levied against the Complex for the construction of improvements benefitting solely the Complex in connection with its initial construction, or in connection with alterations, additions or improvements subsequently made by Landlord to the Complex (except to the extent that such special assessments are used to finance expenditures for capital improvements includable under this Lease as a Building Operating Expense and/or Galleria Operating Expense); and
(D) penalties, fines, interest or charges due for late payment of Real Estate Taxes by Landlord. If any Real Estate Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Estate Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law.

                           Rent:  Base Rent and the Antenna Fee.

                           Rentable Area:  The aggregate square footage
on each Building Floor within exterior Building walls, measured from the inside surface of outer glass and extending the plane thereof into non-glass areas, excluding elevator shafts and elevator machine rooms, public stairs, fire towers and fire tower courts, and main telephone and electric switchboards (other than telephone and electric switchboards leased by a tenant or comprising a special installation by a tenant), with all air conditioning floors and other areas containing Building equipment or enclosing common pipes, ducts or shafts, apportioned to the leased space they serve. To calculate Rentable Area for a partial Floor tenancy, (i) demising walls separating two (2) leased premises shall be equally divided between such leased premises, (ii) corridor walls to the finished corridor side shall be included in the Rentable Area of adjacent leased space, and (iii) core areas (including the finished enclosing walls thereof but excluding any part leased to a tenant), corridors (excluding the enclosing walls thereof), and bathrooms shall be apportioned among each leased premises on such Floor on the basis of the Rentable Area of each such leased premises (exclusive of such core and corridor areas) in relation to the total Rentable Area of all leased premises on such Floor (exclusive of such core and corridor areas).

                           Rent Commencement Date:  For each Floor
comprised in the Existing Premises, sixty (60) days after the Delivery Date applicable to that Floor; and for each Floor comprised in the New Premises, ninety (90) days after the Delivery Date applicable to that Floor.

                          Requirements: All laws, ordinances, rules,
regulations, orders and other governmental requirements, the requirements of any independent board of fire underwriters, and any directive or occupancy certificate issued pursuant to any law by any public officer or officers applicable to the Complex.

                           Term:  The term of this Lease, as determined for each
Floor in the Premises pursuant to Section 3.1 below.

                           Wattage Allowance:  For each Floor in the Premises a
connected load of 4.5 watts per foot of Rentable Area contained in such Floor for convenience power, and 1 kilowatt hour per month per foot of Rentable Area in such Floor (or Galleria Rentable Area in the case of Floor 2) contained in such Floor. "Lighting Wattage Allowance" means for each Floor in the Premises a connected load of 1.5 watts per foot of Rentable Area in such Floor (or Galleria Rentable Area in the case of Floor 2) contained in such Floor. The Wattage Allowance does not apply to Building standard heating, ventilation and air conditioning supplied by Landlord to the Premises under this Lease.

                  1.2. Basic Lease Information. The Basic Lease Information is incorporated into and made a part of this Lease. Each reference in the Lease to any Basic Lease Information shall mean the applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and this Lease, this Lease shall control.

                  1.3. Effect of Certain Defined Terms. The parties acknowledge that (i) the Rentable Area and Galleria Rentable Area of the Premises, the Expansion Premises, the Building and the Galleria have been finally determined by the parties as part of this Lease for all purposes, including the calculation of Tenant's Percentage Share and will not, except as otherwise provided in this Lease, be changed; and (ii) the percentage for allocation of Building Property Taxes and Galleria Property Taxes is conclusive and binding on the parties.

         2.  Lease of Premises.

                          2.1. Premises. Landlord leases to Tenant and Tenant
leases from Landlord the Premises, together with the non-exclusive right to use, in common with others, the Common Areas, all subject to the terms, covenants and conditions set forth in this Lease. Landlord reserves from the leasehold estate hereunder (i) all exterior walls and windows bounding the Premises, and (ii) all space located within the Premises in the core or perimeter of the Building now designated or designed for vertical penetrations, conduits, electric and all other installations for utilities, telecommunications systems, and other Building systems serving the Complex, the use thereof and access thereto, subject to the terms of this Lease, and the right to install, remove or relocate any of the foregoing for service to any part of the Complex, including the premises of other tenants of the Building.

                  2.2.  Antenna and Antenna Area.

                           a.  Option to Lease Antenna Area.  On the
terms and conditions contained in this Section 2.2, Landlord hereby grants to Tenant an option to lease one (1) of the Antenna Areas for the installation, operation and maintenance of the Antenna for the reception and/or transmission of Tenant's business communications. Notwithstanding the grant to Tenant of the option to lease one of the Antenna Areas under this Section 2.2, Landlord shall have the right, without prior notice or obligation to Tenant, to grant licenses in or lease to third parties any or all of the Antenna Areas, except that, when and if Landlord grants licenses in or leases all but the last Antenna Area to third parties, then, if Landlord intends to grant a license in or enter into a lease with respect to the last Antenna Area with a third party, Landlord shall, prior to entering into such license or lease, so notify Tenant, and Tenant shall have seven (7) Business Days after the receipt of Landlord's notice to exercise its option to lease the last Antenna Area in accordance with the terms and conditions set forth in this Section 2.2.

                           b. Procedure to Exercise Option. Tenant may exercise
its option to lease one (1) of the Antenna Areas under this Section 2.2 at any time during the Term by giving written notice of such exercise to Landlord, except that if Landlord has given Tenant notice pursuant to Section 2.2.a above that it intends to grant a license or enter into a lease for the last Antenna Area and Tenant fails during the 7-Business Day period specified in Section 2.2.a to exercise the option to lease the last Antenna Area, then Tenant's option to lease any of the Antenna Areas shall terminate unless any of the Antenna Areas shall again become available during the Term, in which event Tenant shall again have the option to lease such Antenna Area on the terms and conditions of this Section 2.2, except that Landlord shall have no obligation to notify Tenant of the availability of such Antenna Area, and Tenant, if it desires, shall be solely responsible for inquiring of Landlord regarding the availability of such Antenna Area. If Tenant duly exercises the option to lease one of the Antenna Areas pursuant to this Section 2.2.b, such Antenna Area shall automatically become part of the Premises on the date Landlord actually delivers possession of the Antenna Area to Tenant pursuant to Section 2.2.e below, on all the terms and conditions of this Lease, except that (i) the Antenna Fee shall equal the fair market rent for the Antenna Area, (ii) Tenant's obligation to pay the Antenna Fee shall commence thirty (30) days after the date Landlord actually delivers possession of the Antenna Area to Tenant pursuant to Section 2.2.e below, (iii) the Antenna Area shall not be included in calculating Tenant's Percentage Share, and (iv) the lease of the Antenna Area shall terminate as of the earlier of (A) the date this Lease terminates for the entirety of the Premises, or (B) the date the lease of the Antenna Area terminates pursuant to this Section 2.2.

                           c.  Conditions on Exercise.  Tenant's exercise
of the option to lease an Antenna Area shall not be effective if, as of the date of exercise, a monetary or other material default by Tenant then exists under this Lease which Tenant has failed to cure after the giving of any applicable notice and the expiration of any applicable cure period.

                           d.  Determination of Fair Market Rent.

                                    (i)  Fair Market Rent Defined.  As
used in this Section 2.2, "fair market rent" means the monthly rent charged for antenna areas comparable to the Antenna Area as to which Tenant has exercised its option hereunder, for the installation and operation of antennas similar to the Antenna in the Building and Comparable Buildings, except that if Landlord has received an offer for the grant of a license or lease for the last Antenna Area pursuant to which Landlord has given notice of its intention to grant a license in or lease such Antenna Area under Section 2.2.a above, Landlord shall deliver to Tenant a true copy of such offer, fair market rent shall be the amount which the third party has offered to pay to Landlord as a license fee or rent for such Antenna Area, and such amount shall be conclusively binding on the parties. Unless fair market rent is determined by such a third party offer, then the determination of fair market rent shall take into account: (i) the length of the Term and the length of the terms for such comparable antenna areas; (ii) the rental structure under the licenses and/or leases for such comparable antenna areas; (iii) the date the licenses or leases for such comparable antenna areas were entered into and the then market conditions under which the license fee or rental structures under such licenses or leases were negotiated in comparison with current market conditions, except that no license or lease entered into more than one (1) year prior to the date of Tenant's exercise of the option to lease an Antenna Area hereunder shall be considered; and (iv) any other relevant terms or conditions in the licenses and/or leases for such comparable antenna areas. Fair market rent shall be determined for the Antenna Area as of the date the Antenna Area is added to the Premises hereunder.

                           (ii) Determination of Fair Market Rent. Unless fair
market rent is conclusively determined by a third party offer pursuant to
Section 2.2.d(i) above, then within fifteen (15) days after receipt of Tenant's notice of exercise of its option to lease an Antenna Area under this Section 2.2, Landlord shall deliver to Tenant Landlord's estimate of fair market rent, and Landlord and Tenant shall thereupon negotiate in good faith for not more than fifteen (15) days in an attempt to determine fair market rent for the Antenna Area. If they are able to agree within such 15-day period, then the fair market rent shall be the amount so agreed upon. If they are unable to agree on fair market rent within such 15-day period, then within five (5) days after the expiration of such 15-day period, the parties shall deliver to each other concurrently at a mutually agreeable place and time their respective final written estimates of fair market rent on which Landlord would be willing to lease the Antenna Area to Tenant, and Tenant would be willing to lease the Antenna Area from Landlord. If each party's final estimate of the fair market rent is the same, then fair market rent shall equal such estimate. If one party's final estimate of fair market rent is ten percent (10%), or less, higher than the other party's final estimate, then fair market rent shall equal the average of the two (2) final estimates. In every other case, fair market rent, based on the 2 final estimates, shall be determined by arbitration as provided below in Section 31.16. Should the determination of fair market rent not be completed or agreed upon prior to the date upon which Tenant's obligation to pay the Antenna Fee commences, Tenant shall pay the Antenna Fee equal to Landlord's final estimate of fair market rent made pursuant hereto. If after determination of fair market rent, the Antenna Fee is less than the amount previously paid by Tenant for such period, Landlord shall pay the difference to Tenant within thirty (30) days after the date of such determination, with interest thereon calculated from the date of each payment of such Rent by Tenant at the Prime Rate plus 1%; and, if after determination of fair market rent, the Antenna Fee is more than the amount previously paid Tenant for such period, Tenant shall pay the difference to Landlord within thirty (30) days after the date of such determination, with interest thereon calculated from the date of each payment of such Rent by Tenant at the Prime Rate plus 1%.

                           e.  Delivery of Antenna Area.  Landlord
shall deliver possession of the Antenna Area to Tenant five (5) days after the date of Tenant's exercise of the option to lease such Antenna Area hereunder. Landlord shall deliver the Antenna Area in its "as is" condition, without obligation to make any alterations or improvements to the Antenna Area. If Landlord, for any reason due to causes beyond the reasonable control of Landlord (such as governmental regulations), cannot deliver the

Antenna Area to Tenant by the delivery date herein specified, this Lease shall not be void or voidable, and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom. No such delay in delivery of the Antenna Area for any reason whatsoever shall operate to extend the Term, but in such event the lease of the Antenna Area shall commence on the actual date that Landlord delivers possession of the Antenna Area to Tenant.

                           f. Installation, Operation and Maintenance of
Antenna. Tenant shall install, operate, maintain, repair, replace and/or remove the Antenna in accordance with the applicable provisions of this Lease, including provisions for the making of Alterations to the Premises and compliance with applicable laws, ordinance, rules and regulations. Landlord, at no cost to Landlord, shall cooperate with Tenant in connection with Tenant's application for required permits and governmental approvals. In addition to Landlord's right to review and approve the design and specifications of the Antenna pursuant to the provisions for making of Alterations to the Premises under this Lease, Landlord shall have the right to withhold approval of the design and specifications for the Antenna if Landlord determines, in its sole discretion, that the Antenna will adversely affect the appearance, structure or proper function of any portion of the Complex (including visibility of the Antenna from areas on the ground off-site from the Complex), or interfere with the operation of other telecommunications equipment on the roof of the Complex, or in any portion of the Complex. If Landlord withholds its approval, then Tenant, at its option, may either revise the design and specifications and resubmit them for Landlord's approval hereunder until Tenant obtains Landlord's approval hereunder, or revoke the exercise of its option to lease the Antenna Area. If Tenant so revokes the exercise of its option to lease the Antenna Area hereunder, then, as of the date of giving Landlord notice of such revocation, the Antenna Area shall be deleted from the Premises and Tenant shall thereafter have no further rights or obligations (except those that shall have accrued on or prior to the effective date of revocation) with respect to the Antenna Area. Tenant shall bear all costs and expenses of the installation, operation, and maintenance of the Antenna. Tenant shall have the right to access the Antenna Area to install, maintain, repair, replace or remove the Antenna, but only in accordance with such reasonable rules and procedures as Landlord may from time to time prescribe. Tenant shall repair any and all damage to the Complex, including the roof of the Complex, caused by the installation, operation, testing, maintenance, repair, replacement or removal of the Antenna. The Antenna may only be located on the Antenna Area. After the initial emplacement of the Antenna, Tenant shall have the right to replace the Antenna in accordance with the applicable provisions of this Section 2.2.f for installation of the Antenna, except that if Tenant makes no material change in the design and specifications for the Antenna previously approved by Landlord under this Section 2.2.f, Landlord shall not unreasonably withhold its approval of the replacement Antenna hereunder, unless such change adversely affects the appearance, structure or function of any portion of the Complex, or interferes with the operation of other telecommunications equipment on the roof of the Complex, or in any other portion of the Complex. Tenant shall have the right to install cables or other installations for the transmission of Tenant's business communications to and from the Antenna to other portions of the Premises in risers, conduits and shafts in the Building up to but not exceeding Tenant's Percentage Share of the then existing capacity of such risers, conduits and shafts, in the Building core on each Floor of the Premises. Such cables or other installations shall be installed, operated, tested, maintained, repaired, replaced and/or removed in accordance with the applicable provisions of this Lease, including provisions for the making of Alterations to the Premises and compliance with applicable laws, ordinances, rules and regulations. The installation, operation, maintenance, repair, replacement and/or removal of such cables or other installations shall be subject to the rights of other tenants and occupants in the Complex and such rules and procedures as Landlord may from time to time reasonably prescribe. The performance of the work to install such cables or installations shall not adversely affect the use, occupancy or quiet enjoyment by other tenants or occupants of their premises in the Complex; and such cables and installations shall not adversely affect the structure of the Complex, or interfere with the operation of other telecommunications equipment or other Building systems. Such cables and installations shall be subject to Landlord's right to require Tenant to remove such cables and installations upon removal of the Antenna from the Antenna Area under this Section 2.2 or on expiration of the Term. Tenant shall have the right at any time after installation of the Antenna to remove the Antenna, but upon such removal, the lease of the Antenna Area hereunder shall terminate and Tenant shall have no further rights or obligations (except those that shall have accrued on or prior to the effective date of termination) with respect to the Antenna Area. In any event, Tenant shall remove the Antenna from the

Antenna Area on expiration of the Term or earlier expiration of this Lease.

                           g. Electrical Supply to Antenna. When and if Tenant
installs the Antenna hereunder, Landlord shall install, at its cost and expense, a submeter to measure the electrical consumption of the Antenna, and Tenant shall pay the cost of electric current as shown by such meter at Landlord's actual cost for such electricity. Payments with respect to the electricity consumed by the Antenna shall be in addition to Tenant's obligation to pay Tenant's Percentage Share of Building Operating Expenses.

                           h. Disclaimer. Landlord makes no representation or
warranty to Tenant that the Antenna Area is fit for Tenant's intended use, nor shall Landlord be responsible for any interference with the Antenna from other telecommunication devices or equipment located on the roof of the Complex, other areas of the Complex, or adjacent property. Tenant shall install, operate, test, maintain and repair the Antenna in such a manner so as to minimize interference with the operations of other telecommunication devices, including other antenna, located in or on the Complex. Tenant shall cease operation of the Antenna upon receipt of written notice from Landlord that the Antenna is interfering with other telecommunication devices located in or on the Building or the Complex, and Tenant shall not resume operation of its Antenna until Landlord is satisfied, in its reasonable discretion, that the Antenna can be operated without interfering with the operations of such other telecommunication devices. During such period of ceased operations, the Antenna Fee for the Antenna Area shall abate; and if such period of ceased operations continues for more than one-hundred-eighty (180) days, then Landlord shall have the right to terminate the lease of the Antenna Area hereunder and the right of Tenant to maintain the Antenna in the Antenna Area (in which event, Tenant shall promptly remove the Antenna at Tenant's sole cost and expense). Upon such removal, this Lease shall terminate with respect to the Antenna Area.

                  2.3. Lease for Generator Area. On the terms and conditions contained in this Section 2.3, Landlord hereby leases to Tenant the Generator Area at the location established under this Section 2.3 for the installation, operation, testing and maintenance of the Generator for the exclusive use by Tenant to support an uninterrupted power supply (UPS) system. The Generator may only be located in the Generator Area. Prior to installing the Generator hereunder, Tenant shall notify Landlord of the Generator Area in which Tenant shall place the Generator. The Generator Area so designated by Tenant shall be part of the Premises for all purposes of this Lease, except with respect to calculating Tenant's Percentage Share.

                           a.  Installation, Operation and Maintenance of
Generator. Tenant shall have the right to pursue and obtain the necessary permits and approvals from all governmental agencies having jurisdiction under applicable laws, ordinances, rules, regulations, and codes, for the installation, operation, testing and maintenance of the Generator in the basement or roof of the Complex. Such permits and approvals shall specify the location of the Generator Area and the design and specifications for the Generator. Landlord, at no cost to Landlord, shall cooperate with Tenant in connection with Tenant's application for such permits and approvals. Landlord shall have the right to review and approve, in its sole discretion, the specific location of the

Generator Area if on the roof and in Landlord's reasonable discretion if in the basement, and to review and approve the design and specifications for the Generator established pursuant to such permits and approvals. Without limiting the generality of Landlord's review and approval rights with respect to the location of the Generator Area and the design and specifications for the Generator, Landlord shall have the right to determine, in its sole discretion, whether such location or design and/or specifications will adversely affect the appearance or structure of the Complex, and Landlord shall have the right to determine, in its reasonable discretion, whether such location or design and/or specifications will interfere with the operation of any Building systems, or the use, occupancy or quiet enjoyment of any portion of the Complex by other tenants or occupants, or otherwise adversely affect the operation, maintenance or quality of the Complex. If Landlord withholds its approval of either the Generator Area or the design and specifications for the Generator, then Tenant may, at its option, either (i) reapply for and obtain the necessary permits and approvals for the installation, operation and maintenance of the Generator based on a revised design and/or specifications, and resubmit for Landlord's approval any new location of the Generator Area and/or revised design and specifications for the Generator established pursuant to such new permits and approvals, or
(ii) terminate its rights and obligations (except for those which shall have accrued on or prior to the termination date) under this Section 2.3. If Tenant so obtains such permits and approvals and Landlord approves, in accordance with the standards of this Section 2.3.a, the location of the Generator Area and the design and specifications for the Generator, then Tenant may install, operate, test, maintain, repair, replace and/or remove the Generator in accordance with the applicable provisions of this Lease, including provisions for the making of Alterations to the Premises and compliance with applicable laws, ordinances, rules, regulations and codes. Tenant shall bear all costs and expenses of the installation, operation, testing and maintenance of the Generator. Landlord, at no cost to Landlord, shall cooperate with Tenant in connection with Tenant's application for required permits and governmental approvals. Tenant shall have the right to access the Generator Area to install, operate, test, maintain, replace or remove the Generator, but only in accordance with such rules and procedures as Landlord may from time to time reasonably prescribe, and shall repair any and all damage to the Complex, caused by the installation, operation, testing, maintenance, repair, replacement or removal of the Generator. After the initial emplacement of the Generator, Tenant shall have the right to replace the Generator in accordance with the applicable provisions of this Section 2.3.a for installation of the Generator, except that if Tenant makes no material change in the design and specifications for the Generator previously approved by Landlord under this Section 2.3.a, Landlord shall not unreasonably withhold its approval of the replacement Generator hereunder, unless such change adversely affects the appearance, structure or function of any portion of the Complex, or interferes with the operation of Building systems, or the use, occupancy or quiet enjoyment of any portion of the Complex by other tenants or occupants, or otherwise adversely affect the operation, maintenance or quality of the Complex. Tenant shall have the right to install cables or other installations for the transmission of power to and from the Generator to other portions of the Premises in risers, conduits and shafts in the Building up to but not exceeding Tenant's Percentage Share of the existing capacity of such risers, conduits and shafts in the Building core on each Floor of the Premises. Such cables or other installations shall be installed, operated, tested, maintained, repaired, replaced and/or removed in accordance with the applicable provisions of this Lease, including provisions for the making of Alterations to the Premises and compliance with applicable laws, ordinances, rules and regulations. The installation, operation, maintenance, repair, replacement and/or removal of such cables or other installations shall be subject to the rights of other tenants and occupants in the Complex and such rules and procedures as Landlord may from time to time reasonably prescribe. The performance of the work to install such cables or installations shall not adversely affect the use, occupancy or quiet enjoyment by other tenants or occupants of their premises in the Complex; and such cables and installations shall not adversely affect the structure of the Complex, or interfere with the operation of other Building systems. Such cables and installations shall be subject to Landlord's right to require Tenant to remove such cables and installations upon removal of the Generator from the Generator Area under this Section 2.3 or on expiration of the Term. Tenant shall have the right at any time after installation of the Generator to remove the Generator, but upon such removal without replacement for more than three (3) months, the lease for the Generator Area hereunder shall terminate and Tenant shall have no further rights or obligations (except those that shall have accrued on or prior to the effective date of termination) with respect to the Generator Area. In any event, the lease for the Generator shall terminate, and Tenant shall remove the Generator from the Generator Area, on expiration of the Term or earlier expiration of this Lease.

                           b.  Disclaimer.  Landlord makes no representation
or warranty to Tenant that the Generator Area is fit for Tenant's intended use, nor shall Landlord be responsible for any interference with the Generator from other equipment located in the basement and/or on the roof of the Complex, in any other area of the Complex.

                  2.4. Expansion of Premises. Landlord hereby grants to Tenant the option to expand the Premises to include the Rentable Area on one or more of the Floors comprised in the Expansion Premises upon the terms and conditions set forth in this Section 2.4.

                           a. Notice and Procedure. Landlord shall notify Tenant
whenever, commencing with the commencement of the Term as to any Floor in the Premises and during the Term, in Landlord's judgment, a Floor, or portion thereof (references hereinafter contained to "such Floor" being deemed to include such portions of such Floor) comprised in the Expansion Premises will be available for delivery to Tenant ("Landlord's Expansion Notice"). In no event shall Landlord give a Landlord's Expansion Notice more than one (1) year in advance of the date such Floor will be so available. Landlord's Expansion Notice shall set forth the proposed delivery date of such Floor. Tenant shall have sixty (60) days after the date of Landlord's Expansion Notice to deliver to Landlord Tenant's unconditional written notice of its election to exercise its option with respect to the Floor in the Expansion Premises identified in Landlord's Expansion Notice. The failure of Tenant so to exercise its option with respect to such Floor in the Expansion Premises shall terminate Tenant's option to expand with respect to such Floor in the Expansion Premises, but Tenant shall continue to have an option to expand the Premises on such Floor in the Expansion Premises when and if such Floor again becomes available in Landlord's judgment pursuant to this Section 2.4.a. If Tenant so requests within ten (10) days after the date of Landlord's Expansion Notice, Landlord shall provide to Tenant, within ten (10) days after Tenant's request, Landlord's initial, non-binding estimate of the Base Rent for such Floor. If Floors 15 and 16 in the Expansion Premises are available, Tenant may exercise its option to expand with respect to both Floors or the 16th Floor only; and if more than one of Floors 22 - 25 in the Expansion Premises are available, Tenant may exercise its option to expand with respect to all such Floors or, if Tenant exercises its option with respect to less than all such Floors, starting with the lowest of such Floor or Floors in such portions of the Expansion Premises; and if Floors in the Expansion Premises are available in both Floors 15-16 and 22-25, Tenant may exercise its option to expand with respect to all such Floors or, if Tenant exercises its option with respect to less than all of such Floors, Tenant shall exercise its option starting with Floor 16 (if available), then Floor 15 (if available), and then the lowest of Floors 22-25 then available. The effectiveness of Tenant's exercise of its option to expand as set forth in this
Section 2.4 is in each instance conditioned on the following as of the date of delivery of Tenant's notice of its election to exercise such option: (i) Tenant has not entered into an assignment of this Lease requiring Landlord's consent, and Tenant (including Tenant's Affiliates) physically occupy at least sixty percent (60%) of the Premises; (ii) no monetary or other material default by Tenant remains uncured after the giving of any applicable notice and the expiration of any applicable cure period; and (iii) Tenant's net worth is not less than Four Hundred Seventy-Five Million Dollars ($475,000,000.00), as evidenced by Tenant's separate, unconsolidated audited financial statements, with a clean and unqualified auditor's opinion, delivered to Landlord within twenty (20) days after Landlord's request at any time after Tenant's notice of exercise of Tenant's option to expand hereunder (which audited financial statements shall have been issued not more than fifteen [15] months prior to the applicable exercise date), except that if Tenant does not meet the conditions specified in this clause (iii), Tenant may provide to Landlord Additional Security in order to satisfy the conditions specified in this clause (iii).

                           b. Addition of Expansion Premises to Premises. The
Floor in the Expansion Premises as to which Tenant has duly exercised its option to expand hereunder shall automatically become part of the Premises as of the actual date of delivery of possession of such Floor to Tenant pursuant to this
Section 2.4, and on all the terms and conditions of this Lease, except that (i) the Base Rent for such Floor shall be the higher of (A) fair market rent determined in accordance with Section 2.4.c below, or (B) the Base Rent and Escalation Charges for the 18th Floor then in effect (or, if the Delivery Date for the 18th Floor has not yet occurred, the Base Rent and Escalation Charges for the 18th Floor which would be in effect if the 18th Floor Delivery Date had occurred, or which would have been in effect but for termination of this Lease as to the 18th Floor pursuant to Section 2.6 below, if applicable), increased thereafter by any increase in Base Rent for the 18th Floor as set forth in the

Basic Lease Information (or which would have been in effect but for termination of this Lease as to the 18th Floor pursuant to Section 2.6 below, if applicable), with the same Base Year specified in the Basic Lease Information,
(ii) the Rent Commencement Date for such Floor shall be the date that is ninety
(90) days after the actual delivery of the Floor by Landlord to Tenant hereunder, (iii) (A) if Tenant has exercised its right to expand the Premises on a Floor in the Expansion Premises during the initial Term, then Landlord shall provide to Tenant, in the same manner and subject to the terms and conditions of
Section 10.4 below, a Construction Allowance equal to the product obtained by multiplying $0.292 (29.2(cent)) times the number of feet of Rentable Area contained in such Floor times the number of months in the Term applicable to such Floor (not exceeding, however, the amount of $35.00 times the number of feet of Rentable Area contained in such Floor), and (B) if Tenant has exercised its right to expand the Premises on any such Floor during an Extended Term, then Landlord may, at its sole option, provide to Tenant a Construction Allowance as a component of fair market rent determined in accordance with clause (iv) of
Section 2.4.c(i) below, and (iv) the Expiration Date for Floors 15 and 16 shall be coterminous with the Expiration Date for Floors 10, 11, 12, 13, 14 and 17 of the Premises, and the Expiration Date for Floors 22, 23, 24 and 25 shall be coterminous with the Expiration Date for Floors 18, 19, 20 and 21 of the Premises (or which would have been the Expiration Date but for termination of this Lease as to any such Floor pursuant to Section 2.6 below, if applicable). Upon the addition of a Floor in the Expansion Premises to the Premises hereunder, Tenant's Percentage Share for such Expansion Premises shall be that set forth in the Basic Lease Information for such Floor, prorated for partial Floors if applicable. Landlord shall deliver the Expansion Premises to Tenant in their "as-is" condition, without obligation to make any alterations or improvements to the Expansion Premises. If Landlord for any reason whatsoever cannot deliver a Floor in the Expansion Premises to Tenant by the proposed delivery date set forth in Landlord's Expansion Notice, this Lease shall not be void or voidable and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom, except that (1) if the delay in delivery of such Floor is due to a holdover occupancy in such Floor by a tenant or subtenant, Landlord shall promptly undertake commercially reasonable efforts (including commencement of an unlawful detainer proceeding or proceedings) in order to evict such holdover occupant and deliver such Floor to Tenant hereunder; and (2) if the delay in delivery of such Floor extends more than sixty (60) days beyond the proposed delivery date set forth in Landlord's Expansion Notice, then for a period of thirty (30) days after the expiration of such 60-day period, Tenant shall have the right to terminate the exercise of its option to expand the Premises on such Floor by giving written notice of such termination to Landlord within such 30-day period, but if Tenant fails to give such notice within such 30-day period, then Tenant shall have no further right to terminate the exercise of its option to expand the Premises with respect to such Floor and shall accept delivery of such Floor when and if Landlord delivers such Floor to Tenant. No delay in delivery of a Floor in the Expansion Premises for any reason whatsoever shall operate to extend the Expiration Date or the Term. Landlord and Tenant shall enter into any amendments to this Lease reasonably required by either Landlord or Tenant to confirm that a Floor in the Expansion Premises has been added to the Premises, increasing Tenant's Percentage Share, confirming the Base Rent, the Base Year, and the Rent Commencement Date and Expiration Date applicable to such Floor, and such other amendments as are reasonably required to implement the addition of the Expansion Premises to the Premises.

                           c.  Determination of Fair Market Rent.

                                    (i) Fair Market Rent Defined. As used in
this Section 2.4, "fair market rent" means the annual base rent charged for full floor space comparable to the Expansion Premises in Comparable Buildings taking into account: (i) the length of the Term and the lease terms for such comparable space; (ii) the rental structure under this Lease and the leases for such comparable space, including any additional rental and all other payments and escalations payable under this Lease and under leases of such comparable space, and the Base Year under this Lease and the base year for such payments under leases for such comparable space; (iii) the size, location and the Floor level of the Expansion Premises compared with such comparable space and the views from the Expansion Premises compared with the views from such comparable space; (iv) tenant improvement allowances and other monetary concessions made to tenants for such comparable space and the amount of any Construction Allowance made available by Landlord pursuant to clause (iii) of Section 2.4.b above; (v) the date the leases for such comparable space were entered into and the then market conditions under which the rental structures under such leases were negotiated in comparison with current market conditions, except that no lease entered into more than one (1) year prior to the determination date for fair market rent shall be considered;

(vi) the quality of the ownership of the Building and Comparable Buildings;
(vii) the quality and financial strength of Tenant as compared with the quality and financial strength of tenants under such leases; and (viii) any other relevant terms or conditions in the leases for such comparable space. For purposes of determining fair market rent, no lease of space in a Comparable Building shall be utilized if such space contains material quantities of asbestos, such as asbestos fireproofing or in-slab asbestos. Fair market rent shall be determined for each Floor in the Expansion Premises as of the date such Floor is added to the Premises hereunder.

                                    (ii)  Determination of Fair Market Rent.
If Landlord believes that fair market rent is higher than the Base Rent determined pursuant to clause (i)(B) of Section 2.4.b above, then, within thirty
(30) days after receipt of Tenant's notice of exercise of its right to expand under this Section 2.4, Landlord shall deliver to Tenant Landlord's estimate of fair market rent. Landlord and Tenant shall thereupon negotiate in good faith for not more than thirty (30) days in an attempt to determine fair market rent for the Floor in the Expansion Premises as to which Tenant has exercised its expansion option. If they are able to agree within such 30-day period, then the fair market rent shall be the amount so agreed upon. If they are unable to agree on fair market rent within such 30-day period, then within ten (10) days after the expiration of such 30-day period, the parties shall deliver to each other concurrently at a mutually agreeable place and time their respective final written estimates of fair market rent on which Landlord would be willing to lease to Tenant the Floor in the Expansion Premises as to which Tenant has exercised its expansion option, and Tenant would be willing to lease such Floor from Landlord. If each party's final estimate of the fair market rent is the same, then fair market rent shall equal such estimate. If one party's final estimate of fair market rent is ten percent (10%), or less, higher than the other party's final estimate, then fair market rent shall equal the average of the two (2) final estimates. In every other case, the fair market rent, based on the 2 final estimates, shall be determined by arbitration as provided in Section 31.16 below, but in no event shall Base Rent for any Floor in the Expansion Premises be less than the Base Rent determined pursuant to clause (i)(B) of Section 2.4.b above, and the arbitrators conducting the arbitration under Section 31.16 shall be so instructed. Should the determination of fair market rent not be completed or agreed upon prior to the date upon which Tenant's obligation to pay Base Rent commences for the Floor in the Expansion Premises as to which Tenant has exercised its expansion option, Tenant shall pay annual Base Rent equal to Landlord's final estimate of fair market rent made pursuant hereto. If after determination of fair market rent, the annual Base Rent is less than the amount previously paid by Tenant for such period, Landlord shall pay the difference to Tenant within thirty (30) days after the date of such determination, with interest thereon calculated from the date of each payment of such Rent by Tenant at the Prime Rate plus 1%; and, if after determination of fair market rent, the annual Base Rent is more than the amount previously paid Tenant for such period, Tenant shall pay the difference to Landlord within thirty (30) days after the date of such determination, with interest thereon calculated from the date of each payment of such Rent by Tenant at the Prime Rate plus 1%.

                           d.  Substitution of Termination Floors For Certain
Expansion Premises. If Tenant exercises its right to terminate this Lease with respect to one or more Termination Floors pursuant to Section 2.6 below, then such Termination Floors as to which such termination right has been exercised shall be substituted for Floors 22 - 25 of the Expansion Premises in descending order commencing with Floor 25, unless one of such Floors in the Expansion Premises for which a Termination Floor has been substituted becomes available pursuant to this Section 2.4 earlier than such Termination Floor.

                           e. Provisions Applicable to Expansion on Partial
Expansion Premises Floor. Notwithstanding anything to the contrary contained in this Section 2.4, the provisions of this Section 2.4.e shall govern Tenant's rights with respect to the exercise of its option to expand with respect to a portion of a Floor in the Expansion Premises. If Tenant has exercised its option to expand hereunder with respect to a portion of a Floor in the Expansion Premises, then Tenant shall have the absolute obligation to accept delivery and add to the Premises the balance of such Floor when and if the same becomes available, and such balance of such Floor shall automatically become part of the Premises as of the actual date of delivery of possession of such balance of such Floor to Tenant pursuant to this Section 2.4.e, subject, however, to clauses (i)
- (iv) of Section 2.4.b above, if Landlord can deliver the balance of such Floor with at least three (3) years remaining in the Term applicable to such Floor. Landlord shall give Tenant at least one hundred twenty (120) days prior written notice of delivery of the balance of such Floor in accordance with the foregoing. If for any reason Landlord cannot deliver the balance of such Floor with at least three (3) years remaining in the Term applicable to such Floor, then such balance of such Floor shall automatically be deleted from the Expansion Premises, and Tenant shall have no further rights to expand the Premises to include such balance of such Floor in the Premises under this Section 2.4.

                  2.5. Notice Right with Respect to Certain Floors. When and if from time to time during the Term, the entire Rentable Area on any Floor in the Building from the 26th Floor to the top Floor in the Building (the "High-Rise Floors") becomes available for Lease, Landlord shall use good faith efforts so to notify Tenant. Landlord shall have no liability to Tenant for any failure from any cause whatsoever so to notify Tenant; and no other obligation than the giving of notice hereunder and such notice shall not give rise to any rights in Tenant or any duties or obligations of Landlord, such notice being solely for informational purposes to Tenant. In addition to giving notice hereunder, Landlord shall respond to inquiries from Tenant made by Tenant from time to time regarding the availability for lease of High Rise Floors, but Landlord's response to such inquiries shall not give rise to any rights in Tenant or any duties or obligations of Landlord, such response being solely for informational purposes to Tenant.

                  2.6. Limited Right of Termination with Respect to Certain Floors. On the terms and conditions set forth in this Section 2.6, Landlord grants to Tenant a one-time right to terminate this Lease as to three (3) Floors then comprised in the Premises as determined pursuant to this Section 2.6 (the "Termination Floors").

                           a.  Exercise of Termination Rights.  Tenant
shall have the right to exercise its termination right for one, two or all of the Termination Floors. In no event shall Tenant have any termination right with respect to only a portion of any Termination Floor. Tenant shall exercise its termination right hereunder, if at all, not earlier than January 1, 2003, and not later than December 31, 2003. If Tenant exercises its right to terminate this Lease with respect to one or more of the Termination Floors, termination shall, subject to the conditions specified in Section 2.6.c below, be effective twelve (12) months after the date Tenant exercises its termination right hereunder (the "Termination Date"), and as of the Termination Date, the Termination Floors as to which Tenant has exercised its termination right hereunder shall automatically be deleted from the Premises, and all rights, duties and obligations of the parties with respect to such Termination Floors shall terminate and be of no further force or effect except for those obligations which shall have accrued prior to the Termination Date. Landlord shall promptly refund to Tenant any Rent paid by Tenant for any period after the Termination Date, and shall promptly refund any Additional Charges after the exact amount of such Additional Charges has been determined.

                           b.  Limited Right to Substitute Floors.
Except as hereinafter provided for Executive Floors, Tenant shall exercise its right to terminate this Lease as to the highest three (3) Floors in the Building then comprised in the Premises. If, however, any one of such 3 Floors is an Executive Floor, then Tenant shall have the right to except from such 3 Floors up to two (2) such Executive Floors, and substitute the next Floor or Floors immediately beneath the Executive Floor or Floors then comprised in the Premises in lieu thereof.

                           c.  Termination Consideration.  As consideration for
and a condition of Tenant's right to terminate this Lease with respect to one or more of the Termination Floors, Tenant shall pay to Landlord an amount equal to the sum of six (6) months installments of Base Rent for the Termination Floors, plus the unamortized amount of the Construction Allowances for the Termination Floors, plus the unamortized amount of all brokers' commissions paid by Landlord with respect to the Termination Floors. Amortization hereunder shall be straight line, based on the then remaining initial Term of this Lease, using the Expiration Date when the Lease would otherwise terminate for each Termination Floor; and the interest factor for such amortization shall be ten percent (10%) per annum. Upon receipt by Landlord of Tenant's notice of exercise of its termination right for one or more Termination Floors hereunder, Landlord shall calculate the consideration due hereunder, and shall submit such calculation, together with appropriate backup material, to Tenant. Tenant shall pay the amount of the consideration as so calculated by Landlord due on account of the exercise by Tenant of its termination right hereunder within thirty (30) days after receipt of Landlord's calculation, and Tenant's failure to pay such amount within such thirty (30) day period shall, at Landlord's written election, given within thirty (30) days after the expiration of such 30-day period, render the termination of this Lease as to the Termination Floors null and the Lease shall remain in full force and effect with respect to the Termination Floors; and if Tenant disputes the amount of such consideration, Tenant shall notify Landlord on or before the due date for payment of such consideration, and if the parties cannot resolve the dispute before such due date, Tenant shall pay the consideration as determined by Landlord without prejudice to Tenant's position, and the dispute shall be resolved by arbitration in accordance with Section
31.17 below.

                           d.  Construction Allowances.  Tenant's exercise of
its right to terminate this Lease with respect to one or more of the Termination Floors under this Section 2.6 shall terminate Tenant's right to receive payment of any undisbursed Construction Allowances for such Termination Floors as to which Tenant has so exercised its right, but shall not affect Tenant's right to receive payment of any other remaining undisbursed Construction Allowances (or credit the same against Rent and Additional Charges) pursuant to Section 10.4 below for other Floors then comprised in the Premises, subject, however, to the terms and conditions specified in Section 10.4 with respect to the disbursement and/or credit of such Construction Allowances thereunder.

                  2.7. Right of Termination with Respect to Floor 2 Galleria. On the terms and conditions set forth in this Section 2.7, Landlord grants to Tenant a one-time right to terminate this Lease as to Floor 2 Galleria. Tenant may exercise its termination right hereunder by giving written notice of termination to Landlord not earlier than thirty-six (36) months after the Delivery Date for Floor 2 Galleria or later than forty-eight (48) months after such Delivery Date. Termination of this Lease with respect to Floor 2 Galleria shall be effective on the last day of the fifth (5th) year of the Term applicable to Floor 2 Galleria. If Tenant exercises its right to terminate this Lease with respect to Floor 2 Galleria hereunder, then, as consideration for, and as a condition of, Tenant's right to terminate this Lease with respect to Floor 2 Galleria, Tenant shall pay to Landlord an amount equal to the unamortized amount of the Construction Allowance for Floor 2 Galleria, plus the unamortized amount of all broker's commissions paid by Landlord with respect to Floor 2 Galleria. Amortization hereunder shall be straight line, based on the then remaining initial Term applicable to Floor 2 Galleria, using the Expiration Date when the Lease would otherwise terminate for Floor 2 Galleria; and the interest factor for such amortization shall be ten percent (10%) per annum. Upon receipt by Landlord of Tenant's notice of exercise of its termination right for Floor 2 Galleria hereunder, Landlord shall calculate any consideration due hereunder, and shall submit such calculation, together with appropriate backup material to Tenant. Tenant shall pay the amount of the consideration as so calculated by Landlord due on account of the exercise by Tenant of its termination right hereunder within thirty (30) days after receipt of Landlord's calculation; and if Tenant disputes the amount of such consideration, Tenant shall notify Landlord on or before the due date for payment of such consideration, and if the parties cannot resolve the dispute before such due date, Tenant shall pay the consideration as determined by Landlord without prejudice to Tenant's position, and the dispute shall be resolved by arbitration in accordance with Section
31.17 below. On or before termination of this Lease with respect to Floor 2 Galleria hereunder, Tenant shall effect such Alterations as are necessary in order to close any doors or other points of access between Floor 2 Galleria and Floor 2 Building.

         3.  Term.

                  3.1.  Condition and Acceptance of Premises.

                           a.  Delivery of Premises; Term.  Except as
hereinafter provided, and unless sooner terminated pursuant to the provisions of this Lease, the "Term" of this Lease shall commence as to each Floor comprised in the Premises on the Delivery Date applicable to such Floor set forth in the Basic Lease Information and end as to such Floor on the applicable Expiration Date set forth in the Basic Lease Information. Landlord shall deliver possession of each Floor in the Premises to Tenant on each applicable Delivery Date, vacant and free of any occupancies, without obligation to make any alterations or improvements to such Floor, except that (i) Landlord shall before the Delivery Date for Floor 2, and the Delivery Date for Floor 3, respectively, perform the Landlord's Work in accordance with Exhibit B; (ii) other than Floors in the Existing Premises and Floors in the New Premises occupied by Tenant on the date immediately prior to the Delivery Date for such Floors pursuant to a sublease or assignment of an existing lease for such Floors, each such Floor shall be delivered to Tenant in its "as-is" condition as of the Lease Date, except for
(A) ordinary wear and tear occurring between the Lease Date and the Delivery Date for such Floor, (B) alterations and additions made to such Floor after the Lease Date but before the Delivery Date by existing tenants and subtenants occupying such Floors pursuant to the leases of such tenants for such Floor, except to the extent such alterations or additions exceed or are different than then customary building standard installations in Class A office buildings within the Downtown Financial District, and (C) damage or destruction to such Floor occurring prior to the Delivery Date; and (iii) as to Floors in the Existing Premises and Floors in the New Premises occupied by Tenant on the date immediately prior to the Delivery Date for such Floors pursuant to a sublease or assignment of an existing lease for such Floor, each such Floor shall be delivered to Tenant in its "as-is" condition as of the Delivery Date, except for damage or destruction to such Floor occurring prior to the Delivery Date. If a tenant or subtenant of a Floor covered by clause (ii) has, after the Lease Date but before the Delivery Date for such Floor, made alterations or additions exceeding or different than the then customary building standard installations in Class A office buildings within the Downtown Financial District, as specified in clause
(B) of clause (ii) above, Landlord shall so notify Tenant and Tenant shall have the option exercised by written notice to Landlord given within 20 days after receipt of Landlord's notice, to have Landlord remove (or cause removal of) such alterations and additions that exceed or are different than then customary building standard installations in Class A office buildings within the Downtown Financial District, or accept delivery of the Floor with such alterations and additions. If an event of damage or destruction occurs under clause (C) of clause (ii) above, or under clause (iii) above, Landlord shall so notify Tenant and, subject to any obligations which Landlord may have to repair or restore such Floor pursuant to the lease or leases of existing tenants of such Floor (in which event the provisions of clause (ii) above shall again apply), and except for any obligation of Tenant to repair alterations on such Floor pursuant to the lease or other occupancy agreement by which Tenant occupies such Floor, Tenant shall have the option, exercisable by written notice to Landlord given within 30 days after the event of damage or destruction, to require Landlord to repair and restore such Floor to its condition existing immediately prior to the date of the event of damage or destruction and deliver such Floor to Tenant in such repaired and restored condition, or require delivery of such Floor by Landlord in shell condition before the installation by Tenant of its Alterations on such Floor pursuant to Section 10.4. Nothing in clause (ii) or (iii) above shall affect or limit Tenant's right to utilize the Construction Allowances for initial Alterations to Floors pursuant to Section 10.4. If Landlord can deliver possession of Floors 2, 3, 8, 9 and/or 10 in the Premises to Tenant before the applicable Delivery Date, and Landlord elects so to deliver any or all of such Floors, then Landlord shall so notify Tenant and Tenant shall accept delivery of such Floor on the date of delivery thereof by Landlord, which date shall be no sooner than ninety (90) days after the date of Landlord's notice, and such date of delivery shall constitute the Delivery Date for such Floor. If Landlord can deliver possession of up to two (2) Floors in the Premises (in addition to Floors 2, 3, 8, 9 and 10) to Tenant before the applicable Delivery Date, and Landlord elects so to deliver such Floor or Floors, then Landlord shall so notify Tenant and Tenant shall accept delivery of such Floor or Floors on the date which is twelve (12) months after the date of Landlord's notice, and such date of delivery shall constitute the Delivery Date for such Floor. If Landlord can deliver possession of a Floor in the Premises to Tenant before the applicable Delivery Date, other than Floors 2, 3, 8, 9 and 10, and the foregoing two (2) additional Floors, and Landlord desires to deliver such Floor or Floors to Tenant, then Landlord shall so notify Tenant and Tenant may accept delivery of such Floor on the date of delivery specified by Landlord in its notice to Tenant, and such date of delivery shall constitute the Delivery Date for such Floor. If Landlord, for any reason whatsoever, cannot deliver possession of a Floor in the Premises to Tenant by the applicable Delivery Date, this Lease shall not be void or voidable, and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom, except that (1) if the delay in delivery of such Floor is due to a holdover occupancy in such Floor by a tenant or subtenant, Landlord shall promptly undertake commercially reasonable efforts (including commencement of an unlawful detainer proceeding or proceedings) in order to evict such holdover occupant and deliver such Floor to Tenant hereunder; and (2) if the delay in delivery of such Floor extends more than one hundred twenty (120) days beyond the Delivery Date, then for a period of thirty (30) days after the expiration of such 120-day period, Tenant shall have the right to terminate this Lease as to such Floor by giving written notice of such termination to Landlord within such 30-day period, but if Tenant fails to give such notice within such 30-day period, then Tenant shall have no further right to terminate this Lease as to such Floor and shall accept delivery of such Floor when and if Landlord delivers such Floor to Tenant. In the event of a delay in delivery of possession of a Floor in the Premises hereunder beyond the Delivery Date specified in the Basic Lease Information, the Delivery Date for such Floor shall be the actual date that Landlord delivers possession of the Floor to Tenant. No delay in delivery of the Premises for any reason whatsoever shall operate to extend any Expiration Date or the Term applicable to a Floor in the Premises. In connection with the foregoing, (I) Tenant acknowledges that the tenants of the Building identified in Exhibit C hereto have rights as set forth in Exhibit C to extend the terms of their leases by which they currently occupy Floors 2, 3, 8, 9, 10, 13 and 17 comprised in the New Premises and if any such options to extend are exercised by any such tenants, then Landlord shall be delayed in delivering such Floor beyond the applicable Delivery Date for such Floor, and (II) Landlord warrants and represents to Tenant that Exhibit C sets forth all rights of other tenants of the Building to extend the terms of their leases with respect to the New Premises. Upon request of Tenant, Landlord shall use commercially reasonable efforts to ascertain from any such tenant its intentions with respect to whether it will exercise its right to extend its term, but subject only to such efforts, Landlord shall have no obligation of any kind or character to attempt to prevent such tenant from exercising such option or terminate such option to extend. Except for an amendment to the lease of any such tenant to delete its right to extend its term or shorten the term, Landlord shall not agree with any such tenant to any modification with respect to such tenant's right to extend its term which would enlarge or extend such tenant's rights beyond those currently possessed by such tenant as set forth in Exhibit C hereto.

                           b.  Delivery of Partial Floor.  If Landlord
is able to deliver part of a Floor comprising the Premises (but not the entire Floor) as of the Delivery Date under the Basic Lease Information, then Landlord shall notify Tenant. Tenant shall have the right, within thirty (30) days after receipt of Landlord's notice, to elect to take such portion of such Floor as is available for delivery and thereafter, if Tenant shall have elected to take delivery of such portion, Landlord shall deliver, and Tenant shall accept delivery of, the remaining portions of the Floor to Tenant as the same become available for delivery of possession to Tenant. If Tenant elects to accept partial delivery of a Floor hereunder, then Tenant shall have the right to utilize the Construction Allowance, pursuant to the terms and conditions of Section 10.4, to make initial Alterations to such portion of the Floor (including such Alterations as may be necessary to create a multi-tenant Floor). In connection with the provisions of this Section 3.1.b, Landlord has identified all Floors comprised in the Premises which have multiple tenants, all of which are listed on Exhibit D with the expiration dates of the leases of such tenants and whether such tenants have any rights of extension of the term of their leases.

                           c.  Scope of Premises and Tenant's Percentage
Share; Proration of Base Rent for Partial Floors. For all purposes under this Lease, (i) references to the "Premises" shall mean only those Floors (including Expansion Premises), or portions of Floors, delivered by Landlord to Tenant pursuant to this Section 3.1 (or Section 2.4 above with respect to Expansion Premises) as of the time in question and not deleted from the Premises pursuant to Section 2.6 or 2.7 above, and (ii) unless otherwise specified in this Lease, references to Tenant's Percentage Share shall mean the aggregate of all Tenant's Percentage Shares shown on the Basic Lease Information applicable to the Premises as of the time in question, prorated for partial Floors then comprised in the Premises, if applicable. In addition, during such periods as a partial Floor is comprised in the Premises, Base Rent applicable to such Floor shall be prorated based on the ratio (expressed as a percentage) which the Rentable Area contained in the partial Floor bears to the Rentable Area of such Floor.

                  3.2. Extension. Upon the terms and conditions specified in this Section 3.2, Landlord grants to Tenant the right to extend the Term with respect to all or a portion of the Premises as specified below for the two (2) Extended Terms.

                           a. Exercise and Notice. Tenant shall exercise its
right to extend the Term under this Section 3.2 for not less than those Floors then comprised in the Premises within Floors 2 - 17, and if Tenant exercises its right to extend the Term for additional Floors above Floor 17 then comprised in the Premises, such exercise shall be made for such additional Floors in ascending order, commencing with the next highest Floor of the Premises above Floors 2 - 17. If Tenant exercises its right to extend the Term under this
Section 3.2 for less than all of the Floors then comprised in the Premises, the Floors as to which Tenant does not exercise such right shall, as of the expiration of the Term or Extended Term then in effect applicable to such Floors, be automatically deleted from the Premises. If Tenant shall determine to exercise its right to extend the Term (or Extended Term then in effect) for the Premises under this Section 3.2, it shall do so by giving written notice to Landlord of such exercise (the "Tenant Extension Notice") not earlier than twenty-four (24) months nor later than twelve (12) months prior to the earliest Expiration Date of the Term (or Extended Term then in effect) applicable to a Floor within the Premises for which the Tenant Extension Notice is given. If Tenant so exercises its right, then within ten (10) months prior to each Expiration Date (as to the initial Term), or expiration date of the first Extended Term, as applicable, for the affected Floors, Landlord shall notify Tenant of the non-binding, proposed terms and conditions upon which Landlord would be willing to lease to Tenant the affected Floors in the Premises for the applicable Extended Term (the "Landlord's Proposal Notice"). Within thirty

(30) days after receipt of Landlord's Proposal Notice, Tenant shall notify Landlord whether Tenant desires to negotiate the terms and conditions upon which the Premises would be leased to Tenant for the applicable Extended Term. The failure of Tenant so to notify Landlord within such 30-day period shall terminate Tenant's right with respect to the Extended Terms, and Tenant shall have no further rights to extend the Term for any portion of the Premises.

                           b. Negotiation on Tenant Exercise. If, within the
30-day period specified in Section 3.2.a above, Tenant exercises its right to negotiate, then promptly upon receipt of Tenant's exercise notice, Landlord and Tenant shall negotiate in good faith for a period of ninety (90) days in an attempt to agree upon the terms and conditions upon which the Premises would be leased to Tenant for the applicable Extended Term.

                           c. Procedure on Failure to Agree After Negotiation.
If, for any reason whatsoever, in the sole discretion of either party and without any liability for any failure to reach agreement, either party concludes at the expiration of the 90-day period for negotiation under Section 3.2.b above that any of the terms and conditions under negotiation are unacceptable to such party, then the party so concluding shall promptly so notify the other party, and Base Rent for the Extended Term shall be determined pursuant to this Section 3.2.c. Upon such failure of the parties to reach agreement with respect to the first Extended Term, Base Rent for the first Extended Term shall be the higher of (i) fair market renewal rent determined in accordance with Section 3.2.d below, or (ii) the total of the Base Rent and Escalation Charges in effect for each Floor in the Premises as of the day immediately preceding the date that the first Extended Term commences with respect to each Floor, with the Base Year (other than for Floor 2 which has no Base Year) with respect to each Floor being the calendar year in which the first Extended Term commences with respect to each such Floor. Base Rent for the second Extended Term shall be the higher of (A) fair market renewal rent determined in accordance with Section 3.2.d below, or (B) the Base Rent in effect for the first Extended Term increased (but not decreased) by any increase in the Consumer Price Index (or substitute index as hereinafter provided) between the date the first Extended Term commenced with respect to each Floor and the date the second Extended Term commences with respect to each Floor, by reference to the Consumer Price Index published for the month immediately prior to such dates (as the same may subsequently be adjusted by the "Bureau"), with the Base Year remaining unchanged from the first Extended Term. For purposes hereof, the Consumer Price Index means The United States Department of Labor, Bureau of Labor Statistics ("Bureau"), Consumer Price Index (All Urban Consumers, All Items, 1982-1984 = 100) for the Metropolitan Area of which San Francisco, California, is a part. If the Consumer Price Index is discontinued or revised, the Consumer Price Index shall mean the index designated as the successor or substitute index by the Bureau, or its successor agency, and if none is designated, a comparable index as reasonably determined by Landlord, which would likely achieve a comparable result to that achieved by the use of the Consumer Price Index. If the base year 1982-1984 of the Consumer Price Index is changed, then the conversion factor specified by the Bureau, or successor agency, shall be utilized to determine the Consumer Price Index.

                           d. Determination of Fair Market Renewal Rent.

                                  (i) Fair Market Renewal Rent Defined. As used
in this Section 3.2, "fair market renewal rent" means the annual base rent for the Floors in the Premises as to which Tenant has exercised its right to extend the Term for an Extended Term which a landlord, under no compulsion to lease, would rent the Premises for such Extended Term and a tenant, under no compulsion to lease, would rent the Premises for such Extended Term, taking into account all relevant considerations in accordance with then customary appraisal practices and standards for determining fair market renewal rent utilized by members of the Appraisal Institute (or its successor organization), with a then current senior designation of MAI (or then comparable designation), currently certified under the continuing education program, and having at least ten (10) years experience in appraising commercial office properties in the Downtown Financial District, and utilizing, to the extent necessary or appropriate in accordance with the foregoing standard, comparable transactions in Comparable Buildings (but not other buildings in the Downtown Financial District). For purposes of determining fair market renewal rent, no renewal or extension of a lease of space in a Comparable Building shall be utilized if such space contains material quantities of asbestos, such as asbestos fireproofing or in-slab asbestos. Fair market renewal rent shall be determined for each Floor as of the date the Extended Term for such Floor commences.

                                  (ii) Determination of Fair Market Renewal
Rent. If Landlord believes that fair market renewal rent is higher than the Base Rent determined under clause (ii) or clause (B) of Section 3.2.c above, as applicable, then within not less than six (6) months prior to the date the Extended Term shall commence with respect to a Floor or Floors in the Premises, Landlord shall deliver to Tenant Landlord's estimate of fair market renewal rent. Landlord and Tenant shall thereupon negotiate in good faith for not more than thirty (30) days in an attempt to determine fair market renewal rent for such Floor or Floors. If they are able to agree within such 30-day period, then the fair market renewal rent shall be the amount so agreed upon. If they are unable to agree on fair market renewal rent within such 30-day period, then within ten (10) days after the expiration of such 30-day period, the parties shall deliver to each other concurrently at a mutually agreeable place and time their respective final written estimates of fair market renewal rent on which Landlord would be willing to lease to Tenant such Floor or Floors, and Tenant would be willing to lease such Floor or Floors from Landlord. If each party's final estimate of the fair market renewal rent is the same, then fair market renewal rent shall equal such estimate. If one party's final estimate of fair market renewal rent is ten percent (10%), or less, higher than the other party's final estimate, then fair market renewal rent shall equal the average of the two (2) final estimates. In every other case, the fair market renewal rent, based on the 2 final estimates, shall be determined by arbitration as provided below in Section 31.16, except that Base Rent for the first Extended Term shall never be less than the amount specified in clause (ii) of Section 3.2.c above, and Base Rent for the second Extended Term shall never be less than the amount specified in clause (B) of
Section 3.2.c above, and the arbitrators conducting the arbitration under
Section 31.16 shall be so instructed. Should the determination of fair market renewal rent not be completed or agreed upon prior to the date upon which an Extended Term commences, Tenant shall pay annual Base Rent equal to Landlord's final estimate of fair market renewal rent made pursuant hereto. If after determination of fair market renewal rent, the annual Base Rent is less than the amount previously paid by Tenant for such period, Landlord shall pay the difference to Tenant within thirty (30) days after the date of such determination, with interest thereon calculated from the date of each payment of such Rent at the Prime Rate plus 1%; and, if after determination of fair market renewal rent, the annual Base Rent is more than the amount previously paid by Tenant for such period, Tenant shall pay the difference to Landlord within thirty (30) days after the date of such determination, with interest thereon calculated from the date of each payment of such Rent at the Prime Rate plus 1%.

                           e. Conditions to Exercise. Tenant's right to extend
the Term for either Extended Term pursuant to this Section 3.2 is conditioned on the following as of the date Tenant gives the Tenant Extension Notice: (i) Tenant has not entered into an assignment of this Lease requiring Landlord's consent, and Tenant (and its Affiliates) physically occupy at least sixty percent (60%) of the Premises as to which Tenant has exercised the option for an Extended Term; (ii) no monetary or other material default by Tenant remains uncured after the giving of any applicable notice and the expiration of any applicable cure period; and (iii) Tenant's net worth is not less than Four Hundred Seventy-Five Million Dollars ($475,000,000.00), as evidenced by Tenant's separate, unconsolidated audited financial statements with a clean and unqualified opinion, delivered to Landlord by Tenant within twenty (20) days after Landlord's request at any time after the date Tenant gives the Tenant Extension Notice (which audited financial statements shall have been issued not more than fifteen [15] months prior to the applicable exercise date), except that if Tenant does not meet the conditions specified in this clause (iii), Tenant may provide to Landlord Additional Security in order to satisfy the conditions specified in this clause (iii).

                           f. Lease For Extended Term. If Tenant extends the
Term for an Extended Term in accordance with the provisions of this Section 3.2, then Tenant shall continue to lease the Premises for such Extended Term on all of the terms and conditions of this Lease, except that (i) Base Rent for an Extended Term shall be the Base Rent determined pursuant to the applicable provisions of this Section 3.2, and (ii) the Base Year for the first and second Extended Term shall be the Base Year for the first Extended Term as determined in accordance with this Section 3.2. Landlord and Tenant shall enter into any amendments to this Lease reasonably required by either Landlord or Tenant to confirm the terms and conditions upon which Tenant shall continue to lease the Premises for such Extended Term, including the Base Rent, the new Expiration Date based on the Extended Term, and such other amendments as are reasonably required to implement such Extended Term.

         4. Rent.

                   4.1. Obligation to Pay Rent. Tenant shall pay to Landlord the Base Rent for each Floor in the Premises during the Term as set forth in the Basic Lease Information commencing on the Rent Commencement Date as defined in
Section 1.1, except that: (i) if Tenant elects to accept delivery of a partial Floor pursuant to Section 3.1.b above, the Rent Commencement Date shall apply to each portion of such Floor when possession is delivered to Tenant pursuant to Section 3.1.b above and the Base Rent for such portion of the Floor so delivered to Tenant shall equal the amount obtained by dividing the Base Rent for such Floor specified in the Basic Lease Information by the Rentable Area of such Floor and multiplying such quotient by the number of feet of Rentable Area contained within the portion of such Floor delivered to Tenant pursuant to
Section 3.1.b above; (ii) if Tenant is delayed in construction of its initial Alterations to a Floor, or partial Floor, comprised in the Premises after delivery of possession of such Floor, or partial Floor, to Tenant pursuant to
Section 3.1 above on account of Landlord's failure to comply with or cause compliance with Requirements pursuant to Section 8.1 below, then the Rent Commencement Date for the affected Floor, or partial Floor, shall be extended one (1) day for each day by which Tenant is delayed in making its initial Alterations on account of such failure; (iii) if an event of damage or destruction covered by Article 12 below, or a taking covered by Article 13 below, occurs after the Delivery Date for a Floor, but prior to the Rent Commencement Date, then the unlapsed portion of the period between the Delivery Date and the Rent Commencement Date for such Floor shall be tolled until completion by Landlord of repair and restoration of the Premises pursuant to Articles 12 or 13, as applicable, and such period shall resume and be added to the applicable Rent and Escalation Charges abatement period for Tenant to repair and restore Alterations pursuant to Articles 12 or 13 below; and (iv) whenever
(A) Base Rent and Escalation Charges abate on account of damage, destruction or taking pursuant to Articles 12 or 13 below, (B) Tenant is granted as part of such Rent and Escalation Charges abatement a period within which to repair and restore Alterations, and (C) Tenant is delayed in construction of such Alterations on account of Landlord's failure to comply with, or cause compliance with, Requirements pursuant to Section 8.1 below, the period for such Rent and Escalation Charges abatement specified in Article 12 or 13, as applicable, shall be extended one (1) day for each day by which Tenant is delayed in making such Alterations on account of such failure. Tenant shall also pay to Landlord the Antenna Fee during the Term as applicable. Base Rent for each Floor in the Premises shall be paid to Landlord, in advance, in equal monthly installments, commencing on the Rent Commencement Date for each Floor in the Premises, and thereafter on or before the first day of each calendar month during the Term for each Floor in the Premises. The Antenna Fee shall be paid to Landlord monthly in advance, commencing on or before the date determined pursuant to Section 2.2 above, and thereafter on or before the first day of each calendar month during the Term until termination of the Antenna lease pursuant to Section 2.2. If the Rent Commencement Date and/or Expiration Date is other than the first day of a calendar month, the installment of Base Rent for the first and/or last fractional month of the Term shall be prorated on a daily basis based on the actual number of days in the month.

                  4.2. Manner of Payment of Rent and Additional Charges. All Rent and Additional Charges shall be paid by Tenant without notice, demand, abatement, deduction or offset, except as otherwise specifically provided in this Lease, in lawful money of the United States of America, and if payable to Landlord, at Landlord's Address, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

                  4.3. Additional Charges. All Additional Charges other than Escalation Charges, if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable thirty (30) days after Tenant's receipt of Landlord's invoice therefor.

                  4.4. Late Payment of Rent and Additional Charges; Interest. Tenant acknowledges that late payment by Tenant of any Rent or Additional Charges will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date. Accordingly, if any Rent or Additional Charges are not paid by Tenant when due, Tenant shall pay to Landlord, with such Rent or Additional Charges, a late charge equal to four percent (4%) of such Rent or Additional Charges. In addition, any Rent or Additional Charges, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest from the date due until paid, at the Lease Rate. Notwithstanding the foregoing, from and after the date Tenant elects to make payment of Base Rent and Escalation Charges by wire transfer to Landlord's account, and only for so long as and during such periods as Tenant makes payment by wire transfer, such late charge and interest shall not be payable by Tenant with respect to Base Rent or Escalation Charges until the expiration of three (3) Business Days after the date such Rent or Escalation Charges is due for the first two (2) times during each calendar year of the Term, and for the first time during each calendar year of an Extended Term; but after such first two (2) or first (as the case may be) late payments of such Rent or Escalation Charges by Tenant, any such Rent or Escalation Charges not paid by Tenant when due shall be subject to the late charge and interest hereunder and Tenant shall be entitled to no grace period with respect to the application thereof hereunder. The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent and Additional Charges payment by Tenant, but Landlord's acceptance of such late charge and/or interest shall not constitute a waiver of Tenant's default with respect to such Rent and Additional Charges or prevent Landlord from exercising any other rights and remedies provided under this Lease.

                  4.5. Free Rent. Pursuant to the terms of that certain Seventh Amendment to Office Lease, dated June 1, 1996, between Landlord and Tenant, Tenant is to pay to Landlord the sum of Two Million Three Hundred Ninety-Three Thousand Two Hundred Twenty-Nine and 64/100 Dollars ($2,393,229.64) (the "Premium Rent"). During the final months of the last year (the "Free Rent Period") of the initial Term applicable to each Floor of the Premises, Tenant's obligation to pay Rent and Escalation Charges as to such Floor shall abate in an amount equal to the product obtained by multiplying the Premium Rent actually paid by Tenant, as such Premium Rent may be reduced (i) to reimburse Landlord for any Rent and Escalation Charges payment defaults which may exist as of the beginning of or during the Free Rent Period, and (ii) by any Free Rent previously paid by Landlord to Tenant with respect to a Floor under clause (B) below (the difference, if any, the "Free Rent"), times a fraction equal to the Rentable Area contained in such Floor (or the Galleria Rentable Area, in the case of Floor 2), divided by the Rentable Area and Galleria Rentable Area contained in the Premises as of the date of the first abatement of Rent and Escalation Charges as to a Floor hereunder. The Free Rent Period for a Floor shall commence on the date which is closest, in Landlord's reasonable judgment, to relieve Tenant from the payment of Rent and Escalation Charges as to such Floor through the end of the Term applicable to such Floor. If Tenant does not receive the full benefit of the Free Rent as of the Expiration Date for a Floor, then within ten (10) days after Tenant vacates and surrenders such Floor in accordance with the terms of this Lease, Landlord shall pay to Tenant an amount equal to the remaining Free Rent allocable to such Floor. If the Free Rent Period for a Floor is longer than the Free Rent allocable to such Floor, then Tenant shall resume paying Rent and Escalation Charges as to such Floor upon the exhaustion of the Free Rent. If (A) this Lease is terminated in whole pursuant to the terms of Sections 12.3, 12.5,
13.1 or 17.2, then Landlord shall pay to Tenant the sum equal to the then aggregate Free Rent within ten (10) days after the termination of this Lease, and if (B) this Lease is terminated in part pursuant to the terms of Sections 12.5, 13.1 or 17.2, then Landlord shall pay to Tenant within ten (10) days after the partial termination of this Lease the sum equal to the product obtained by multiplying the then aggregate Free Rent times a fraction equal to the Rentable Area contained in such Floor (or the Galleria Rentable Area in the case of Floor
2), divided by the Rentable Area and Galleria Rentable Area contained in the Premises immediately prior to the date of such partial termination. Landlord's payment of the amounts due under either clause (A) or (B) above shall be a condition of Landlord's right to terminate this Lease pursuant to Sections 12.3, 12.5, 13.1 or 17.2. If Landlord terminates this Lease on account of Tenant's default, the amount of any remaining Free Rent not abated against Rent and Escalation Charges hereunder shall be deducted from any damages awarded to Landlord on account of such default.

         5. Calculation and Payments of Escalation Charges. During each full or partial calendar year of the Term applicable to each Floor in the Premises subsequent to the Base Year for such Floor, Tenant shall pay to Landlord Escalation Charges in accordance with the following procedures, terms and conditions:

                  5.1. Payment of Estimated Escalation Charges. Subject to the provisions of Section 5.5, during December of the Base Year and December of each subsequent calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of Escalation Charges due for the ensuing calendar year, except that for Floor 2 of the Premises, Landlord shall give Tenant notice of its estimate of Escalation Charges for Floor 2 prior to the Rent Commencement Date for Floor 2 for the remainder of the calendar year in which such Rent Commencement Date falls, and thereafter in December of each subsequent calendar year, or as soon thereafter as practicable. On or before the first day of each month during such ensuing calendar year (and for Floor 2, commencing with the Rent Commencement Date for Floor 2, on or before the first day of each month during the calendar year in which the Rent Commencement Date falls, and thereafter on or before the first day of each month during each ensuing calendar year), Tenant shall pay to Landlord in advance, in addition to Base Rent and any Antenna Fee, one-twelfth (1/12th) of such estimated Escalation Charges, unless such notice is not given in December, in which event Tenant shall continue to pay on the basis of the prior calendar year's estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord's notice. Within thirty (30) days after Landlord's notice, Tenant shall also pay the difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid through the month in which such notice is given, based on Landlord's noticed estimate. If at any time Landlord reasonably determines that the Escalation Charges for the current calendar year will vary from Landlord's estimate, Landlord may not more than twice in any calendar year, by notice to Tenant, revise its estimate for such calendar year, and subsequent payments by Tenant for such calendar year shall be based upon such revised estimate. In estimating Escalation Charges hereunder, Landlord shall act in a commercially reasonable manner and shall base such estimates on the Complex's operating history and reasonably projected future Building Operating Expenses, Galleria Operating Expenses, and Real Estate Taxes.

                  5.2. Escalation Charges Statement and Adjustment. Within one hundred twenty (120) days after the close of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Charges for such calendar year, showing in reasonable detail the Building Operating Expenses, Building Property Taxes, Galleria Operating Expenses and Galleria Property Taxes comprising the actual Escalation Charges. Each statement shall be broken down at least into the categories, as applicable, set forth in Exhibit E. Such statement shall be certified by Landlord or its agent as true and correct to the certifying party's knowledge. If Landlord's statement shows that Tenant owes an amount less than the payments previously made by Tenant for such calendar year, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord and then against the next payment or payments of Rent and Additional Charges due Landlord, except that if a credit amount is due Tenant after termination of this Lease, Landlord shall pay to Tenant any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord. If Landlord's statement shows that Tenant owes an amount more than the payments previously made by Tenant for such calendar year, Tenant shall pay the difference to Landlord within thirty (30) days after delivery of the statement. Landlord shall have the right, for a period of two
(2) years after the end of a calendar year to which a statement of actual Escalation Charges issued hereunder pertains, to correct such statement and deliver such corrected statement to Tenant and, subject to Tenant's rights under
Section 5.4 below and the other provisions and limitations contained in this
Article 5, Tenant shall pay any additional Escalation Charges shown to be due by such corrected statement within thirty (30) days after receipt of Landlord's corrected statement; upon expiration of such 2-year period, Landlord shall have no further right to correct such statement of actual Escalation Charges, and such statement shall be conclusive and binding on Landlord; and if Landlord fails to render a statement for Escalation Charges with respect to a calendar year within two (2) years after the end of such calendar year, Tenant shall have no obligation to make any payment shown to be due with respect to such calendar year on any statement of Escalation Charges thereafter delivered. All statements hereunder shall be conclusive and binding on Tenant two (2) years after the issuance of such statement by Landlord unless Tenant objects to any item thereon, in which event, Tenant shall have the inspection and/or audit rights specified in Section 5.4 below.

                  5.3. Proration for Partial Year. If this Lease commences or terminates as to a Floor (or portion of a Floor) other than on the first or last day of a calendar year, respectively (other than due to Tenant's default), the amount of Escalation Charges for such fractional calendar year for such Floor (or portion of a Floor) shall be prorated on a daily basis based on the ratio (expressed as a percentage) which the number of days elapsed in such fractional calendar year bears to 365. Upon such termination, Landlord may, at its option, calculate the adjustment in Escalation Charges prior to the time specified in
Section 5.2 above.

                  5.4. Tenant Audit Rights With Respect to Escalation Charges. Landlord shall maintain such books and records as are necessary in order to account properly for Building Operating Expenses, Building Property Taxes, Galleria Operating Expenses and Galleria Property Taxes. Tenant shall have the right, upon the terms and conditions specified in this Section 5.4, to inspect and audit such books and records.

                           a. Audit Right and Procedures. Tenant shall have the
right to inspect and/or audit such books and records one (1) time with respect to each calendar year during the Term, except that if Landlord issues a corrected statement of Escalation Charges after issuance of its calendar year statement of actual Escalation Charges pursuant to Section 5.2 above, then Tenant shall have an additional one time right to inspect and/or audit such books and records with respect to such corrected statement of Escalation Charges. Tenant shall conduct any inspection or audit which Tenant is entitled to conduct hereunder not later than two (2) years after the issuance of the Escalation Charges statement as to which such inspection and/or audit right pertains, except that (i) any inspection or audit which Tenant conducts with respect to a Base Year shall be conducted not later than two (2) years after the issuance of the Escalation Charges statement for the calendar year immediately succeeding such Base Year, and (ii) any inspection or audit which Tenant conducts with respect to a corrected statement of Escalation Charges issued by Landlord under Section 5.2 above shall be conducted not later than one (1) year after the issuance of such corrected statement of Escalation Charges, or the expiration of the 2-year period under clause (i) above if then longer than 1 year. If Tenant has the right to inspect and/or audit Landlord's books and records hereunder and Tenant desires to exercise such right, then Tenant shall give Landlord notice thereof at least ten (10) Business Days prior to the date Tenant intends to conduct such inspection and/or audit. All inspections and audits hereunder shall be conducted in the office where Landlord's books and records are then kept, during regular business hours, except that if Landlord's books and records are maintained by Landlord at a location other than the Complex, Landlord shall, upon written request by Tenant, make such books and records available for inspection and audit hereunder at the Building manager's office in the Complex. Landlord shall give Tenant and its representatives hereunder prompt and reasonable access to Landlord's books and records during the course of conduct by Tenant of any inspection or audit hereunder, and shall, at Tenant's expense, make copies of such books and records when and to the extent requested by Tenant. Any inspection or audit hereunder shall be conducted by (A) a reputable certified public accountant or accounting firm (a "CPA") with experience in conducting inspections and/or audits of operating expenses in


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office buildings or (B) employees of Tenant. No Tenant employee or CPA so designated by Tenant shall be compensated on a contingency basis on the results of the inspection or audit, and Tenant shall be solely responsible for all costs and expenses of any inspection or audit undertaken by Tenant hereunder, including all costs of copying such books and records at Tenant's request, except that if Tenant's audit concludes (or, in the event of a dispute between the parties regarding the results of such audit, the final determination made in any proceeding with respect to such dispute concludes) that Building Operating Expenses and Galleria Operating Expenses for the calendar year in question were overstated in the aggregate by more than three percent (3%) and Landlord's statement for actual Escalation Charges for such calendar year was consequently overstated, then Landlord shall reimburse Tenant for all reasonable costs and expenses of Tenant's audit hereunder, and Landlord shall bear its costs hereunder. Landlord shall have the right to designate a representative to be present with any Tenant employee or CPA during such periods they are conducting inspections and/or audits hereunder. If Tenant's audit shows that the amount of Escalation Charges for the calendar year which is the subject of the audit was under- or overstated, and Landlord does not dispute the results of such audit, then, within thirty (30) days after Tenant concludes its audit hereunder, the parties shall make such adjustments and payments as are necessary or appropriate accurately to reflect the actual amount of such Escalation Charges actually due Landlord for such calendar year. If Tenant's audit shows that the amount of Escalation Charges for the calendar year which is the subject of the audit actually paid by Tenant was overstated, and Landlord disputes such conclusion,


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then Tenant shall promptly supply to Landlord a copy of such portions of any written report or analysis resulting from such inspection or audit which forms the basis of Tenant's determination hereunder.

                           b. Confidentiality Requirements. Tenant shall keep
confidential as a trade or business secret all information resulting from any inspection or audit undertaken by or on behalf of Tenant hereunder, and shall impose by written agreement in the form attached hereto as Exhibit F-1, such confidentiality requirement on any employee or third person conducting any inspection or audit hereunder. Tenant may, however, disclose such information
(i) to the extent required by any applicable governmental law, ordinance, rule or regulation; (ii) in any litigation or proceeding between the parties with respect to any dispute between them regarding Escalation Charges (subject to such protective orders to prevent disclosure and protect the confidentiality of such information as may be available in accordance with applicable law, to which Tenant hereby consents and shall not oppose); (iii) to the extent required by judicial process (such as a subpoena duces tecum), after notice by Tenant to Landlord of the receipt of such judicial process, and subject to Landlord's right to seek such protective orders to prevent disclosure and protect the confidentiality of such information as may be available in accordance with applicable law (to which Tenant hereby consents and shall not oppose); (iv) if such information is generally known to the public or is in the public domain, other than on account of a breach by Tenant of its obligations under this
Section 5.4.b; or (v) to Tenant's executives, accountants, attorneys and other agents and representatives (subject, however,


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
to the imposition on such executives, accountants, attorneys and other agents and representatives, by written agreement in the form attached as Exhibit F-1, the confidentiality requirements of this Section 5.4.b).

                           c. Limits on Right. The right of Tenant to inspect or
audit Landlord's books and records hereunder shall not be transferrable to or inure to the benefit of any sublessee of Tenant. In no event shall Tenant have any rights of inspection or audit hereunder if, but only during the period that, Tenant is in monetary default under this Lease and such default remains uncured after the giving of any required notice and expiration of any applicable cure period. Tenant's rights of inspection or audit hereunder shall, in each instance as applicable, be reinstated when and if Tenant cures any such monetary default.

                  5.5. Certain Limitations With Respect to Estimates of Escalation Charges. Notwithstanding anything to the contrary contained in this
Article 5, Landlord may not increase estimated Escalation Charges for a calendar year by more than one hundred five percent (105%) of the amount of the actual Escalation Charges for the preceding calendar year, except for those items included in Escalation Charges which will increase by more than one hundred five percent (105%) due to clearly ascertainable circumstances or actual knowledge of Landlord on account of being fixed recurring costs, extraordinary non-recurring costs or noncontrollable costs (such as rates charged by public utilities, insurance premiums, Real Estate Taxes, planned capital improvements, salary or wage increases under union contracts, or increases scheduled in, or on account of renegotiation of, service contracts for the Complex). Until the Escalation Charges


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for the preceding year is determined by Landlord, Landlord shall have the right to base increases in estimated Escalation Charges, subject to the limitations of this Section 5.5 and the provisions of Section 5.1, on the amount of the estimated Escalation Charges for the preceding calendar year and when the actual Escalation Charges is determined by Landlord for the preceding calendar year, Landlord shall submit to Tenant the final calculation of estimated Escalation Charges pursuant to the provisions of this Section 5.5 and the provisions of
Section 5.1, and the parties shall make such adjustments and payments as are necessary or appropriate in order to reflect the amounts required to be paid by Tenant on account of estimated Escalation Charges for the affected calendar year. Landlord shall not collect as Building Operating Expenses and Galleria Operating Expenses an amount that would reimburse Landlord for a sum in excess of one hundred percent (100%) of actual Building Operating Expenses and Galleria Operating Expenses in any calendar year. Landlord shall not recover any Building Operating Expenses or Galleria Operating Expenses more than once.

                  5.6. Certain Limitations on Real Estate Taxes; Contest of Real Estate Taxes; Contest of Impositions.

                           a. Limitations. Notwithstanding anything to the
contrary contained in this Lease, if the assessed value of the Complex (or any portion thereof) is increased as part of Real Estate Taxes (under Article XIII A of the California Constitution [commonly referred to as "Proposition 13"] or otherwise) by reason of a conveyance or other "change in ownership" (as defined in the California Revenue and Taxation Code) of the Complex (or any portion thereof) during the period commencing as of September 1, 1999, through and including August 31, 2002, then only after the end of the third year of the Term may Landlord include in Real Estate Taxes the full amount of such increase in assessed value and, prior to the expiration of such third year of the Term, Landlord may only include that portion of such increase in assessed value in each of the first three (3) years of the Term, as applicable, derived by multiplying such increase by a fraction, the numerator of which is the number of years then elapsed in the Term minus one (1), and the denominator of which is three (3). In addition to the foregoing, if any Impositions are imposed upon Tenant during a Base Year, which Impositions are enacted in lieu of then existing Real Estate Taxes, the amount of Real Estate Taxes included in such Base Year shall be adjusted to include such Impositions paid by Tenant directly.

                           b. Contest of Real Estate Taxes. In determining
whether to contest any Real Estate Taxes comprised in Escalation Charges, Landlord shall act in a commercially reasonable manner, taking into account all relevant factors in making such decision. Tenant may from time to time after issuance of a notice of assessed value of the Complex for an ensuing tax year, but before a right to contest such assessed value expires, inquire of Landlord in writing whether Landlord intends to contest such assessed value. Landlord shall respond to Tenant's request within five (5) Business Days after receipt of such request. Landlord shall have no liability to Tenant, however, for damages, costs and/or expenses of any kind or character on account of Landlord's declination to contest any Real Estate Taxes comprised in Escalation Charges, regardless of whether Landlord has acted in a commercially reasonable manner, Tenant waives and relinquishes any claims or rights to such damages, costs and expenses, and Tenant's sole remedy shall be an action or proceeding specifically to enforce Landlord's obligation hereunder to act in a commercially reasonable manner, or enjoin Landlord's actions contrary to such obligation. The cost of any contest of Real Estate Taxes shall be included in Real Estate Taxes in accordance with the definition of Real Estate Taxes set forth in Article 1.

                           c. Contest of Impositions. Tenant shall have the
right, upon the terms and conditions of this Section 5.6.c, to contest any Impositions payable by Tenant under this Lease. If Tenant determines to contest any such Impositions, Tenant shall so notify Landlord and either make payment of such Impositions directly to the levying authority under protest prior to the due date therefor, or if such Impositions are included in the tax bill to Landlord and paid by Tenant to Landlord pursuant to Article 6 below, require that Landlord make payment of such Impositions under protest. Tenant may prosecute such contest in Tenant's name, or in Landlord's name if required by applicable law, and Landlord shall cooperate with Tenant in prosecuting such contest, executing such documents and instruments as may be necessary or appropriate for Tenant to pursue such contest. Landlord's cooperation hereunder shall, however, be without cost or expense to Landlord and Tenant shall bear all costs and expense of any contest initiated and conducted by Tenant hereunder. If at any time payment of any contested Impositions hereunder is required or necessary in order to avoid termination or forfeiture of this Lease or the interest of Landlord in the Complex, then Tenant shall promptly make such payment, and if Tenant fails so to do, then Landlord shall have the right to make such payment on behalf of Tenant and Tenant shall promptly reimburse Landlord for all amounts paid by

Landlord, together with interest at the Prime Rate plus 1% from the date Landlord makes such payment until the date Tenant repays such amount to Landlord. Upon completion of any contest of Impositions conducted by Tenant hereunder, Tenant shall pay all amounts (including penalties, interest, fines and increases in Impositions) determined to be due on account of such contest. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all liability, loss, claim, cause of action, damages, cost or expense (including reasonable attorneys' fees) arising out of or in connection with, or incurred by Landlord on account of, any contest of Impositions conducted by Tenant hereunder.

                 5.7. Adjustment of Base Year Operating Expenses for Certain Insurance Items. If Landlord elects not to carry earthquake insurance pursuant to Section 14.2 below for a Base Year applicable to a Floor in the Premises (or as to Floor 2, in the year in which the Rent Commencement Date falls for Floor
2), but after such Base Year (or as to Floor 2, after the year in which the Rent Commencement Date falls) Landlord elects to take out and carry such earthquake insurance, then the amount of Building Operating Expenses and Galleria Operating Expenses for such Base Year (or as to Floor 2, in the year in which the Rent Commencement Date falls for Floor 2), as applicable, shall be increased by an amount equal to the actual premium which Landlord pays for such earthquake insurance in the calendar year in which such earthquake insurance is taken out. If, after Landlord elects to take out such earthquake insurance, Landlord elects to discontinue such insurance, then the Building Operating Expenses and/or Galleria Operating Expenses for the affected Base Years hereunder (or as to Floor 2, the year in which the Rent

Commencement Date falls) shall be reduced by the amount previously increased pursuant to the preceding sentence. The adjustments to Base Year Building Operating Expenses and/or Galleria Operating Expenses shall be effected in each instance in which the circumstances specified in this Section 5.7 pertain.

                  5.8. Dispute Resolution. Any dispute between the parties with respect to any matter under this Article 5 (including a dispute arising from any inspection or audit conducted by Tenant pursuant to Section 5.4 above) shall be resolved by arbitration pursuant to Section 31.17 below.

         6. Impositions Payable by Tenant. Tenant shall pay all Impositions prior to delinquency. If billed directly, Tenant shall pay such Impositions and on Landlord's request concurrently present to Landlord satisfactory evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Estate Taxes, then Landlord shall deliver Landlord's invoice therefor at least forty (40) days prior to the delinquency date, and Tenant shall pay all such amounts to Landlord not later than ten (10) days prior to the delinquency date. Landlord shall pay any such Impositions billed to Landlord prior to delinquency and, if Landlord fails to do so, Landlord shall pay any penalties or interest thereon due on account of payment after the delinquency date thereof. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord's payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition.

         7. Use of Premises.

                  7.1. Permitted Use. The Premises shall be used solely for the Permitted Use and for no other use or purpose. For purposes of the Permitted Use of photocopying facilities which may be located by Tenant on Floor 2 Building and/or Floor 3 of the Premises, such photocopying facilities shall be limited to reproduction of materials primarily for the in-house use of Tenant and its Affiliates, and not for external distribution in volume or in bulk to third persons. As ancillary uses included within the Permitted Use, Tenant shall have the right to use the Premises, other than Floor 2 Galleria, for the following purposes, subject to the space limitations specified with respect thereto and compliance by Tenant with all other applicable provisions of this Lease, including this Article 7 and provisions for the making of Alterations to the
Premises: computer rooms occupying not more than 18,590 feet of Rentable Area; auditoriums and classrooms for training employees of Tenant and Tenant's Affiliates occupying not more than 37,180 feet of Rentable Area; a cafeteria for employees and guests of Tenant and Tenant's Affiliates occupying not more than 10,000 feet of Rentable Area; a branch securities brokerage office providing services and/or advice to employees of Tenant and Tenant's Affiliates with respect to the purchase and sale of, or investment in, securities and other investment vehicles, occupying not more than 10,000 feet of Rentable Area; a travel agency providing travel services, advice and sales for employees of Tenant, Affiliates of Tenant, and other agents of Tenant, occupying not more than 10,000 feet of Rentable Area (in addition to any travel agency constituting a Permitted Use on Floor 2 Galleria); an outlet for the sale of clothing items to employees of Tenant, employees of Tenant's

Affiliates, and other agents of Tenant, bearing Tenant's logo and/or identification or the logo and/or identification of Tenant's Affiliates, occupying not more than 5,000 feet of Rentable Area; a fitness and exercise center for employees of Tenant and Tenant's Affiliates, and other agents of Tenant, occupying not more than 10,000 feet of Rentable Area; and trading floors for the conduct by Tenant and Tenant's Affiliates of the purchase and sale of, or investment in, securities and other investment vehicles occupying not more than 74,360 feet of Rentable Area. All such uses ancillary to the Permitted Use shall be located within Floors 2-15 of the Premises, and no such ancillary use shall be permitted in any Floor of the Premises above Floor 15.

                  7.2. No Violation of Legal and Insurance Requirements. Tenant shall not do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Complex, anything which (i) is prohibited by or will in any way, conflict with any Requirements applicable to the Complex; (ii) would invalidate or be in conflict with the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Complex or Premises, or any property therein; or (iii) would cause a cancellation of any such insurance, increase the existing rate of or affect any such Landlord's insurance, or subject Landlord to any liability or responsibility for injury to any person or property, or give rise to any defense in an insurer to any claim under, or result in a conflict with, any policies for such insurance; or (iv) will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex, or injure or annoy them. Tenant shall not bring onto any Floor of the Premises any furniture, fixtures and/or equipment, and/or make any Alterations to any Floor in the Premises, the aggregate weight of which would exceed the specified live load capacity of such Floor, unless Tenant appropriately increases the live load capacity of such Floor pursuant to Section 10.5 below. If Tenant does or permits anything to be done which increases the cost of any of Landlord's insurance, or which results in the need, in Landlord's reasonable judgment, for additional insurance by Landlord or Tenant with respect to any portion of the Complex or Premises, then Landlord shall promptly notify Tenant upon acquiring knowledge of such circumstance. Tenant shall either (A) cease the activity causing such circumstance within ten (10) days after receipt of Landlord's notice or (B) reimburse Landlord for any such additional premiums or costs, and/or procure such additional insurance at Tenant's sole cost and expense. In any event, if Tenant elects to cease such activity, Tenant shall reimburse Landlord for any such additional premiums or costs that Landlord shall have incurred prior to Tenant's cessation of such activity. Invocation by Landlord of such right shall not limit or preclude Landlord from prohibiting Tenant's impermissible use that gives rise to the additional insurance premium or requirement or from invoking any other right or remedy available to Landlord under this Lease. Landlord acknowledges in connection with the provisions of this Section 7.2 that, as of the Lease Date, use and occupancy by Tenant of the Premises for the Permitted Use (but not as to the uses ancillary thereto permitted under Section 7.1 above, as to which Landlord makes no acknowledgement, representation or warranty) will not violate any of the provisions of this Section 7.2.

         7.3. Compliance with Legal, Insurance and Life Safety Requirements. Tenant, at its cost and expense, shall promptly comply with all Requirements applicable to the Complex, the provisions of all recorded documents affecting any portion of the Complex as of the Lease Date (including the Declaration of Crocker Properties, Inc., regarding building electric lighting, recorded August 26, 1981, as modified by Amended and Restated Declaration, dated December 5, 1984, recorded December 5, 1984), all of which are listed in Exhibit G and all reasonable life safety programs, procedures and rules implemented or promulgated by Landlord. Notwithstanding the foregoing, Tenant shall not be required to make any capital improvements pursuant to this Section 7.3 except to the extent they are necessitated by (i) Tenant's use or occupancy of, or business conducted in, the Premises under Requirements enacted, promulgated or imposed directly on occupants of space in office buildings (as distinguished from Requirements imposed generally on office buildings as such) or Tenant's particular use, manner of use or occupancy of the Premises (as distinguished from general corporate and administrative offices as such), (ii) any default by Tenant under this Lease, (iii) Alterations, or (iv) the installation, operation and/or maintenance of the Antenna and/or Generator. Tenant shall promptly furnish to Landlord any notices received from any insurance company, inspection bureau or governmental agency regarding any non-compliance under this Section 7.3, or regarding any unsafe or unlawful conditions within the Complex. The judgement of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding involving Tenant, whether or not Landlord is party thereto, that Tenant is in non-compliance with respect to any matter specified in this Section 7.3 shall be conclusive of that fact.

         7.4. No Nuisance. Tenant shall not (i) do or permit anything to be done in or about the Premises, or any other portion of the Complex, which would injure or annoy, or obstruct or interfere with the rights of, Landlord or other occupants of the Complex, or others lawfully in or about the Complex; (ii) use or allow the Premises to be used in any manner inappropriate for a Class A office building, or for any improper or objectionable purposes; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Complex.

         7.5. Compliance With Environmental Laws; Use of Hazardous Materials. Without limiting the generality of Section 7.3 above, Tenant shall at all times comply with all applicable provisions of Environmental Laws with respect to the use and occupancy of the Premises or any portion of the Complex pursuant to this Lease. Tenant shall not generate, store, handle, release or transport, or otherwise use, or allow the generation, storage, handling, release or transport, or other use of, Hazardous Materials in the Premises or transport the same through the Complex, except that Tenant may use, store, handle and transport Hazardous Materials as part of its business operation conducted therein in the ordinary course as part of a Class A office building in the Downtown Financial District, in accordance with the standards of this Article 7 (such as the use and storage of small quantities of office supplies which may contain minor amounts of Hazardous Materials, the use of products containing minor amounts of Hazardous Materials for the making of Alterations, the use of products containing customary amounts of

Hazardous Materials in the maintenance, operation and repair of the Premises, or the use or storage of chemicals, such as chlorofluorocarbons [CFC's], in amounts necessary for the operation of systems in the Premises such as ventilation and air conditioning package units). In the event of a release of any Hazardous Materials caused by the act or neglect of Tenant, Tenant shall promptly notify Landlord and take such remedial actions as Landlord may deem necessary or appropriate to abate, remediate and/or clean up the same to Landlord's sole satisfaction. If so elected by Landlord by written notice to Tenant, Landlord shall take such remedial actions on behalf of and at Tenant's sole cost and expense. In any event, Landlord shall have the right, without liability to Tenant, to direct and supervise Tenant's remedial actions and to specify the scope thereof and specifications therefor. Tenant shall use, store, handle and transport any Hazardous Materials hereunder in accordance with the applicable requirements of Environmental Laws (including use by Tenant of its Environmental Protection Agency manifest number), and shall notify Landlord of any notice of violation of Environmental Laws which it receives from any governmental agency having jurisdiction. As used herein, Tenant includes its employees, agents, contractors, invitees, licensees and sublessees.

         7.6. Cost of Handicap Access and Life-Safety Code Compliance. Concurrently with the making of the initial Alterations to a Floor pursuant to
Section 10.4 below, Tenant shall make those Alterations, if any, to such Floor as are required under applicable handicap access and/or life-safety laws, ordinances, rules, regulations and codes (including the Americans with Disabilities Act of 1990), to bring the Floors into compliance with such laws, ordinances, rules, regulations and codes, and Tenant shall be entitled to reimbursement of the construction cost of such Alterations (the "Code Compliance Costs") upon the terms and conditions set forth in this Section 7.6. Upon completion of the effected Alterations, Tenant shall present to Landlord an itemization (together with appropriate and adequate supporting documentation) of the Code Compliance Costs. The amount of the Code Compliance Costs for each Floor shall be amortized on a straight-line basis at ten percent (10%) per annum over a twenty (20) year life, commencing with the Delivery Date for each Floor. If this Lease terminates as to a Floor, in whole or in part, for any reason prior to the last day of the last 20-year period for which any Code Compliance Costs are being amortized hereunder, other than on account of the default of Tenant under this Lease, then subject to the conditions hereafter specified, (i) if this Lease terminates as to an entire Floor, Landlord shall reimburse to Tenant the then remaining unamortized portion of the Code Compliance Costs with respect to such Floor, or (ii) if this Lease terminates as to only a portion of a Floor, Landlord shall reimburse to Tenant the then remaining unamortized portion of the Code Compliance Costs with respect to such Floor, pro-rata on the basis of the Rentable Area (or Galleria Rentable Area if Floor 2) of such Floor. Landlord shall make reimbursement hereunder within thirty (30) days after the date of termination of this Lease as to a Floor. If Landlord terminates this Lease on account of Tenant's default, the amount of any remaining unpaid Code Compliance Costs will be deducted from any damages awarded to Landlord on account of such default.

         8.  Building Services.

            8.1. Maintenance of Complex. Landlord shall maintain and repair the Complex (other than the Premises, and the premises of other tenants of the Complex, to the extent Tenant and such tenants are obligated to maintain and repair the same) in good order and condition, except for ordinary (but not excessive) wear and tear and subject to Articles 12 and 13 in the case of damage by casualty or condemnation. Any damage occasioned by the gross negligence or willful misconduct of Tenant, or Tenant's employees, agents, contractors, licensees or invitees, shall be repaired by Landlord at Tenant's expense. Landlord's maintenance of, and provision of services to, the Building shall be performed in a manner consistent with that of the Comparable Buildings. Specifically, but without limiting the generality of the foregoing standard, Landlord shall (except to the extent that such obligation is imposed on Tenant under the applicable provisions of this Lease or imposed on other tenants of the Complex under their leases and subject to reasonable rights of contest) comply with all Requirements applicable to the Complex, including making all alterations to the Premises or Complex required thereunder; to the extent such obligation to comply with Requirements applicable to the Complex is imposed on other tenants of the Complex under their leases, and the failure by such other tenants to perform such obligations would interfere with the use or occupancy of the Premises by Tenant, Landlord shall use commercially reasonable efforts to cause such tenants to comply with such obligations; and Landlord shall use commercially reasonable efforts to enforce obligations of other tenants of the Complex to maintain and repair their premises. Landlord shall have the right in connection with its maintenance of the Complex hereunder (i) to change the arrangement and/or location of, or make alterations or additions to, any Common Area amenity, Common Area installation or improvement, or other parts of the Complex, and (ii) to utilize portions of the Common Areas from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that in Landlord's sole judgment tend to attract the public, so long as such uses do not unreasonably interfere with or impair Tenant's access to or use or occupancy of the Premises.

         8.2. Building Standard Services. Landlord shall cause to be furnished to Tenant: (i) tepid and cold water to those points of supply and in volumes provided for general use of tenants in the Building; (ii) electricity not to exceed the Wattage Allowance, on a monthly, non-cumulative basis, for lighting and the operation of electrically powered office equipment in the Premises during the period from 7:00 a.m. to 6:00 p.m. on weekdays, and 7:00 a.m. to noon on Saturdays (except Building Holidays); (iii) heat, ventilation and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant of the Premises during the period from 7:00 a.m. to 6:00 p.m. on weekdays and 7:00 a.m. to noon on Saturdays (except Building Holidays); (iv) passenger elevator service; (v) freight elevator service and adjacent loading dock use, subject to then applicable Building standard procedures and scheduling; (vi) lamp replacement for Building standard lights; (vii) restroom supplies; (viii) window washing of the exterior Building windows (both inside and outside) at least two (2) times per year at times determined by Landlord; (ix) janitor service on a five (5) day per week basis (excluding Building Holidays), except for portions of the Premises used for preparing or consuming food or beverages; and (x) reasonable security for the Complex (but not individually for Tenant or the Premises), except that Landlord shall not be liable in any manner for any unauthorized or criminal acts of others or for any direct, consequential or other loss or damage related to any malfunction, circumvention or other failure of such security service, including with respect to any cooperation or coordination, or failure thereof, of security personnel pursuant to Section 19.2.b below. Landlord may establish in the Premises or other portions of the Complex such measures as it deems necessary or appropriate to conserve energy, including automatic switching of lights and/or more efficient forms of lighting.

                  8.3. Interruption or Unavailability of Services; Abatement of Rent and Additional Charges. Except to the extent due to the gross negligence or willful misconduct of Landlord, or its employees, agents or contractors, and except for the foregoing, regardless of the cause of such failure, Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, no constructive or other eviction shall be construed to have occurred, and Tenant shall not be relieved from any of its obligations under this Lease (except for abatement of Rent and Additional Charges as hereinafter provided), by reason of failure to furnish or delay in furnishing any maintenance or services under this Article 8. Landlord shall use reasonable efforts promptly to remedy any failure or interruption in the furnishing of such maintenance or services, except that if Tenant is prevented from using the Premises, or a portion thereof, for the Permitted Use due to any such failure or interruption, Landlord shall employ such measures (including the use of premium time) in order to cure such failure or interruption at the earliest feasible time, and the cost of such measures shall be included in Building Operating Expenses and/or Galleria Operating Expenses, as applicable. Landlord makes no warranty or representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Complex or the Premises to maintain temperatures that may be required for or because of any of Tenant's equipment which uses other than the fractional horsepower normally required for standard office equipment and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. Notwithstanding anything to the contrary contained in this Section 8.3, upon any failure or interruption in the furnishing of maintenance or services hereunder not due to the act or neglect of Tenant, or any employee, agent, representative, contractor, licensee or invitee of Tenant, which failure or interruption prevents Tenant from accessing, using or occupying the Premises under this Lease, in whole or in part, Rent and Additional Charges shall not be abated for the first five (5) consecutive Business Days that such failure or interruption persists; but after the expiration of such 5-day period, Rent and Additional Charges shall abate to the extent such failure or interruption interferes with access to, or the use or occupancy of, all or any part of the Premises under this Lease, until such failure or interruption is remedied so as to permit access to, and/or the use and occupancy of, the affected portion of the Premises. Such abatement shall be based on the extent to which such failure or interruption interferes with access to, or the use and occupancy of, the Premises; and if such failure or interruption affects a Critical Area, and as a result of such failure or interruption affecting such Critical Area Tenant is unable to conduct its business in another portion or portions of the Premises, the Rent and Additional Charges abatement provisions hereunder shall pertain to all portions of the Premises, including the Critical Area, rendered unusable by Tenant in the conduct of its business as a result of such failure or interruption to such Critical Area until such failure or interruption is remedied so as to permit access to and/or the use and occupancy of the Critical Area and other affected portions of the Premises.

        8.4. Tenant's Use of Excess Electricity, Water, and Heating, Ventilation and Air-Conditioning. Tenant shall not, without Landlord's prior consent, install in the Premises (i) lighting, the aggregate monthly, non-cumulative power usage of which exceeds the Lighting Wattage Allowance, or lighting, equipment, and/or apparatus, the aggregate monthly, non-cumulative power usage of which exceeds the Wattage Allowance, or which requires a voltage other than 120/208 volts single or three-phase, (ii) heat generating or heat sensitive equipment, or (iii) supplementary air conditioning facilities (Landlord consenting to Tenant's installation of such supplementary air conditioning facilities if such facilities meet the other applicable requirements for Landlord's consent pursuant to this Lease). Tenant shall not permit or allow occupancy levels in excess of one person per one-hundred-seventy-five (175) feet of Rentable Area on each Floor of the Premises. Upon Tenant's request, from time to time and at any time during the Term, Landlord shall supply daily supplemental air conditioning on a 24-hour a day basis throughout the Term, at Tenant's cost and expense as provided in this Section 8.4, until Tenant notifies Landlord in writing to discontinue such supplemental services. If, pursuant to this Section 8.4, heat-generating equipment are installed or used in the Premises, or if the Premises or fixtures therein are reconfigured by Alterations, and such equipment, occupancy levels or Premises reconfiguration affects the temperature otherwise maintained by the Building air conditioning system, or if equipment is installed in the Premises which requires a separate temperature-controlled room, Landlord may, at Landlord's election after notice to Tenant or shall upon Tenant's request, install supplementary air conditioning facilities in the Premises, or otherwise modify the ventilating and air conditioning serving the Premises, in order to maintain the temperature otherwise maintained by the Building air conditioning system or to serve such separate temperature-controlled room. Tenant shall pay the cost of any transformers, additional risers, panel boards and other facilities if, when and to the extent required to furnish power for, and all maintenance and service costs of, any supplementary air conditioning equipment or facilities or modified ventilating and air conditioning, or for lighting and/or equipment the power usage of which exceeds the standards set forth in Section 8.2 above or to which Landlord consents pursuant to this Section 8.4. The capital, maintenance and service costs of such facilities and modifications shall be paid by Tenant as Additional Charges. Landlord, at its election and at its expense, may also install and maintain an electric current submeter and/or water submeter (together with all necessary wiring and related equipment) at the Premises to measure the power and/or water usage of such lighting or equipment; and Landlord, at its election and at Tenant's expense, may also install and maintain an electric current submeter or water submeter (together with all necessary wiring and related equipment) at the Premises to measure the power and/or water usage of such ventilation and air conditioning equipment.

         8.5. Provision of Additional Services. If Tenant desires services in additional amounts or at different times than set forth in Section 8.2 above, or any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require. If Landlord provides such services to Tenant, then Tenant shall pay (i) Landlord's then prevailing unit charge to provide heating, ventilation and air conditioning, (ii) Landlord's actual cost to provide electricity, and (iii) Landlord's actual cost to provide any other services plus an administrative fee equal to twenty percent (20%) of such actual costs, not exceeding, however, Two Hundred Fifty Dollars ($250.00) with respect to each request from Tenant for such services. Landlord shall in all events provide electricity for lighting and operation of electrically powered office equipment in the Premises during the period from 6:00 p.m. to 7:00 a.m. on weekdays, noon to midnight on Saturdays, all day Sundays, and on Building Holidays, on receipt by Landlord from an authorized Tenant representative of a telephonic request therefor at the management office for the Complex. Tenant shall make payment of amounts due hereunder within thirty (30) days after Tenant's receipt of Landlord's invoice.

         8.6. Standards With Respect to Certain Services. The standards set forth in this Section 8.6 shall govern the provision of certain Building services delivered by Landlord under this Article 8.

              a. Heating, Ventilation and Air Conditioning. The base Building heat, ventilation and air conditioning system is designed to provide a maximum air volume (i) delivered to Floor 2 of the Premises of 12,066 cubic feet per minute, (ii) delivered to Floor 3 of the Premises of 3,000 cubic feet per minute, (iii) delivered to each of Floors 4-18 included in the Premises of 12,066 cubic feet per minute, and (iv) delivered to each of Floors 19-25 included in the Premises of 13,050 cubic feet per minute, and with the temperature of air at the point of delivery of 55(degree) Fahrenheit. Subject to the foregoing minimum performance criteria, Tenant shall be solely responsible for ambient air temperature within the Premises from the point of delivery of air to the Premises in accordance with the foregoing performance criteria.

         b. Janitorial Specifications. Landlord has supplied to Tenant, and Tenant has reviewed and approved, the specifications for janitorial service for the Building currently utilized by Landlord, a copy of which is attached hereto as Exhibit H (the "Janitorial Specifications"). Landlord shall use commercially reasonable efforts to provide janitor service to the Premises in accordance with the Janitorial Specifications, including responding in good faith to any concerns or complaints Tenant may have with respect to Landlord compliance with the Janitorial Specifications. Landlord shall have the right to modify the Janitorial Specifications from time to time or at any time in order to respond to requirements of union or other applicable contracts with respect to the delivery of janitor service, or otherwise in connection with prevailing market services, or the provision of janitor service to the Building in accordance with the standard for operation and maintenance of the Complex specified in this Article 8, but if Landlord intends to modify the Janitorial Specifications, Landlord shall first deliver such proposed modified Janitorial Specifications to Tenant and, if so requested by Tenant, shall meet and confer with Tenant with respect to any concerns Tenant may have arising from such proposed modifications to the Janitorial Specifications. Subject to such meet and confer requirement, Landlord's decision with respect to modifications of the Janitorial Specifications shall be conclusive and binding on Tenant, so long as such modifications do not diminish the level of janitorial service specified in the Janitorial Specifications set forth in Exhibit H.

         c. Elevator Services. So long as Tenant leases at least one (1) Floor in the lowrise elevator bank of the Building (serving Floors 2 - 15), or the midrise elevator bank of the Building (serving Floors 15 - 25), Landlord shall not dedicate to the exclusive use of any tenant of the Building use of any passenger elevators in such elevator bank. Nothing in the foregoing shall, however, limit Landlord's right to effect such exclusive dedication of an elevator in the elevator bank serving the highrise portion of the Building above Floor 25 to a tenant of the Building occupying space in such highrise portion of the Building. Landlord shall not charge for freight elevator service, except for the cost of a security guard stationed at the freight elevator when in use by Tenant for its move in to the Premises after 6:00 p.m. and before 7:00 a.m. on weekdays, after noon on Saturdays, all day Sundays and on Building Holidays.

         d. Tenant's Share of Services. In addition to specific provisions of this Lease with respect to utilization by Tenant of Tenant's Percentage Share of Building utilities and appurtenant facilities in the core on each Floor of the Premises (such as risers, conduits and shafts), Tenant shall at all times have the right to have allocated to Tenant Tenant's Percentage Share of such utilities and appurtenant facilities, except that, to the extent that Tenant's usage thereof exceeds the Building standard for such services pursuant to
Section 8.2 above, or other applicable provisions of this Lease, then the other applicable provisions of this Article 8 and other applicable provisions of this Lease shall govern Tenant's usage of such above Building standard utility usage and use of appurtenant facilities.

                  8.7. Compliance With Environmental Laws; Use of Hazardous Materials. Landlord shall at all times comply with all applicable provisions of Environmental Laws with respect to the use and occupancy of any portion of the Complex (except to the extent that Tenant is obligated for such compliance pursuant to Section 7.5 above, and except to the extent such other tenants are obligated for such compliance pursuant to their leases); and to the extent other tenants of the Complex are obligated for such compliance pursuant to their leases, Landlord shall use commercially reasonable efforts to cause compliance by such tenants with such obligations. Landlord shall not generate, store, handle, or otherwise use, Hazardous Materials in the Complex, except as part of its business operation conducted therein in the ordinary course as part of Class A office buildings in the Downtown Financial District in accordance with the standards of this Article 8 (such as the use and storage of small quantities of office supplies which may contain minor amounts of Hazardous Materials, the use of products containing minor amounts of Hazardous Materials for the making of alterations, the use of products containing customary amounts of Hazardous Materials in the maintenance, operation and repair of the Complex, or the use or storage of chemicals, such as chlorofluorocarbons [CFC's] in amounts necessary, for the operation of Building systems). In the event of a release of any Hazardous Materials caused by the act or neglect of Landlord, Landlord shall take such remedial actions as Landlord may deem necessary or appropriate to abate, remediate and/or clean up the same to Landlord's sole satisfaction; and in the event of a release of any Hazardous Materials caused by the act or neglect of other tenants of the Complex (other than Tenant, in which case the provisions of Section 7.5 above shall apply), Landlord shall use commercially reasonable efforts to take such remedial actions as Landlord may deem necessary or appropriate either to abate, remediate and/or clean up the same to Landlord's satisfaction or enforce the obligation of such tenants to perform the same in accordance with the terms of their leases. In addition, if any Hazardous Materials are at any time present in a Floor comprised in the Premises and such presence was not caused by Tenant, or its employees, agents or contractors, Landlord shall remediate, abate and/or remove such Hazardous Materials in conformance with the requirements of Environmental Laws with respect to such Hazardous Materials, except that if such Hazardous Materials are asbestos containing materials ("ACM"), then (i) if such ACM is in floor tiles, Landlord shall remove such floor tiles and flash patch the floor after such removal to make the floor level, and (ii) if such ACM is located in other components of the Premises, Landlord shall encapsulate and/or remove and/or make such ACM inaccessible in accordance with the applicable requirements of Environmental Laws with respect to such ACM. Landlord shall use, handle, store and transport any Hazardous Materials hereunder in accordance with the applicable requirements of Environmental Laws

(including use by Landlord of its Environmental Protection Agency manifest number). Landlord warrants and represents to Tenant, based solely on the actual knowledge of Agnes Wyman, the Building general manager, James G. Clifford, the real estate broker negotiating this Lease, Joseph Dobronyi and Robert Hutchison, as representatives of the joint venture partners of Landlord, as of the Lease Date, that Landlord has no knowledge of the presence of any Hazardous Materials within the physical improvements comprising the Complex (specifically excluding the Land), other than as disclosed by the Phase I Report and except for the Hazardous Materials referred to in this Section 8.7 permitted to be maintained by Landlord in the Complex under this Section 8.7. As used herein, other than in connection with the foregoing warranty and representation, Landlord includes its employees, agents, and contractors.

         9. Maintenance of Premises. Tenant shall, at all times during the Term, at Tenant's cost and expense, keep the Premises in good condition and repair, except for ordinary wear and tear, damage by casualty or condemnation, and the maintenance and repair to be performed by Landlord pursuant to Section
8.1 above. Except as specifically set forth in this Lease, Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, or any obligation respecting the condition, maintenance and repair of the Premises. Except as provided in Section 20.7 below, Tenant hereby waives all rights, including those provided in California Civil Code Sections 1941 and 1942, or any successor statutes, to make repairs which are Landlord's obligation under this Lease at the expense of Landlord or, except as otherwise specifically provided in this Lease, to receive any setoff or abatement of Rent and Additional Charges.

         10.  Alterations to Premises.

            10.1. Landlord Consent; Procedure. Tenant shall not make or permit to be made any Alterations (including initial Alterations under Section 10.4 below) without Landlord's prior consent, which shall not be unreasonably withheld in accordance with Section 31.8, except that (i) as to any Limited Alterations, Landlord's consent may be withheld in Landlord's sole discretion, except as hereinafter provided with respect to ceilings and lighting, (ii) Tenant may make minor decorative or cosmetic improvements or alterations in the Premises (such as hanging pictures, painting, carpeting, wall covering or similar items) without first obtaining Landlord's prior consent, and (iii) Tenant may make changes in the field to Alterations previously approved by Landlord without first obtaining Landlord's prior consent so long as such field change (A) is not a Limited Alteration, (B) is necessitated by field conditions as encountered during the construction of the Alterations and is required to be made in order to conform the Alterations to such condition, (C) is consistent with the purpose and intent of plans and specifications for the Alterations approved by Landlord, and so long as (D) the cost of such field change does not exceed Five Thousand Dollars ($5,000.00) for a single field change, or Twenty Thousand Dollars ($20,000.00) in the aggregate for all field changes, with respect to the Alterations under construction. All Alterations shall be made in accordance with Building standard procedures as then reasonably established by Landlord and the provisions of this Article 10, except that (1) the limits of liability of any commercial general liability insurance required to be carried by Tenant's contractors shall not exceed the commercial general liability insurance required to be carried by

Tenant under Section 14.1 below, (2) except for review and approval by Landlord of initial Alterations pursuant to Section 10.4, Landlord shall render any approval of Alterations hereunder within five (5) Business Days after Tenant's request for approval for Alterations affecting one (1) Floor or less in the Premises, within ten (10) Business Days after Tenant's request for approval for Alterations affecting more than 1 Floor in the Premises, but less than three (3) Floors in the Premises, and fifteen (15) Business Days after Tenant's request for approval of Alterations affecting 3 or more Floors in the Premises, and (3) in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Building standard procedures, the terms and provisions of this Lease shall control. In making any Alterations, Tenant shall not be required to use then Building standard installations (such as lighting or doors), subject, however, to Landlord's right to require removal of certain Alterations pursuant to Section 10.3 below, except that (I) if Tenant changes or replaces a ceiling on a Floor, Tenant shall make such change or replacement throughout such Floor using a 2' x 2' fine line grid lay-in tile or similar ceiling system, and (II) Tenant may use paracube or ceiling pendant-mounted uplight lighting systems on a Floor, and if such lighting systems utilize light fixtures or other lighting devices which are not flush with the ceiling, such fixtures or devices shall be installed at least fifteen feet (15') away from the perimeter walls of such Floor. Notwithstanding that such Alterations may constitute Limited Alterations, if Tenant utilizes a 2' x 2' fine line grid lay-in tile or similar ceiling system on each Floor of the Premises and/or a paracube or uplight lighting system on a Floor, then Landlord shall not unreasonably withhold its consent to such Alterations hereunder, but any other ceiling system or lighting system on a Floor (other than the then Building standard lighting system) shall constitute a Limited Alteration as to which Landlord may withhold its consent in its sole discretion. Tenant may perform its Alterations during normal Building business hours so long as the performance of such Alterations does not interfere with the use or occupancy of the Complex by other tenants or Landlord's operation of the Complex, and does not produce noise audible outside of the Premises, or fumes or odors.

                  10.2. General Requirements. All Alterations shall be made at Tenant's cost and expense. Tenant shall be solely responsible for compliance with all applicable Requirements in connection with all Alterations. Tenant shall be responsible for the cost of any additional alterations required by applicable Requirements to be made by Landlord to any portion of the Complex as a result of Alterations. Tenant shall complete all Alterations with reasonable effort as soon as possible after commencement of the work of constructing such Alterations in order to cause the least disruption to Complex operations and occupants. Upon completion of any Alterations, Tenant shall promptly supply to Landlord as-built drawings and specifications showing the Alterations as made and constructed in the affected portions of the Premises. In connection with installing or removing Alterations, Tenant shall pay Landlord's reasonable, actual, out-of-pocket costs incurred to review Tenant's plans, specifications, working drawings, permit applications and permits, and in connection with Landlord's response to, review of, or involvement in, field conditions, or circumstances in the field, arising during the course of construction of Alterations by Tenant, after notice by Landlord to Tenant of such circumstances. Landlord shall not charge a fee over and above such reasonable, actual out-of-pocket costs. Landlord may also hire a third party to review Tenant's plans, specifications and working drawings, permit applications and permits, and applications by Tenant for payment of Construction Allowances under
Section 10.4 below, in which event Tenant shall reimburse Landlord for the fees and costs charged by such third party. If Tenant requests that Landlord (or its agent) administer construction, installation and/or removal of Alterations, Landlord shall provide to Tenant a quotation for a fee payable to Landlord for such services and, if Tenant approves the amount of such fee, then Landlord (or its agent) shall, to the extent requested by Tenant, provide administration of such construction, installation and/or removal of Alterations, and Tenant shall pay the amount of such fee for such administration within thirty (30) days after receipt of Landlord's notice therefor. Landlord shall, in connection with Alterations hereunder, submit to Tenant from time to time statements and invoices of Landlord's reasonable, actual out-of-pocket costs and fees and costs of such third party incurred by Landlord, together with appropriate documentation supporting and evidencing such costs and fees. Tenant shall pay the amount of such statements within thirty (30) days after receipt thereof from Landlord hereunder. If Tenant is delayed in making Alterations on account of Landlord's failure to comply with, or cause compliance with, Requirements pursuant to Section 8.1 above, then Landlord shall promptly, using all due diligence, correct such failure (or cause such failure to be corrected) as soon as possible in order to minimize any delay in the making by Tenant of such Alterations.

        10.3. Ownership and Removal of Alterations. All Alterations shall become part of the Complex and shall be Landlord's property from and after the installation thereof, and may not be removed or changed without compliance with the applicable provisions of this Article 10. If, on or before the date Landlord approves Tenant's plans and specifications (or other documentation) for any Alterations, Landlord notifies Tenant that Landlord reserves the right to require Tenant to remove Alterations specified in Landlord's notice because they exceed or are different than the then customary building standard installations in Class A office buildings within the Downtown Financial District, then Landlord, on notice given to Tenant, prior to the expiration of the Term or termination of this Lease, may require Tenant to remove any or all such Alterations at Tenant's cost and expense and restore the Premises to the condition existing immediately prior to the installation of such Alterations.
In addition, if with respect to Floors 4 and/or 5 of the Existing Premises and prior to the applicable Delivery Date, Landlord has notified Tenant on or before the date Landlord approved Tenant's plans and specifications (or other documentation) for any Alterations to such Existing Premises that Landlord reserves the right to require Tenant to remove Alterations specified in Landlord's notice and made by Tenant in such Existing Premises because they exceed or are different than the then customary building standard installations in Class A office buildings within the Downtown Financial District, then Landlord, on notice given to Tenant, prior to the expiration of the Term or termination of this Lease, may also require Tenant to remove any or all such Alterations at Tenant's cost and expense and restore such Existing Premises to the condition existing immediately prior to the installation of such Alterations.

Landlord and Tenant acknowledge that examples of the Alterations which exceed or are different from such customary building standard installations are installations such as raised floors, stairways, computer rooms, vaults, built-in safes, kitchens exceeding one (1) kitchen on a Floor, air conditioning and ventilation package units, private restrooms, and any non-Building standard ceiling and lighting systems (except a 2' x 2' fine line grid lay-in tile or similar ceiling system and/or a paracube or uplight lighting system as specified in Section 10.1 above). In addition to the foregoing right of

Landlord to require Tenant to remove Alterations, Tenant shall also remove all Alterations (except for the ceiling and/or lighting system referred to in the preceding sentence) comprised in any uses ancillary to the Permitted Use instituted by Tenant in the Premises pursuant to Section 7.1 above, unless Landlord waives in writing such removal requirement prior to the expiration of the Term or earlier termination of this Lease as to the affected Floor or Floors in the Premises. Prior to the expiration of the Term with respect to a Floor, or earlier termination of this Lease with respect to a Floor, comprised in the Premises, Tenant shall remove all cabling in under-floor duct systems and in telecommunication closets in such Floor, except that Tenant shall have no obligation of cable removal if this Lease expires or terminates (other than on account of Tenant's default) on the same date with respect to all Floors then comprised in the Premises. If Tenant fails to effect removal of Alterations to the extent required pursuant to the foregoing provisions, then Landlord may remove such Alterations and perform such restoration and Tenant shall reimburse Landlord for Landlord's cost and expense incurred to perform such removal and restoration. Tenant shall repair at its cost and expense all damage to the Premises or Complex caused by the removal of any Alterations. Subject to the foregoing provisions regarding removal, all Alterations (including any above Building standard improvements to the Premises) shall at the expiration of the Term or termination of this Lease remain on the Premises without compensation to Tenant. All disputes with respect to Landlord's decision to require removal of Alterations under this Section 10.3 shall be resolved by arbitration pursuant to
Section 31.17.

         10.4. Landlord's Construction Allowance. Upon the terms and conditions set forth in this Section 10.4, Landlord shall provide to Tenant the Construction Allowances for each Floor in the Premises set forth in the Basic Lease Information.

              a. Construction Allowances for Existing Premises. Subject to the satisfaction of the conditions set forth in Section 10.4.b, and except as provided in Section 10.4.c below, Landlord shall pay to Tenant a portion of the Construction Allowances for the Existing Premises up to the sum of One Million Dollars ($1,000,000.00) on or after January 2, 1998, which payment shall be paid by Landlord to Tenant on account of monies advanced prior to January 2, 1998, by Tenant on Landlord's behalf for Alterations to the Premises owned by Landlord pursuant to the provisions of Section 10.3 above. Subject to the satisfaction of the conditions set forth in Section 10.4.b, and subject to the provisions of
Section 10.4.c below, Landlord shall make such payment notwithstanding that the Term has not yet commenced for any Floor in the Premises. After the date the Term first commences for any Floor in the Existing Premises, Landlord shall pay to Tenant such portions of the remaining amount of the Construction Allowances for the Floors in the Existing Premises to the extent requested by Tenant pursuant to Section 10.4.b below, provided that the conditions for disbursement as set forth in Section 10.4.b have been satisfied and except as provided in
Section 10.4.c. Landlord's payment of the Construction Allowances for the Existing Premises shall be made for certain Alterations which Tenant intends to make, or has made (whether before or after the Lease Date), within the Existing Premises, which include fees for architectural and engineering services and construction and installation of Alterations.

               b.   Construction Allowances for Premises.

                    (i) Payment of Construction Allowances. Except as provided in Section 10.4.c below, and upon the terms and conditions specified in this
Section 10.4.b, Landlord shall provide to Tenant the Construction Allowances with respect to each Floor in the Premises. Upon completion by Tenant of the Alterations which Tenant makes to a Floor in the Premises in order to prepare such Floor for use and occupancy, or continued use and occupancy, by Tenant for the Permitted Use, Tenant shall submit to Landlord a statement setting forth all costs and expenses incurred by Tenant for the design, construction and installation of such Alterations on such Floor. Such statement shall be accompanied by backup documentation adequate to evidence all such costs and expenses (including contractor requisitions and requests for payment, invoices and bills). Such statement shall also be accompanied by (i) a certificate of Tenant's architect (or if none, an officer of Tenant) certifying that such Alterations have been completed, (ii) final lien releases and waivers from all contractors, subcontractors and suppliers performing work or supplying materials for the Alterations, (iii) a certificate of final payment from all parties with whom Tenant contracts directly for the design, construction and installation of such Alterations, (iv) a notice of completion showing recording data filed in accordance with applicable California mechanics' lien laws, (v) warranties (if any are given to Tenant) against defects in workmanship, materials and equipment, and (vi) a copy of the permits for such Alterations, signed by the appropriate inspectors, indicating that such Alterations have been finally approved. Upon approval by Landlord of Tenant's statement based thereon and all the other documents and information supplied by Tenant, and subject to the limitations on and provisions for payment set forth in Section 10.4.a with respect to the Existing Premises, Landlord shall pay to Tenant the amount of costs and expenses incurred by Tenant for the design, construction and installation of such Alterations up to, but not exceeding, the Construction Allowance for the Floor in the Premises on which such Alterations were constructed and installed, except that, by written notice from Tenant to Landlord, Tenant may elect to allocate the Construction Allowance for one or more other Floors in the Premises to the Floor or Floors on which such Alterations are to be performed, and the affected Construction Allowances shall be so reallocated for use by Tenant in connection with the making of such Alterations. In no event, however, shall the aggregate Construction Allowances available to Tenant hereunder exceed the aggregate total thereof for all Floors in the Premises as specified in the Basic Lease Information. Subject to the provisions of Section 10.4.c below, if the costs and expenses incurred by Tenant for the design, construction and installation of the Alterations on a Floor in the Premises is less than the Construction Allowance applicable to such Floor, then Tenant shall have the right, at its election, either (A) to apply the unused portion of such Construction Allowance to other Floors, or (B) to apply the unused portion of such Construction Allowance, up to but not exceeding an amount equal to Ten Dollars ($10.00) per square foot of Rentable Area contained in such Floor, against the Rent and Additional Charges otherwise payable by Tenant for such Floor until the full amount of the Construction Allowance for such Floor has been utilized.

                    (ii) Alternative Procedure for Disbursement of Construction Allowances. Tenant may request Landlord to disburse the Construction Allowance applicable to a Floor (subject to Tenant's reallocation rights under Section



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10.4.b(i) above) on a progress payments basis as costs and expenses are incurred by Tenant for the design and construction of such Alterations. If Tenant makes such request, then from time to time, but not more often than once every thirty
(30) days during the design and construction of such Alterations, Tenant shall submit all of the information specified under Section 10.4.b(i) above applicable to a final payment request (except that the architect's or Tenant's officer's certificate shall pertain to the portion of the Alterations then completed, lien releases and waivers shall be conditional and partial for each draw request, with unconditional, partial lien releases with respect to the prior month's payment with each subsequent payment request, a contractor's application for payment shall be submitted in lieu of a certificate of final payment, and the requirements of clauses (iv) - (vi) of Section 10.4.b(i) shall not apply). Upon approval by Landlord of Tenant's information, Landlord shall make payments to Tenant of the amounts requested by Tenant in accordance with the provisions of
Section 10.4.b(i) above, subject to the terms and conditions and limitations therein specified with respect thereto. If so requested by Tenant, Landlord shall make disbursements hereunder directly to Tenant's contractor, except that no such disbursement shall create any contractual or other relationship between Landlord and such contractor, Landlord shall have no obligation or liability to such contractor, and Tenant's contract with such contractor shall so provide. Upon completion by Tenant of such Alterations, Tenant shall apply for any final amounts due in accordance with the procedures of Section 10.4.b(i) above.

                    (iii) Scope of Landlord Approval Right. In connection with Landlord's right to approve Tenant's submittals under Sections 10.4.b(i) and
(ii) above, Landlord shall not


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withhold approval if (i) Tenant submits all required documentation and information, and (ii) all such required documentation and information properly evidences the information or matter to which it pertains.

                                    (iv)  Use of Construction Allowances.
Tenant shall have the right to use and apply the Construction Allowances for all costs and expenses incurred by Tenant for the design, construction and installation of Alterations as herein specified (including architectural, engineering and consultants' fees) and for any other architectural, engineering and consultants' fees, attorneys' fees, moving expenses, furniture, fixtures and equipment, communication installations and signage for initial occupancy by Tenant of the Premises; and, for purposes of this Section 10.4, reference to "Alterations" and "all costs and expenses incurred by Tenant for the design, construction and installation of such Alterations" shall be inclusive of all of the foregoing items, costs and expenses.

                         c.   Certain Conditions and Limitations on Construction
Allowances. Notwithstanding anything to the contrary contained in this Section 10.4, Tenant shall expend at least Fifteen Dollars ($15.00) per foot of Rentable Area (or in the case of Floor 2, per foot of Galleria Rentable Area) of the Construction Allowance for initial Alterations to all Floors of the New Premises, and an average of Fifteen Dollars ($15.00) per foot of Rentable Area of the Construction Allowance for initial Alterations to Floors 18-21 combined. Landlord's obligation to disburse any Construction Allowance shall be conditioned upon all of the following as of the date such disbursement is to be made: (i) no monetary or other material default by Tenant remains uncured after the giving of any required notice and the expiration of any


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applicable cure period; and (ii) Tenant's net worth as of the date of disbursement is not less than One Hundred Seventy-Five Million Dollars ($175,000,000.00) as evidenced by Tenant's separate, unconsolidated audited financial statements with a clean and unqualified auditor's opinion, delivered to Landlord within 30 days after Landlord's request (which audited financial statements shall have been issued not more than fifteen (15) months prior to the applicable disbursement date), except that if Tenant does not meet the conditions specified in this clause (ii), Tenant may provide to Landlord Additional Security in order to satisfy the conditions specified in this clause
(ii). If either of the conditions specified in clauses (i) - (ii) do not continue to be satisfied as of the date of disbursement of a Construction Allowance, Landlord shall have no obligation to disburse such Construction Allowance or any further Construction Allowances, except that if any default under clause (i) is subsequently cured, notwithstanding the expiration of the applicable grace period, then Tenant's right to payment of such Construction Allowances and any future Construction Allowances, shall be reinstated, subject, however, to continuing fulfillment of the conditions specified in clauses (i) -
(ii). If the only condition unfulfilled is the net worth test specified in clause (ii) above, then Landlord shall have the right to disburse only that portion of the Construction Allowances as Landlord in its sole discretion deems prudent in relationship to Tenant's then net worth. If Landlord exercises such right, then the monthly installments of Base Rent due from Tenant to Landlord with respect to the Premises, for the period from the date Landlord exercises such right until the end of the Term, shall be abated to the extent of the amount equal to the amount of the undisbursed portion of the Construction Allowances,


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amortized over the balance of the Term applicable to such Floors on a straight-line basis, with interest at the Prime Rate plus 1%. If for any reason Tenant fails to request payment of a Construction Allowance within twenty-four
(24) months after the last Delivery Date with respect to any Floor or partial Floor in the Premises, then Landlord's obligation to make payment of such Construction Allowance shall terminate and Tenant shall have no right to payment of such Construction Allowance.

                    d. Dispute Resolution; Remedy for Failure of Landlord to Pay Construction Allowances. Any disputes between the parties under this Section
10.4 (including a dispute pursuant to which Landlord fails to make payment of any Construction Allowance) shall be resolved by arbitration pursuant to the provisions of Section 31.17 below. Notwithstanding the foregoing, if the dispute involves a claim by Tenant that it is entitled to payment of a Construction Allowance, or portion thereof, and Landlord has failed or refused to make such payment, then Landlord's right to initiate arbitration of such dispute, or defend itself in such arbitration, shall be conditioned upon payment by Landlord of the disputed amount into an escrow in trust on behalf of Landlord and Tenant, with a national banking association designated by Landlord, with instructions to disburse such amount in accordance with the final decision of the arbitrators made pursuant to Section 31.17 below. Any interest accruing on such escrowed funds shall be paid to the prevailing party as determined by the final decision of the arbitrators made pursuant to Section 31.17. If Landlord fails to make such deposit into escrow within thirty (30) days after Tenant's demand for making such deposit, then Tenant shall have the right to offset the amount of the unpaid Construction Allowance against Rent and Additional Charges otherwise due and payable under


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this Lease until the full amount of such Construction Allowance has been offset against Rent and Additional Charges.

                    e. Certain Other Requirements With Respect to Initial Alterations to Premises. Subject to all applicable Requirements, Tenant shall have the right to design and construct Alterations in phases on a fast-track basis in order to complete such Alterations at the earliest feasible time, and Landlord shall cooperate by approving plans and specifications as they are produced and submitted by Tenant so that Tenant may commence construction of Alterations before completion of all plans and specifications applicable to the entirety of such Alterations, except that Landlord may withhold approvals or other actions to the extent, in Landlord's reasonable judgment, the plans and specifications are not sufficiently complete or such actions are premature with respect to the actual design of or work of construction on such Alterations. Notwithstanding anything to the contrary contained in this Lease or any then applicable Building standard procedures for Alterations, any approval by Landlord of initial Alterations under this Section 10.4 to three (3) Floors or less at any one time shall be given or withheld within ten (10) Business Days after Tenant's request for such approval, and otherwise within twenty (20) Business Days after Tenant's request for such approval.

                  10.5. Right of Tenant to Make Certain Alterations to Complex. Subject to the terms and conditions of this Section 10.5, Tenant shall have the right to increase the live load capacity for each Floor in the Premises, and/or to increase the supply of electricity to one or more Floors in the Premises by the installation of additional panels, bus taps, wiring, risers and/or transformers. In addition, Landlord may, in connection with rendering any approvals with respect to such Alterations, require that Tenant remove such Alterations upon expiration of the Term or earlier termination of this Lease and restore the affected portion of the Complex to its original condition. Specifically, but without limiting the generality of the foregoing, Landlord may require Tenant to remove wiring from risers installed by Tenant hereunder.

         11. Liens. Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant at Tenant's initiation pursuant to this Lease or otherwise. Prior to the commencement of, and during the progress of, any Alterations, Landlord shall have the right to post and keep posted on the Premises any notices provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Complex from such liens. If Tenant fails to keep the Premises and/or the Complex free of any lien pursuant to this Article 11, then Landlord may, after first giving notice to Tenant of its intent so to do, take such actions at the expense of Tenant that Landlord deems necessary or appropriate in its sole discretion to prevent, remove or discharge such liens.

         12.  Damage or Destruction.

                 12.1. Duration of Repair. If the Premises, or any other portion of the Complex, are damaged or destroyed by fire or other casualty, Landlord shall, as soon as possible after the date of such damage or destruction, but in no event later than thirty (30) days after the date of such damage or destruction, identify three (3) independent general contractors and/or consultants (each of which shall be qualified and competent and experienced in estimating the time and cost necessary to repair, and extent of, such damage or destruction and the cost necessary to repair any

Alterations also damaged or destroyed), and shall notify Tenant of the identity of such three general contractors and/or consultants. Landlord's notice shall include pertinent information with respect to the qualifications of each identified general contractor and/or consultant to formulate an estimate for the time required to repair such damage or destruction, and shall also disclose all past business dealings between Landlord and such general contractors and/or consultants during the 4-year period prior to such notice. Tenant shall, within ten (10) days after receipt of Landlord's notice, designate by written notice to Landlord which of the three general contractors and/or consultants identified in Landlord's notice that Tenant desires to undertake the formulation of the estimate of the time and cost necessary to repair, and extent of, such damage or destruction, and the cost necessary to repair any Alterations also damaged or destroyed. Upon receipt of Tenant's selection hereunder, Landlord shall retain the designated general contractor and/or consultant, which general contractor and/or consultant shall, as soon as possible after designation hereunder, but in no event more than ninety (90) days after such damage, prepare a written report setting forth such general contractor's and/or consultant's estimate of the time and cost necessary to repair, and extent of, such damage or destruction and the cost necessary to repair any Alterations also damaged or destroyed. Upon completion of such written report, Landlord shall cause such general contractor and/or consultant to deliver such report to Landlord and Tenant. For purposes of this Article 12, "the time required to repair such damage or destruction" shall include the time necessary to obtain all governmental permits and approvals to effectuate such repair or reconstruction, and the time necessary to


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
commence and complete the work of repair or reconstruction of such damage or destruction.

                  12.2. Obligation to Repair. If the written report of the general contractor and/or consultant prepared pursuant to Section 12.1 concludes that (i) the time required to repair such damage or destruction is less than one
(1) year from the date of such damage or destruction, and (ii) less than forty percent (40%) of the Complex is damaged or destroyed, and (iii) the damage or destruction is covered by insurance carried by Landlord pursuant to this Lease or otherwise, or would have been covered by insurance required to be carried by Landlord pursuant to this Lease but for Landlord's failure so to do, or (iv) the event of damage or destruction to the Premises and/or the Complex is not covered by insurance and such insurance was not required to be carried or actually carried by Landlord pursuant to this Lease or otherwise, and the cost of repair of such damage or destruction is Ten Million Dollars ($10,000,000.00) or less, then (A) Landlord shall promptly commence and prosecute with due diligence to completion repair of the Premises, and/or the portion of the Complex necessary for Tenant's use and occupancy of the Premises, to substantially the condition existing immediately before such damage or destruction, as permitted by and subject to then applicable laws, ordinances, rules and regulations; (B) this Lease shall remain in full force and effect; and (C) Base Rent and Escalation Charges shall abate for such part of the Premises rendered by such damage and destruction unusable or inaccessible by Tenant in the conduct of its business during the time such part is so unusable or inaccessible and for the earlier of
(1) ninety (90) days after the date of substantial completion of repair by Landlord to enable Tenant to make Alterations, or (2) the date Tenant first resumes the Permitted Use in the affected portion of the Premises, in the proportion that the Rentable Area contained in the unusable or inaccessible part of the Premises bears to the total Rentable Area of the Premises, except that if the damage or destruction occurs to the Antenna Area, then only the Antenna Fee shall abate until such Premises are restored for Tenant's use. There shall be no abatement of Rent and Escalation Charges for any damage or destruction to the Generator Area. For purposes of the Rent and Escalation Charges abatement provisions of clause (C) above, if a portion of the Premises containing a Critical Area is damaged or destroyed, and as a result of such damage or destruction to such Critical Area Tenant is unable to conduct its business in another portion or portions of the Premises, then the Rent and Escalation Charges abatement provisions of clause (C) shall pertain to all portions of the Premises (including the Critical Area) rendered unusable by Tenant in the conduct of its business as a result of such damage or destruction to such Critical Area until such Critical Area is repaired under this Article 12, subject, however, to the provisions of clauses (1) and (2) of clause (C) above. In addition, if any Critical Area is damaged or destroyed and Tenant so requests, Landlord shall use premium time and expedited construction in order to effect the repair of such Critical Area, and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord for such premium time and expedited construction, which reimbursement shall be made from time to time by Tenant to Landlord within thirty (30) days after receipt by Tenant of Landlord's invoice therefor.

                  12.3. Election on Certain Events. If (i) the written report of the general contractor and/or consultant prepared pursuant to Section 12.1 above concludes that (A) the time to



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
repair such damage or destruction will exceed one (1) year from the date of such damage or destruction, or (B) forty percent (40%) or more of the Complex is damaged or destroyed, or (ii) the event of damage or destruction to the Premises and/or the Complex is not covered by insurance and such insurance was not required to be carried or actually carried by Landlord pursuant to this Lease or otherwise, and the cost of repair of such damage or destruction exceeds Ten Million Dollars ($10,000,000.00), then in any such case Landlord may elect, within thirty (30) days after receipt of the written report of the general contractor and/or consultant retained pursuant to Section 12.1, to terminate this Lease, which election shall be made by written notice by Landlord to Tenant and shall be effective thirty (30) days after the date of giving such notice. If the written report of the general contractor and/or consultant prepared pursuant to Section 12.1 above concludes that (1) (I) the time to repair such damage or destruction will exceed one (1) year from the date of such damage or destruction, or (II) forty percent (40%) or more of the Complex is damaged or destroyed, and (2) the Premises, or a portion thereof, is damaged or destroyed and such damage or destruction is of such extent and nature so as to significantly impair Tenant's business use of or access to the Premises, as reasonably determined by Tenant, then in any such case Tenant may elect within thirty (30) days after receipt of the written report of the general contractor and/or consultant retained pursuant to Section 12.1, to terminate this Lease, which election shall be made by written notice by Tenant to Landlord and shall be effective thirty (30) days after the date of giving such notice. If neither party terminates this Lease pursuant to this Section 12.3 within the time periods herein specified, then Landlord shall repair the Premises or the portion of the Complex necessary for

Tenant's use and occupancy of the Premises pursuant to the applicable provisions of Section 12.2 above and Base Rent and Escalation Charges shall abate as specified therein. If either party terminates this Lease, then this Lease shall terminate as of the date of the event of damage or destruction, and all proceeds of insurance maintained by Landlord shall be paid to Landlord, and all proceeds of insurance maintained by Tenant shall be paid to Tenant, except for Tenant insurance proceeds paid on account of Alterations paid for by Landlord (whether through the Construction Allowances or otherwise) which insurance proceeds shall be paid to Landlord.

                  12.4. Cost of Repairs. Landlord shall pay the cost for repair of the Complex and all improvements in the Premises, other than Alterations, the Antenna, and the Generator. Tenant shall pay the costs to repair Alterations, the Antenna, and the Generator.

                  12.5. Damage at End of Term. Notwithstanding anything to the contrary contained in this Article 12, if the Premises, or any portion thereof, are damaged or destroyed by fire or other casualty within the last one
(1) calendar year of the Term applicable to that portion of the Premises damaged or destroyed, and the time required to repair such damage or destruction is more than ninety (90) days from and after the date of such damage or destruction, then either Landlord or Tenant shall have the right, in either's sole discretion, to terminate this Lease as it relates to the Premises so damaged or destroyed by notice to the other given within thirty (30) days after the date of such event. Such termination shall be effective on the date specified in the terminating party's notice to the other party, but in no event later than the end of such 30-day period. If the Complex is damaged or destroyed by fire or other casualty within the last one

(1) calendar year of the Term applicable to Floors 2-9, and the time required to repair such damage or destruction is more than ninety (90) days from and after the date of such damage or destruction, then either Landlord or Tenant shall have the right, in either party's sole discretion, to terminate this Lease by notice to the other given within thirty (30) days after the date of such event. Such termination shall be effective on the date specified in the terminating party's notice to the other party, but in no event later than the end of such 30-day period.

                 12.6. Proration of Rent and Additional Charges on Termination. Upon termination of this Lease pursuant to this Article 12, Landlord shall promptly refund to Tenant any Base Rent paid by Tenant for any period after the date of such termination and shall promptly refund any Additional Charges after the exact amount of such Additional Charges have been determined.

                 12.7. Waiver of Statutes. The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Complex, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4) providing for the termination of a lease upon destruction of the leased property.

         13.  Eminent Domain.

                 13.1. Effect of Taking. Except as otherwise provided in this
Article 13, if all or any part of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, "taken" or a "taking"), this Lease shall terminate as to the part of the Premises so taken as of the



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
effective date of such taking. On a taking of a portion of the Premises, Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant's business use of the balance of the Premises, as reasonably determined by Tenant. Such termination shall be operative as of the effective date of the taking. Landlord may terminate this Lease on a taking of any material portion of the Complex if Landlord reasonably determines that (i) such taking is of such extent and nature as to render the operation of the remaining Complex economically infeasible or to require a substantial alteration or reconstruction of such remaining portion, or (ii) the amount of the award payable to Landlord under
Section 13.2 below, after deducting all costs and expenses incurred by Landlord in connection with such taking, is not sufficient to restore the Complex, and
(iii) in either case (i) or (ii), Landlord terminates all of the leases in the Building which Landlord has the right to terminate as a result of such taking of the Complex. Landlord shall elect such termination by notice to Tenant given within ninety (90) days after the effective date of such taking, and such termination shall be operative as of the effective date of such taking. Upon a taking of the Premises which does not result in a termination of this Lease, (A) the Base Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the Rentable Area of the Premises so taken bears to the total Rentable Area of the Premises, except that there shall be no reduction in Rent attributable to a taking of the Antenna Area, unless Tenant is deprived of the use and enjoyment of the Antenna Area, in which event only the Antenna Fee shall be reduced or abated, and (B) each of Tenant's Percentage Shares as shown on the Basic Lease Information shall be recalculated as of the effective date of such taking based on the ratio of Rentable Area remaining in each Floor comprised in the Premises as of the effective date of such taking bears to the total Rentable Area remaining in the Building as of the effective date of such taking, except that Tenant's Percentage Share for Floor 2 in the Premises shall be recalculated based on Galleria Rentable Area. There shall be no reduction in Rent and Escalation Charges as a result of any taking of the Generator Area.

                 13.2. Condemnation Proceeds. Except as hereinafter provided, in the event of any taking, Landlord shall have the right to all compensation, damages, income, rent or awards made with respect thereto (collectively an "award"), including any award for the value of the leasehold estate created by this Lease. No award to Landlord shall be apportioned and, subject to Tenant's rights hereinafter specified, Tenant hereby assigns to Landlord any right of Tenant in any award made for any such taking. Tenant may seek to recover, at its cost and expense, as a separate claim, any damages or awards payable on a taking of the Premises to compensate for the unamortized cost of any Alterations or Tenant's personal property taken for interference with or interruption of Tenant's business (other than goodwill), or for Tenant's removal and relocation expenses.

                 13.3. Restoration of Premises and Complex. On a taking of the Premises or Complex which does not result in a termination of this Lease, Landlord and Tenant shall restore the Premises and/or Complex as nearly as possible to the condition they were in immediately prior to the taking in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises and the Complex on damage or destruction pursuant to
Article 12 above.

            13.4. Tenant Waiver. The rights and obligations of Landlord and Tenant on any taking of the Premises or any other portion of the Complex are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

         14.  Insurance.

            14.1. Liability Insurance. Landlord, with respect to the Complex, at its cost and expense but subject to reimbursement as Escalation Charges, and Tenant, at its cost and expense with respect to the Complex, shall each maintain or cause to be maintained, throughout the Term, a policy or policies of commercial general liability insurance with limits of liability not less than Ten Million Dollars ($10,000,000.00) combined single limit. Such coverage may be provided by a combination of commercial general liability and excess umbrella policies. Landlord may from time to time, on at least thirty (30) days' prior written notice to Tenant, require Tenant to increase the limits of liability on Tenant's liability insurance when and if Landlord determines such increase is required adequately to protect the parties named as insureds or additional insureds under such liability insurance, and the limits of liability for liability insurance for comparable tenants in the Comparable Buildings; and if Tenant disputes the propriety or basis of such increase, such dispute shall be resolved by arbitration pursuant to Section 31.17 below. Each policy shall contain coverage for contractual liability, personal injury liability, and premises operations, coverage deleting liquor liability exclusions, and, as to Tenant's insurance, fire legal liability (which liability need not be in the amount of $10,000,000.00).

                  14.2. Landlord Casualty Insurance. Landlord shall maintain, or cause to be maintained, at its cost and expense but subject to reimbursement as Escalation Charges throughout the Term, a policy or policies of All Risk or Special Form fire and casualty insurance insuring the full replacement cost of the Complex (exclusive of foundations and excavations). If Landlord carries earthquake insurance on the Complex, the amount of such insurance shall be based on probable maximum loss with not less than a 5% deductible based on the full replacement cost of the Complex.

                  14.3. Tenant Casualty Insurance. Tenant, at its cost and expense, shall maintain or cause to be maintained throughout the Term, a policy or policies of All Risk or Special Form fire and casualty insurance (including sprinkler leakage and water damage coverage), insuring the full replacement cost of all Alterations, the Antenna, the Generator and Tenant's moveable furniture, equipment and trade fixtures and other personal property in the Premises. Landlord (and any encumbrancer under Article 21 below whose name and address is provided to Tenant by notice given pursuant to Article 27 below), shall be named as a loss payee under such insurance. Tenant shall provide to Landlord in connection with the initial issuance and the annual renewal of the policy or policies of insurance carried by Tenant hereunder a certificate of the insurance company issuing such policy that such policy provides full replacement cost coverage to cover 100% of the actual cost which would be required to replace the property covered by such insurance in the event of the occurrence of a risk included within the coverage of such insurance.

                  14.4. Form of Policies. All liability insurance required by this Article 14 shall be issued on an occurrence basis; and all insurance required by this Article 14 shall be issued by companies with a Best & Company rating of A-, VIII or better. Any insurance policy under this Article 14 may be maintained under a "blanket policy", insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. Each party shall provide to the other certificates of insurance certifying that the policies contain the provisions required hereunder. Each party shall deliver such certificates to the other no later than one (1) Business Day prior to the first Delivery Date to occur hereunder or, as to Tenant, such earlier date as Tenant or Tenant's contractors, agents, licensees, invitees or employees first enter the Premises and, upon renewal, not less than one (1) Business Day prior to the expiration of such coverage. All liability insurance shall provide (i) that the other party, and its managing agent, any constituent member of such party, and any encumbrancer (as defined in Section 21.1 below) as requested by Landlord, is designated as an additional insured without limitation as to coverage afforded under such policy; (ii) for severability of interests or that acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured; and (iii) that Tenant's insurance is primary and noncontributing with any insurance carried by Landlord. Each party's insurance shall provide that the insurer agrees not to cancel or alter the policy without at least thirty (30) days prior written notice to all additional insureds or loss payees. All deductibles under policies of insurance required to be carried by either party under this Article 14 shall be commercially reasonable under the



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circumstances, subject to any deductibles specifically set forth in this
Article 14.

                  14.5. Tenant Right of Self-Insurance. Tenant shall have the right to self-insure for any of the insurance required to be carried by Tenant under this Article 14 if and so long as (i) the net worth of Tenant is Two Hundred Million Dollars ($200,000,000.00), and (ii) the net current assets of Tenant are not less than Fifty Million Dollars ($50,000,000.00), as shown by Tenant's separate, unconsolidated audited financial statements delivered to Landlord within thirty (30) days after written request from time to time while such self-insurance is in effect (which audited financial statements shall have been issued not more than fifteen [15] months prior to the applicable date). Whenever Tenant elects to self-insure pursuant to this Section 14.5, Tenant shall, for all purposes of this Lease (including Article 16 below), be deemed to be carrying the insurance required to be carried by Tenant under this Article 14.

         15. Waiver of Claims and Subrogation Rights. Landlord and Tenant, each for itself, and, to the extent legally permissible and without affecting any insurance maintained by such party, on behalf of its insurer, releases and waives any right to recover against the other party for any liability for: (i) loss or damage to property; (ii) any other direct or indirect loss or damage caused by fire or other risks, which loss or damage would be covered by any "All Risk" or "Special Form" policy of insurance or is otherwise insured; or (iii) claims arising by reason of any of the foregoing, irrespective of any act or neglect of such other party which may have contributed to such loss or damage. Each party shall, to the extent such insurance endorsement is lawfully available, obtain or cause to be obtained, for the benefit of the



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
other party, a waiver of any right of subrogation which the insurer of such party may acquire against the other party by virtue of the payment of any such loss covered by such insurance.

         16.   Waiver of Liability and Indemnification.

               16.1. Waiver and Release. Except to the extent due to the negligence or willful misconduct of Landlord and except to the extent otherwise provided in this Lease, Landlord shall not be liable to Tenant or Tenant's employees, agents, contractors, licenses or invitees for, and Tenant waives as against and releases Landlord from, all claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises and/or any other portion of the Complex, arising at any time and from any cause whatsoever (including such claims caused in whole or in part by the act, omission, or neglect of other tenants, contractors, licensees, invitees or other occupants of the Complex or their agents or employees). In no event shall Landlord be liable to Tenant for, and Tenant waives as against and releases Landlord from, all claims for consequential damages (including lost profits) arising from any cause whatsoever, including the negligence of Landlord, but excluding the gross negligence or willful misconduct of Landlord. The waiver and release contained in this Section 16.1 extends to the officers, directors, partners, employees, agents and representatives of Landlord.

               16.2. Indemnification of Landlord. Except to the extent due to the negligence or willful misconduct of Landlord, Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with, or related to (i) the making of Alterations (other than Alterations made by Landlord on behalf of Tenant), or (ii) injury



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to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or any occurrence in or the conduct of business in, the Premises, including the use of the Antenna and/or the Generator; (B) the use, generation, storage, handling, release, transport, or disposal by Tenant or Tenant's employees, agents or contractors, of any Hazardous Materials in or about the Premises or any other portion of the Complex; (C) acts, neglect or omissions of Tenant, its officers, directors, agents, employees, invitees or licensees, in or about any portion of the Complex; (iii) the installation, operation, maintenance, repair, replacement or removal of the Antenna in the Antenna Area, including any claims by third parties that the installation, operation and/or maintenance of the Antenna interferes with such third persons' telecommunication devices or equipment and claims by third persons for bodily injury and/or property damage caused by the installation, operation and/or maintenance of the Antenna; or (iv) the installation, operation, maintenance, repair, replacement or removal of the Generator in the Generator Area, including any claims by third parties that the installation, operation and/or maintenance of the Generator interferes with such third person's devices or equipment and claims by third persons for bodily injury and/or property damage caused by the installation, operation and/or maintenance of the Generator. Tenant's indemnity obligation includes reasonable attorneys' fees and costs, reasonable investigation costs and all other reasonable costs and expenses incurred by Landlord. Landlord shall have the right to approve legal counsel proposed by Tenant for defense of any claim indemnified against hereunder or under any other provision of this Lease, except that if such counsel is appointed by an insurance company providing a defense to Landlord and/or


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Tenant, then such counsel shall be deemed approved by Landlord. The indemnification contained in this Section 16.2 shall extend to the officers, directors, partners, members, employees, and agents of Landlord.

                  16.3. Indemnification of Tenant. Except to the extent due to the negligence or willful misconduct of Tenant, Landlord shall indemnify, defend, protect and hold Tenant harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with, or related to (i) the making of Alterations by Landlord on behalf of Tenant or the making of any other alterations or additions by Landlord to the Complex, or any portion thereof, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) acts, neglect or omissions of Landlord, its officers, directors, agents, employees, invitees or licensees, in or about the Premises or any other portion of the Complex; (B) the use, generation, storage, handling, release, transport, or disposal by Landlord or Landlord's employees, agents or contractors, of any Hazardous Materials in or about the Premises or any other portion of the Complex; and (C) any other occurrence in or on the Complex, excluding the Premises. Landlord's indemnity obligation includes reasonable attorneys' fees and costs, reasonable investigation costs and all other reasonable costs and expenses incurred by Tenant. Tenant shall have the right to approve legal counsel proposed by Landlord for defense of any claim indemnified against hereunder or under any other provision of this Lease, except that if such counsel is appointed by an insurance company providing a defense to Landlord and/or Tenant, then such counsel shall be deemed approved by Tenant. The indemnification contained in this Section 16.3 shall extend to the




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
directors, officers, partners, shareholders, members, employees, and agents of Tenant.

         17.    Assignment and Subletting.

                17.1. Compliance Required. Except as otherwise provided in
Section 17.9 below, Tenant shall not, directly or indirectly, voluntarily or by operation of law, sell, assign or otherwise transfer this Lease, or any interest herein (collectively, "assign" or "assignment"), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, "sublease" or "subletting", the assignee or sublessee under an assignment or sublease being referred to as a "transferee"), without Landlord's prior consent given or withheld (i) reasonably in accordance with
Section 31.8, and (ii) in accordance, and in compliance, with the express standards, conditions and provisions of this Article 17. Any assignment or subletting made in violation of this Article 17 shall be void. As used herein, an "assignment" includes any sale or other transfer in one or more transactions of a majority of the voting stock of Tenant, if Tenant is a privately held corporation, or any sale or other transfer in one or more transactions of a majority of the beneficial interests in Tenant, if Tenant is any other form of privately-held entity. Tenant acknowledges that the limitation on assignment and subletting contained in this Article 17 are expressly authorized by California Civil Code Section 1995.010, et seq., and are fully enforceable by Landlord against Tenant.

                17.2. Request by Tenant; Landlord Response. If Tenant desires to effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee's proposed



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
business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction, including financial information (certified as accurate and complete by an authorized representative of the proposed transferee), credit reports, and the general business history regarding the transferee. Within twenty (20) days after the receipt of all such information required by Landlord, or within thirty (30) days after the date of Tenant's request to Landlord if Landlord does not request additional information, Landlord shall, by notice to Tenant, either: (i) consent to the assignment or sublease, subject to the terms of this Article 17; (ii) decline to consent to the assignment or sublease; or (iii) terminate this Lease as to the affected portion of the Premises as of the date specified by Tenant as the effective date of the proposed assignment or sublease, in which event Tenant will be relieved of all unaccrued obligations hereunder as to such portion as of such date, other than those obligations which survive termination of this Lease. Notwithstanding the provisions of this Section 17.2, Tenant shall have the right, each time Tenant desires to assign this Lease or sublet a portion of the Premises and prior to requesting Landlord's consent to an assignment or sublease, to notify Landlord that Tenant desires to assign this Lease or sublet a portion of the Premises. Tenant's notice shall set forth all material terms and conditions upon which Tenant is willing to assign this Lease or sublet the affected portion of the Premises. If Tenant gives Landlord such notice, then Landlord shall have the right, by written notice to Tenant given within twenty (20) days after the receipt of Tenant's notice, to terminate this Lease as to the Premises in the case of an assignment, and the affected portion of the Premises in the case of a sublease, in which event Tenant


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
will be relieved of all unaccrued obligations hereunder as to such portion of the Premises as of such date, other than those obligations which survive termination of this Lease. If Landlord does not exercise such right of termination hereunder within such 20-day period, then Tenant shall have the right to attempt to enter into an assignment or sublease substantially upon the terms set forth in Tenant's notice to Landlord hereunder for a period of two hundred seventy (270) days after the expiration of such 20-day period. If, within such 270-day period, Tenant does not enter into an assignment or sublease substantially on the terms and conditions set forth in Tenant's notice to Landlord hereunder, then Tenant shall, if it intends again to attempt to assign or sublease the affected portion of the Premises, notify Landlord of such intent and the material terms and conditions upon which Tenant intends to attempt to assign or sublease the affected portion of the Premises, and Landlord shall once again have the right to terminate this Lease in accordance with the foregoing provisions. In addition, if during such 270-day period, Tenant effects a change in the terms and conditions set forth in the notice to Landlord hereunder so that Tenant is no longer attempting to assign or sublet substantially on the terms and conditions set forth in Tenant's notice to Landlord, then Tenant shall promptly after effecting such change so notify Landlord and Landlord shall have the right to terminate this Lease in accordance with the foregoing provisions for the 20-day period therein specified and if Landlord does not exercise such right of termination within such 20-day period, then Tenant shall have a new 270-day period to attempt to assign or sublet in accordance with such changed terms and conditions. For purposes hereof, "substantially on the terms and conditions set forth in Tenant's notice to Landlord" means that Tenant enters into



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an assignment or a sublease with a third person on economic terms and conditions not more favorable to the transferee than the equivalent of ninety percent (90%) of the economic terms and conditions set forth in Tenant's notice, and without material deviation with respect to the other terms and conditions set forth in Tenant's notice.

                  17.3. Conditions for Landlord Approval. Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant acknowledges that Landlord may reasonably withhold its consent in the following instances: (i) if Tenant is in monetary or other material default under this Lease after the giving of any required notice and the expiration of any applicable cure period; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic; (iii) if the transferee is an existing tenant in the Building and space comparable to the space in the Premises is then available in the Building for lease to such existing tenant; (iv) if in Landlord's reasonable judgment the transferee's business use and/or occupancy of the Premises would not be consistent with tenancies then in the Building; (v) in the case of a sublease, it would result in more than three (3) separately demised occupancies on a Floor in the Premises, including Tenant and subtenants; and (vi) in the case of an assignment, if, in Landlord's reasonable judgment, the financial condition of the transferee is not commensurate with the obligations of the transferee to be performed under this Lease. If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified without Landlord's prior written consent pursuant to this Article 17. Landlord's consent to an assignment



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
or subletting shall not be deemed consent to any subsequent assignment or subletting.

                 17.4. Costs and Expenses. Unless Landlord terminates this Lease as to the affected portion of the Premises pursuant to clause (iii) of Section
17.2 above, as a condition to the effectiveness of any assignment or subletting under this Article 17 for which Landlord's consent is required, Tenant shall pay to Landlord all reasonable out-of-pocket costs and expenses, including attorneys' fees and disbursements, incurred by Landlord in evaluating Tenant's requests for assignment or sublease, whether or not Landlord consents to an assignment or sublease. If Landlord terminates this Lease as to the affected portion of the Premises pursuant to clause (iii) of Section 17.2 above, then Tenant shall have no liability for any costs or expenses under this Section 17.4.

                 17.5. Payment of Excess Rent and Other Consideration. Except as otherwise provided in Section 17.9 below, Tenant shall also pay to Landlord, promptly upon Tenant's receipt thereof, one hundred percent (100%) of any and all rent, sums or other consideration (except sums paid for Tenant's personal property sold or rented to the transferee), howsoever denominated, realized by Tenant in connection with any assignment or sublease transaction in excess of the Rent and Escalation Charges payable hereunder (prorated on a Rentable Area, or Galleria Rentable Area as to Floor 2, basis to reflect the Rent and Escalation Charges allocable to the portion of the Premises if a sublease), after first deducting from or offsetting against such consideration Tenant's out-of-pocket expenses incurred in connection with such assignment or sublease (such as advertising and promotional expenses and attorneys' fees), any broker's commission paid by Tenant in



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
connection with such assignment or sublease, any tenant improvement period not exceeding ninety (90) days, granted to a subtenant during which such subtenant is not obligated to pay rent, any allowances, tenant improvements, rent concessions or other monetary concessions made by Tenant in connection with such assignment or sublease, and any costs or expenses paid by Tenant pursuant to
Section 17.4 above.

                  17.6. Assumption of Obligations; Further Restrictions on Subletting. Each assignee shall, concurrently with any assignment, assume all obligations of Tenant accruing under this Lease after the effective date of the assignment. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein; and the surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases. No sublessee shall have the right further to sublet, but a sublessee shall have the right, subject to the applicable provisions of this Article 17, to effect a partial or full assignment of its sublease upon such terms and conditions as Tenant and such sublessee may provide in the sublease. Any assignment by a sublessee of its sublease, whether partial or in full, shall be subject to Landlord's prior consent in the same manner as a sublease by Tenant. No sublease, once consented to by Landlord, shall be modified without Landlord's prior consent. No assignment or sublease shall be binding on Landlord unless Tenant or the transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains the assumption by the assignee, or recognition by the sublessee, of the provisions of this Section 17.6, but the failure or refusal of Tenant or a transferee to deliver such instrument shall not release or discharge Tenant or such transferee from the provisions and obligations of this Section 17.6.

                  17.7. No Release. No assignment or sublease shall release Tenant from its obligations under this Lease, whether arising before or after the assignment or sublease. The acceptance of Rent and Additional Charges by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 17. On a default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee. No consent by Landlord to any further assignments or sublettings of this Lease, or any amendment or termination of this Lease, or extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, or bankruptcy or default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration, except that (i) if this Lease is terminated for any reason other than the default of a transferee of Tenant or Tenant, Tenant's liability for unaccrued obligations under this Lease shall terminate as of the date of termination of this Lease, and (ii) Tenant shall have no liability for any amendments or modification of this Lease made after the date Tenant assigns this Lease to an assignee. Landlord shall have no obligation to notify Tenant or obtain Tenant's consent with respect to any of the foregoing matters.

                 17.8. No Encumbrance. Notwithstanding anything to the contrary contained in this Article 17, Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any of Tenant's interest or rights hereunder, as security for any obligation or liability of Tenant.

                 17.9. Certain Rights with Respect to Assignments and Subleases.

                       a. Right to Assign or Sublet without Landlord's Consent. Notwithstanding the provisions of Section 17.1 above, the provisions of this
Article 17 shall not apply to the transfer of stock in Tenant so long as Tenant is a publicly traded corporation whose stock is listed on a national or regional stock exchange or over the counter stock exchange or to the issuance of stock in Tenant in a public offering. Notwithstanding the provisions of Section 17.1 above, Tenant shall have the right to assign this Lease to, or sublet all or any portion of the Premises to, or permit occupancy of the Premises by, an Affiliate without Landlord's consent. The effectuation of any transaction shall be subject to the limitations specified in clauses (i), (ii), (iv), (v) and (vi) of Section 17.3, and Sections 17.7 and 17.8, and require compliance with the provisions of
Section 17.6. Tenant shall not have an obligation to pay to Landlord the amounts set forth in Sections 17.4 and 17.5 with respect to any such transaction.

                       b. Certain Rights to Sublet Without Landlord's Consent. Notwithstanding the provisions of Section 17.1 above, upon the terms and conditions specified in this Section 17.9.b, Tenant shall have the right to sublet the Rentable Area contained in up to two (2) Floors within the Premises without first obtaining Landlord's prior written consent. Tenant must sublease



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
all the Rentable Area on a single Floor hereunder before subleasing Rentable Area on the second Floor hereunder. If Tenant enters into a sublease of any Rentable Area hereunder, Tenant shall, promptly after entering into such sublease, notify Landlord of such sublease transaction, the identity of the parties to the transaction, the nature of the transferee's use and occupancy of the Premises, and the documentation for and terms of the transaction. Any sublease made by Tenant hereunder shall be subject to the limitations specified in clauses (i) - (v) of Section 17.3 above, and in Sections 17.7 and 17.8. Each sublease entered into by Tenant hereunder shall also be subject to, and Tenant and the sublessee shall as applicable comply with, the provisions of Section
17.6. Tenant shall not have an obligation to pay to Landlord the amounts set forth in Sections 17.4 and 17.5 with respect to any sublease entered into hereunder. The provisions of this Section 17.9.b shall not apply to Floor 2 Galleria.

                    c. Recapture with Respect to Certain Subletting. Notwithstanding the provisions of Section 17.2 above to the contrary, and in addition to Tenant's right to sublease two (2) Floors pursuant to Section 17.9.b above without Landlord's consent, Tenant shall have the right to sublease up to an additional 18,590 feet of Rentable Area in the Premises, as to which subleases Landlord shall have no right to exercise its termination rights under
Section 17.2 (but shall have all other rights under this Article 17) so long as the term of such sublease is for the shorter of (i) five (5) years, or (ii) if the remainder of the Term then in effect is less than five (5) years, for the remainder of such Term, minus six (6) months. Subject to the foregoing limitation, Landlord's right to terminate this Lease on a sublease of a portion of the Premises pursuant to Section 17.2 shall pertain to all subleases, other than those effectuated pursuant to Sections 17.9.a and 17.9.b and this Section 17.9.c. The provisions of this Section 17.9.c shall not apply to Floor 2 Galleria.

                         d. Non-disturbance of Certain Sublessees. If Tenant
subleases a portion of the Premises comprised in two (2) Floors or more, either pursuant to Section 17.9.b above or otherwise pursuant to Landlord's consent hereunder, Landlord shall, if so requested by Tenant, grant to such sublessee a non-disturbance right in writing, if the following standards, terms and conditions are met by the sublease transaction: (i) the sublease meets the applicable terms and conditions of this Article 17; (ii) the sublessee agrees in the event of a termination of this Lease, other than on account of damage or destruction or taking covered by Articles 12 and 13 above, to attorn to Landlord and assume all of Tenant's obligations under this Lease applicable to the subleased premises, except as otherwise provided in clause (iii) below; (iii) the sublessee agrees, in the event of a termination of this Lease from any cause, other than on account of damage or destruction or taking covered by Articles 12 and 13 above, to commence payment to Landlord upon such termination of the higher of all rent and other amounts payable by such sublessee under its sublease, or all Rent and Escalation Charges then and thereafter payable by Tenant hereunder allocable to the subleased premises; (iv) that the sublessee has agreed in writing that Landlord shall not be liable to the sublessee for any default by Tenant under this Lease, regardless of whether such default results in termination of this Lease; and (iv) if this Lease terminates on account of damage or destruction or taking covered by Articles 12 and 13 above, Landlord shall have the right, in its sole discretion, either to recognize the sublease and such sublessee's rights thereunder and require the sublessee to attorn to Landlord, upon the terms and conditions specified in clauses (i) - (iii) above, or terminate such sublease. If such standards, terms and conditions are met, then the provisions of Section 17.6 with respect to Landlord's termination rights shall not apply to such sublease.

         18. Rules and Regulations. Tenant shall observe and comply, and shall cause its sublessees, employees, agents, contractors, licensees and invitees to observe and comply, with the Rules and Regulations of the Complex, a copy of which are attached as Exhibit I, and, after notice thereof in accordance with
Article 27 of this Lease, with all reasonable modifications and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant, or Tenant's sublessees, employees, agents, contractors, licensees or invitees, for non-compliance with any Rules and Regulations of the Complex by any other tenant, sublessee, employee, agent, contractor, licensee, invitee or other occupant of the Complex. Subject to the foregoing limitation, Landlord shall not discriminate against Tenant in enforcing the Rules and Regulations of the Complex. If there shall be any conflict between any of the Rules and Regulations of the Complex and this Lease, the terms and provisions of this Lease shall govern and prevail.

         19.   Entry of Premises by Landlord.

               19.1. Right to Enter. After reasonable advance notice of not less than twenty-four (24) hours (except in order to provide regularly scheduled or other routine Building standard services or additional services requested by Tenant, when no such notice shall be required and except for emergencies where Landlord shall give notice to the extent feasible under the circumstances and, in any event, as soon as possible after the occurrence of such emergency), Landlord and its authorized agents, employees, and contractors may enter the Premises to: (i) inspect the Premises to determine Tenant's compliance with its obligations hereunder; (ii) exhibit the same to Landlord representatives, prospective purchasers or lenders; (iii) exhibit Floors within the Premises to prospective tenants within eighteen (18) months prior to the expiration of the Term or Extended Term then in effect for such Floor; (iv) supply any services to be provided by Landlord hereunder; (v) prior to commencement of and during the progress of Alterations, post notices of non-responsibility or other notices permitted or required by law; (vi) make repairs or perform maintenance in or to, the Premises, and improvements or alterations required to be made or performed by Landlord under this Lease or necessary to be performed by Landlord in any other portion of the Complex or for other tenants of the Complex, including building systems; or (vii) perform a Tenant obligation in accordance with the terms of Section 20.5 below. Entry to the Premises under clauses (i), (ii), (iii), (v), and (vii) shall be effected only during reasonable times during normal Building hours from 7:00 a.m. to 6:00 p.m. on weekdays, and 7:00 a.m. to noon on Saturdays (except Building Holidays); and entry effected under clauses (iv) and (vi) shall be effected at reasonable hours. Landlord may also grant access to the Premises to government or utility representatives, and bring and use on or about the Premises such equipment, as reasonably necessary to accomplish the purposes of Landlord's entry, subject however to all the provisions and limitations of this Article 19. If Tenant so elects, Tenant may require that any representative of Landlord or other person entering the Premises pursuant to this Section 19.1 be accompanied at all times by an authorized representative of Tenant (except in



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
the case of an emergency, in which event only to the extent feasible under the circumstances). Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises (excluding Tenant's vaults, safes and similar secure areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas. Keys retained by Landlord hereunder shall be used solely for access to the Premises to provide janitorial services and for access to the Premises in cases of an emergency, including entry by Landlord's security personnel. Landlord shall establish, and use commercially reasonable efforts to enforce, procedures to ensure that any such keys are maintained in the exclusive possession and control of Landlord and its designated representatives and are not lost or copied. When not in use, keys retained by Landlord hereunder shall be kept in the office of the general manager of the Complex, janitorial supervisor's office and/or fire control center.

                  19.2. Certain Secure Areas; Cooperation with Tenant Security Personnel.

                        a. Secure Areas. If Tenant designates by written notice to Landlord any portion of the Premises as a "secure area", then Landlord shall, in connection with any entry by Landlord effected pursuant to Section 19.1, abide by such rules, regulations and procedures as Tenant, in its sole discretion, may from time to time establish with respect to entry to such secure area, including limitation as to time of entry, purpose of entry (other than as necessary for Landlord to perform its obligations under this Lease), and controls by Tenant with respect to the conduct of such entry (including accompaniment by designated representatives of



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Tenant). Landlord shall have no liability to Tenant to the extent designation of a portion of the Premises as a secure area prevents or inhibits Landlord from performing its obligations otherwise to be performed under this Lease with respect to such secure area in the Premises. The provisions of this Section 19.2 shall not apply to emergency-required immediate access to the Premises, except to the extent practicable under the circumstances.

                           b.  Landlord's and Tenant's Security Personnel. Each
party's and its security personnel shall cooperate with the other party and its security personnel in implementing the parties' respective security requirements within or about the Premises and the Complex. Landlord's and Tenant's security personnel shall communicate from time to time with respect to security issues and give each to the other such notices as may be necessary or appropriate from time to time, or at any time, under the circumstances with respect to emergencies and other security-related matters as soon as possible after the occurrence thereof.

              19.3. Tenant Waiver of Claims. Landlord shall effect all entries and perform all work hereunder in such manner as to minimize interference with Tenant's use and occupancy of the Premises, including locating and daily removing equipment from the Premises as necessary so to minimize interference. So long as Landlord conforms to the foregoing requirement, Tenant waives any claim for damages for any inconvenience to or interference with Tenant's business, or any loss of occupancy or quiet enjoyment of the Premises, or any other loss, occasioned by any entry effected or work performed under this
Article 19, and, subject to Section 8.3, Tenant shall not be entitled to any abatement of Rent or Additional Charges by reason of the exercise of any such right of entry or performance of such work. If Landlord fails to effect an


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entry or perform work hereunder in such manner as to minimize interference with
Tenant's use and occupancy of the Premises, then Tenant may pursue any claims it may have for actual damages for any inconvenience to or interference with Tenant's business, or any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by such entry, but Tenant shall have no right to claim any consequential damages on account thereof (including lost profits), and Tenant specifically waives the right to make or assert a claim for such consequential damages. No entry to the Premises by Landlord or anyone acting under Landlord made in accordance with the terms of this Lease shall constitute a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

              19.4. Scope of Emergencies. For purposes of this Article 19, an "emergency" means an occurrence or situation presenting imminent danger to the health or safety of persons or damage to property, or criminal activity or unauthorized entry into the Premises requiring response by Building security personnel.

         20.  Default and Remedies.

              20.1. Events of Default. The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

                    a. Non-Payment of Rent or Additional Charges. Failure to pay any Rent or Additional Charges when due.

                    b. Unpermitted Assignment of Sublease. An assignment or sublease made in contravention of any of the provisions of Article 17 above.

                    c. Abandonment. Abandonment of the Premises by Tenant for more than one (1) year. For purposes hereof,



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"abandonment" means cessation by Tenant of the conduct of its business in the
Premises and removal from the Premises of the personal property, equipment and furnishings used by Tenant in its business in the Premises, with the intent never to return.

                    d. Other Obligations. Failure to perform or fulfill any other obligation, covenant, condition or agreement under this Lease.

                    e. Bankruptcy and Insolvency. A general assignment by Tenant for the benefit of creditors, the liquidation of Tenant, any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Tenant and not discharged within ninety (90) days after the date of commencement; the employment or appointment of a receiver or trustee to take possession of all or substantially all of Tenant's assets or the Premises; the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; or the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within ninety (90) days after the commencement of any such proceeding against Tenant, such proceeding is not dismissed. For purposes of this Section 20.1.e, "Tenant" means Tenant and any partner of Tenant, if Tenant is a partnership, or any person or entity comprising Tenant, if Tenant is comprised of more than one person or entity, or any guarantor of Tenant's obligations, or any of them, under this Lease, but does not include an assignor of this Lease who is a predecessor in interest to the then Tenant.

                  20.2. Notice to Tenant. Upon the occurrence of any default, Landlord shall give Tenant notice thereof. If a time period is specified below for cure of such default, then Tenant may cure such default within such time period. The time periods provided below are exclusive of any other time periods provided by law with respect to cure of any such default and Tenant hereby waives any right under law now or hereinafter enacted to any other time period, including the notices described in Code of Civil Procedure Sections 1161, et seq.

                      a. Non-Payment of Rent or Additional Charges. For failure to pay Rent or Additional Charges, within five (5) Business Days after Landlord's notice to Tenant.

                      b. Other Obligations. For failure to perform any obligation, covenant, condition or agreement under this Lease (other than non-payment of Rent and Additional Charges, an assignment or subletting in violation of Article 17 or Tenant's abandonment of the Premises) within twenty
(20) days after Landlord's notice to Tenant or, if the failure is of a nature requiring more than 20 days to cure, then such additional period after the expiration of such 20-day period as is necessary to effectuate cure in fact, but only if Tenant commences cure within such 20-day period and thereafter diligently pursues such cure to completion as soon as possible after the expiration of such 20-day period, using reasonable good faith efforts and all due diligence to effectuate cure.


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                       c.  Assignment or Subletting. For an assignment or
sublease made in contravention of any other provisions of Article 17 above, within twenty (20) days after Landlord's notice to Tenant.

                       d. No Cure Period. No cure period shall apply for any other event of default specified in Section 20.1.

                 20.3. Remedies Upon Occurrence of Default. On the occurrence of a default which Tenant fails to cure after notice and expiration of the time period for cure, if any, specified in Section 20.2 above, Landlord shall have the right either (i) to terminate this Lease and recover possession of the Premises, or (ii) to continue this Lease in effect and enforce all Landlord's rights and remedies under California Civil Code Section 1951.4 (by which Landlord may recover Rent and Additional Charges as it becomes due, subject to Tenant's right to assign pursuant to Article 17). Landlord may, without any liability to Tenant for loss or damage thereto or loss of use thereof, store any property of Tenant located in the Premises at Tenant's expense or otherwise dispose of such property in the manner provided by law. If Landlord does not terminate this Lease, Tenant shall in addition to continuing to pay all Rent and Additional Charges when due, also pay Landlord's costs of attempting to relet the Premises, any repairs and alterations necessary to prepare the Premises for such reletting, and brokerage commissions and attorneys' fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Landlord's election to continue this Lease in effect, Landlord may at any time thereafter terminate this Lease pursuant to this
Section 20.3.

                 20.4. Damages Upon Termination. If and when Landlord terminates this Lease pursuant to Section 20.3, Landlord may



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exercise all its rights and remedies available under California Civil Code
Section 1951.2, including the right to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of such Rent and Additional Charges loss that the Tenant proves could have been reasonably avoided. As used herein and in Civil Code Section 1951.2, "time of award" means either the date upon which Tenant pays to Landlord the amount recoverable by Landlord, or the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable, whichever occurs first.

                  20.5. Landlord's Right to Cure Defaults. If Tenant fails to pay Rent and Additional Charges (other than Base Rent, Escalation Charges and/or the Antenna Fee) required to be paid by it hereunder, or fails to perform any other obligation under this Lease, and Tenant fails to cure such default within the applicable cure period specified in Section 20.2 above, then Landlord may, without waiving or releasing Tenant from any of its obligations or such default, and after first giving notice to Tenant of Landlord's intent to exercise its rights under this Section 20.5, make any such payment or perform such other obligation on behalf of Tenant. All payments so made by Landlord, and all costs and expenses incurred by Landlord to perform such obligations (together with interest at the Lease Rate on all such payments, costs and expenses calculated from the date of expenditure thereof until repaid by Tenant), shall be due and payable by Tenant as Additional Charges within ten
(10) days after receipt of Landlord's demand therefor.

                  20.6. Waiver of Forfeiture. Tenant hereby waives Code of Civil Procedure Section 1179, Civil Code Section 3275, and all similar


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
laws now or hereinafter enacted, which would entitle Tenant to seek relief against forfeiture in connection with any termination of this Lease under this
Article 20 or otherwise.

                  20.7. Landlord Default; Tenant's Right to Cure Landlord Default. Landlord shall not be in default in the performance of any of its obligations under this Lease unless and until Tenant gives notice of such default to Landlord and any encumbrancer under Article 21 below, the name of which has been previously furnished to Tenant, and Landlord or such encumbrancer fails within twenty (20) days after the receipt of Tenant's notice to commence cure of such default and thereafter use reasonable good faith efforts and all due diligence to pursue such cure to completion. If Landlord is in default in the performance of its obligations under this Lease after the expiration of the notice and cure period specified in the first sentence of this Section 20.7, and such default is a failure by Landlord to make repairs and/or comply with the provisions of laws applicable to the Premises in accordance with such obligations as are imposed on Landlord by this Lease so to do, then Tenant may, without waiving or releasing Landlord from any of its obligations or such default, and after first giving Landlord and any encumbrancer notice of Tenant's intent to invoke its rights under this Section 20.7, perform such obligation on behalf of Landlord, but only if the performance of such obligation would not constitute a Limited Alteration if made by Tenant as an Alteration, and such performance by Tenant does not interfere with the use, occupancy or quiet enjoyment by other tenants of the Complex. If Landlord is in default in the performance of its obligations under this Lease after the expiration of the notice and cure period specified in the first sentence of this Section 20.7, and such default is a failure by Landlord to provide electricity or ventilation or air conditioning to the Premises in accordance with the applicable standards of Article 8, or such default is a failure by Landlord to make repairs and/or comply with the provisions of laws applicable to the Premises in accordance with such obligations as are imposed on Landlord by this Lease so to do, and Tenant's performance of such obligation would constitute a Limited Alteration if made by Tenant as an Alteration, and as a result of either such default Tenant cannot use and occupy the Premises, and is in fact not doing business in the Premises on account thereof, then Tenant may, without waiving or releasing Landlord from any of its obligations or such default, and after first giving Landlord and any encumbrancer notice of Tenant's intent to invoke its rights under this Section 20.7, perform such obligation on behalf of Landlord. All costs and expenses incurred by Tenant to perform such obligations (together with interest at the Lease Rate) on all such costs and expenses calculated from the date of expenditure thereof until repaid by Landlord), shall be due and payable by Landlord promptly upon receipt of Tenant's demand therefor, but Tenant shall have no right to offset any amounts claimed due by Tenant under this Section 20.7 against Rent and Additional Charges otherwise payable under this Lease.

                  20.8. Remedies Cumulative. The rights and remedies of the parties under this Lease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to each party at law or in equity. A party's pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy. The rights and remedies of Landlord under this Lease for failure of Tenant to pay Rent apply to any failure of Tenant to pay Additional Charges as if such Additional Charges constituted Rent under applicable law.



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
         21. Subordination, Attornment and Non-disturbance.

                  21.1. Landlord Right to Encumber; Subordination and Attornment. Landlord shall have the right, at any time and from time to time, to place on the Complex, or any part thereof or interest therein, or encumber the Complex, or any part thereof or interest therein, with one or more ground leases or underlying leases, mortgages, deeds of trust or any other security instrument. Upon execution and delivery of an SNDA as hereinafter provided, this Lease and all of Tenant's rights hereunder shall be subordinate to any such ground lease or underlying lease, and the lien of any mortgage, deed of trust, or any other security instrument now or hereafter so affecting or encumbering the Complex, or any part thereof or interest therein, and to any and all advances made on the security thereof or Landlord's interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof existing as of the date hereof (an "encumbrance", the holder of the beneficial interest thereunder being referred to as an "encumbrancer"). An encumbrancer may, however, subordinate its encumbrance to this Lease, and if an encumbrancer so elects by notice to Tenant, this Lease shall be deemed prior to such encumbrance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; and if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, Tenant shall attorn to the lessor thereof. Subordination of this Lease and Tenant's attornment pursuant to this Section
21.1 shall only be effected by a written and recorded Subordination Non-Disturbance and Attornment Agreement

(an "SNDA") containing terms and conditions consistent with the provisions of this Article 21 and otherwise consistent with then customary industry and commercially reasonable practices of institutional encumbrancers. The SNDA shall be executed and acknowledged by Landlord, Tenant and the encumbrancer thereunder and recorded by Landlord at its cost and expense concurrently with the encumbrance transaction to which it relates. No SNDA shall enlarge Tenant's obligations or diminish Tenant's rights under this Lease, including use by Landlord of insurance proceeds for repair of damage or destruction under Article 12, or use of an award made on a taking to restore the Premises and/or the Complex under Article 13 above, and the right of Tenant to any award made in a taking pursuant to Article 13 above. Tenant shall have no obligation to pay any fees, costs or expenses of an encumbrancer or Landlord with respect to any SNDA hereunder. Tenant shall execute, acknowledge and deliver in the form reasonably requested by Landlord or any encumbrancer, any documents required to make this Lease prior to the lien of any encumbrance, or to evidence such attornment.

                  21.2. Non-disturbance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, or if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, this Lease shall not terminate, and the rights and possession of Tenant under this Lease shall not be disturbed if (i) no default by Tenant then exists under this Lease beyond the giving of any applicable notice and the expiration of any applicable cure period; and (ii) Tenant attorns to the purchaser, grantee, or successor lessor as provided in Section 21.1 above or, if requested, enters into a new lease for the balance of


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
the Term upon the same terms and provisions contained in this Lease. Any encumbrancer or successor-in-interest to an encumbrancer, as Landlord, shall, however, not be bound by (A) any payment of Rent and Escalation Charges for more than one (1) month in advance (other than Premium Rent), (B) any amendment or modification of this Lease made without the written consent of such encumbrancer, or (C) any breach of this Lease by any predecessor-in-interest to such encumbrancer or to the successor-in-interest to such encumbrancer, except to the extent such breach would constitute a breach by a successor to Landlord pursuant to Section 22.1 below if not cured by such successor on account of liabilities and obligations accruing after the transfer to such successor.

                  21.3. No Superior Encumbrances. Landlord warrants and represents to Tenant that as of the Lease Date, there exists no liens or encumbrances on the Complex superior to this Lease (other than liens for Real Estate Taxes), which if enforced or foreclosed would result in the termination of this Lease.

         22.  Sale or Transfer by Landlord; Lease Non-Recourse.

                  22.1. Release of Landlord on Transfer. Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and in the Complex, or any portion thereof. If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its right, title or interest in the Complex, the original Landlord or such successor shall automatically be released from all liabilities and obligations of the original Landlord or such successor under this Lease accruing after such transfer provided such new owner assumes in writing all such liabilities and obligations accruing after such transfer and all such liabilities and obligations accruing after such transfer shall in all events be binding upon the new owner. Tenant shall attorn to each such new owner. If in connection with any transfer effected by the then Landlord hereunder, such Landlord transfers to the new owner any security provided by Tenant to Landlord for the performance of any obligation of Tenant under this Lease, then such Landlord shall be released from any further responsibility or liability for such security.

                  22.2. Lease Non-recourse to Landlord. Landlord shall never be personally liable under this Lease, and Tenant shall look solely to (i) Landlord's interest in the Complex, (ii) the proceeds of any insurance payable to Landlord on account of damage or destruction to the Complex, or any award made to Landlord on account of a taking pursuant to Article 13 above, and (iii) cash revenue from the Project paid to Landlord and not then distributed to the constituent members of Landlord, for recovery of any damages for breach of this Lease by Landlord or on any judgment in connection therewith, except that Landlord shall be personally liable under this Lease for any default in its obligation to make payment of Construction Allowances pursuant to Section 10.4 above, unless Landlord pays the amount of any then unpaid Construction Allowances into an escrow established with a national banking association designated by Landlord with instructions to make payment thereof to Tenant in accordance with the applicable requirements of Section 10.4, but any interest accruing on such escrowed Construction Allowance funds shall, except in the event of a dispute between the parties governed by Section 10.4.a, be paid to Landlord. Such escrow shall be on terms and conditions consistent with the applicable requirements of Section 10.4 for the disbursement of Construction Allowances thereunder, and any agreement with, or instructions to, the escrow holder shall specifically provide that Tenant may enforce its rights for disbursement of Construction Allowances against such escrow holder in accordance with the applicable provisions of this Lease, except that, if so specified in the agreement with, or instructions to, such escrow holder, such escrow holder may commence an action in interpleader with respect to any dispute regarding disbursement of Construction Allowances, and deposits the amount in dispute with the court in which such interpleader action is commenced in accordance with applicable law, then such escrow holder shall be relieved and exonerated from all further liability with respect to such dispute, and Landlord and Tenant shall proceed with resolution of such dispute in accordance with the applicable provisions of this Lease, including arbitration pursuant to Section 31.17, subject, however, to the conditions thereon set forth in Section 10.4 above. Payment by Landlord of Construction Allowances into an escrow hereunder shall not relieve Landlord of its obligations with respect to the disbursement thereof pursuant to Section 10.4 above, subject, however, to the limitations on personal liability set forth in this Section 22.2. Except to the extent Landlord is personally liable under this Section 22.2, none of the persons or entities comprising or representing Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease for any such damages or judgment and Tenant shall have no right to effect any levy of execution against any assets (other than their interest in the Complex) of such persons or entities on account of any such liability or judgment. Any judgment lien obtained by Tenant for recovery of damages for breach of this Lease by Landlord shall attach to the Complex in accordance with applicable law, regardless of the then identity of the Landlord under this Lease at the time of attachment, or whether such then Landlord is liable for such breach by a prior Landlord; any successor Landlord of a prior Landlord, which prior Landlord has breached this Lease, waives any right to contest or object to the attachment of any such judgment lien to the Complex on the basis that such judgment lien is attributable to a breach by such prior Landlord; if Tenant perfects any judgment lien on the Complex, then from and after the date such judgment lien attaches to the Complex, Tenant shall have the right to offset Rent and Additional Charges otherwise payable under this Lease against the amount of such judgment until such judgment is satisfied in full, upon which Tenant shall take such measures as are necessary or appropriate in order to remove such judgment lien from the Complex; and any judgment lien attaching to the Complex hereunder, and any levy of execution thereon, and any attachment of proceeds under clauses (ii) or (iii) above, shall be subject and subordinate to any encumbrance pursuant to Section 21.1 above, and the SNDA thereunder shall so provide.

         23. Estoppel Certificate.

                  23.1. Tenant's Certificate. On not less than ten (10) days' prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, certificates as specified by Landlord certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) each Delivery Date and each Expiration Date; (iii) that Tenant has accepted the Premises then delivered to Tenant under this Lease (or the reasons Tenant has not accepted the Premises); (iv) the amount of the Base Rent and current Escalation Charges, if any, and the date to which such Rent and Escalation

Charges has been paid; (v) whether there are any existing defenses against the enforcement of Tenant's obligations under this Lease; (vi) that no default of Landlord is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other matters as may be reasonably requested by Landlord.

                  23.2. Landlord's Certificate. On not less than ten (10) days prior notice by Tenant that Tenant desires to enter into an assignment or sublease, or that Tenant requires a certificate hereunder in connection with a transaction (such as a public offering of shares or a transaction with an Affiliate) which Tenant desires to undertake, Landlord shall execute, acknowledge and deliver to Tenant certificates as specified by Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) each Delivery Date and each Expiration Date; (iii) the amount of the Base Rent and current Escalation Charges, if any, and the date to which such Rent and Escalation Charges has been paid; (iv) whether there are any existing defenses against the enforcement of Landlord's obligations under this Lease; (v) that no default of Tenant is claimed by Landlord, except as to any defaults specified in the certificate; and
(vi) such other matters as may be reasonably requested by Tenant.

                  23.3. Effect of Certificate. Any Tenant certificate may be relied upon by any prospective purchaser of any part or interest in the Complex or encumbrancer (as defined in Section 21.1) and, at Landlord's request, Tenant shall deliver such certificate to any such entity. In addition, at Landlord's request, Tenant shall, if Tenant is not then a publicly traded entity listed on a national or regional stock exchange or over the counter stock exchange, provide to Landlord for delivery to any such entity such information as may reasonably be requested by any such entity. Any Landlord certificate may be relied upon by any prospective transferee of Tenant's interest under this Lease or sublease of a portion of the Premises, or a third party to a transaction requiring such certificate pursuant to Section 23.2 above, and at Tenant's request, Landlord shall deliver such certificate to any such transferee or third party. A party shall not be liable to the requesting party or third person or entity requesting or receiving a certificate hereunder on account of any information therein contained, notwithstanding the omission for any reason to disclose correct and/or relevant information, but such party shall be estopped with respect to the requesting party or such third person or entity from asserting any right or obligation or utilizing any defense which contravenes or is contrary to such information, except that no such certificate shall waive a party's rights with respect to Escalation Charges, and no party shall be estopped by such certificate with respect thereto. If a party fails or refuses to give a certificate hereunder within the time period herein specified, then the requesting party shall have the right to treat such failure or refusal as a default by the other party.

         24. No Light, Air, or View Easement. Nothing contained in this Lease shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person, shall in no way affect this Lease or Tenant's obligations hereunder, entitle

Tenant to any reduction of Rent and Additional Charges, or impose any liability on Landlord.

         25. Holding Over. No holding over by Tenant shall operate to extend the Term. If Tenant remains in possession of any part of the Premises after expiration or termination of the Term applicable to such Premises or after the expiration or termination of this Lease, (i) Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Rent shall be increased to equal 125% of the Base Rent then in effect for the first thirty (30) days after the applicable expiration or termination, and thereafter Base Rent shall be increased to equal 200% of the Base Rent then in effect; (ii) commencing thirty (30) days after the date of such expiration or termination, Tenant shall indemnify, defend, protect and hold harmless Landlord from any and all liability, loss, damages, costs or expense (including loss of rent to Landlord, or additional rent payable by any tenant to whom Landlord has leased all or part of the Premises, and reasonable attorneys' fees) suffered or incurred by Landlord resulting from Tenant's failure timely to vacate the Premises; and (iii) such holding over by Tenant shall constitute a default by Tenant. Landlord's acceptance of Rent and/or Additional Charges if and after Tenant holds over shall not convert Tenant's tenancy at sufferance to any other form of tenancy or result in a renewal or extension of the Term of this Lease.

         26. Waiver. Failure of a party to declare a default by the other party upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but a party shall have the right to declare such default at any time after its occurrence. To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Rent and/or Additional Charges hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding default by Tenant, except as to the particular Rent and/or Additional Charges so accepted, regardless of Landlord's knowledge of the preceding default at the time of acceptance of the Rent and/or Additional Charges. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before an applicable Expiration Date shall constitute a waiver of any provision of this Lease or of any default, or operate as a surrender of this Lease.

         27. Notices. All notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by hand delivery, by use of a nationally recognized overnight courier service, such as Federal Express or Airborne Express, or by deposit in the United States mail, certified, registered or Express, postage prepaid and return receipt requested. Notices shall be addressed if to Landlord, to Landlord's Address, and if to Tenant, to Tenant's Address. Landlord and Tenant may each change their respective Addresses from time to time by giving written notice to the other of such change in accordance with the terms of this
Article 27, at least ten (10) days before such change is to be effected. Any notice given in accordance with this Article 27 shall be deemed to have been given (i) on the date of hand delivery if sent by hand delivery or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the return receipt or other delivery record) if sent by courier service or mailed.

         28.  Authority; Tenant Financial Information; Confidentiality.

                  28.1. Authority. Each party, and each of the persons executing this Lease on behalf of each party, represent and warrant that (i) such party is a duly formed, authorized and existing corporation, partnership or trust (as the case may be), (ii) such party is qualified to do business in California, (iii) such party has the full right and authority to enter into this Lease and to perform all of such party's obligations hereunder, and (iv) each person signing on behalf of such party is authorized to do so. Each party shall deliver to the other party, upon the other party's request, such certificates or resolutions authorizing such party's execution and delivery of this Lease.

                  28.2. Tenant Financial Information; Confidentiality. If Tenant is not then a publicly traded entity listed on a national or regional stock exchange or over the counter stock exchange, Tenant shall deliver to Landlord, within twenty (20) days after receipt of a written request from Landlord, audited financial statements for Tenant issued not more than fifteen (15) months prior to Landlord's request, and such other financial information regarding Tenant, and its constituent members, as reasonably requested by Landlord. Landlord shall utilize such financial information solely for the purpose of evaluating Tenant's then credit standing in relationship to its obligations under this Lease. Such financial information (and all additional financial information derived therefrom) shall be held confidential by Landlord as a trade or business secret, and Landlord shall impose by written agreement in the form attached hereon as Exhibit F-2, such confidentiality requirement on any employee or third person to whom Landlord delivers or discloses such financial information. Landlord may, however, disclose such financial information (i) to the extent required by any applicable governmental law, ordinance, rule or regulation, (ii) in any litigation or proceeding between the parties with respect to any dispute between them regarding this Lease (subject to such protective orders to prevent disclosure and protect the confidentiality of such financial information as may be available under applicable law, to which Landlord hereby consents and Landlord shall not oppose), (iii) to the extent required by judicial process (such as a subpoena duces tecum), after notice by Landlord to Tenant of the receipt of such judicial process, and subject to Tenant's right to seek such protective orders to prevent disclosure and protect the confidentiality of such financial information as may be available in accordance with applicable law (to which Landlord hereby consents and shall not oppose); (iv) if such financial information is generally known to the public or is in the public domain, other than on account of a breach by Landlord of its obligations under this Section 28.2, (v) to Landlord's executives, accountants, attorneys, and other agents and representatives, subject however to the imposition on such executives, accountants, attorneys and other agents and representatives by written agreement in the form attached hereto as Exhibit F-2 of the confidentiality of this
Article 28, or (iv) to perspective transferees (subject however to the impositions on such transferees of the written agreement in the form attached hereto as Exhibit F-2 to impose the confidentiality requirements of this Article
28).

         29. Parking. Landlord shall make available during the Term for the use by Tenant, and its officers and employees, one (1) automobile valet parking space for each 6,250 feet of Rentable Area contained in the Premises on the lower level of the Building parking garage, and five (5) self-park center aisle parking spaces on the service level of the Building parking garage, to be parked in tandem (or such additional service level parking spaces as may, after the Lease Date, become available, up to a total of fourteen [14] such spaces) such parking to be available with full in and out privileges. In addition, if so requested by Tenant, Landlord shall make available to Tenant on a terminable month-to-month basis during the Term, to the extent then available, the number of additional parking spaces in the Building parking garage so requested by Tenant. If the total parking area or total number of spaces allocable to Building tenants in the Building parking garage is required by law, ordinance, rule or regulation to be reduced, the number of parking spaces for which parking is then made available to Tenant shall be reduced in an amount proportionate to the reduction in the total parking area in the Building parking garage. Tenant shall pay Landlord for the parking spaces provided pursuant to this Section 29 at the Building standard monthly (or longer term if available) parking rate or the parking garage operator's standard monthly rate as adjusted and charged on a non-discriminatory basis from time to time. Tenant's use of all other parking spaces not allocated to Tenant hereunder shall be subject to availability. In addition, if Tenant notifies Landlord that Tenant does not require all or any of such allocated parking spaces, Landlord may thereafter rent such spaces not required by Tenant to any other party. Tenant shall pay Landlord, or the parking garage operator, for all parking spaces at the times and in the manner required by Landlord or such parking garage operator with respect to the operation of the Building parking garage.

         30. Signage. Subject to any right of Pacific Telesis (another tenant of the Building) to review and approve such signage, Landlord shall (i) provide Tenant with signage in the lowrise elevator bank serving Floors 2 - 14 of the Building at the location and of the design set forth in Exhibit J hereto if Tenant and its Affiliates then physically occupy at least ten (10) Floors served by the lowrise elevator bank, and (ii) provide Tenant with signage in the midrise elevator bank serving Floors 15 - 25 of the Building at the location and of the design set forth in Exhibit J hereto if Tenant and its Affiliates then physically occupy at least nine (9) Floors served by the midrise elevator bank. Tenant's signage in the lowrise elevator bank and/or midrise elevator bank shall be non-exclusive to Tenant, unless and so long as Tenant physically occupies all Floors served by the lowrise elevator bank and/or midrise elevator bank, in which event with respect to such elevator bank, Tenant's signage shall be exclusive, and no other tenant or occupant of the Building shall have the right to place signage in such elevator bank. If, at any time, Tenant or its Affiliates do not physically occupy the required number of Floors in the lowrise and/or midrise of the Building, then Tenant's signage rights hereunder shall be suspended (subject to reinstatement if Tenant thereafter meets such requirements, but also subject to any signage rights then reposing in any other tenant of the Complex), and Landlord shall have the right at Tenant's cost and expense to remove Tenant's signage or cause Tenant to effect such removal at Tenant's cost and expense. Landlord shall install Tenant's sign hereunder at Tenant's cost and expense. Tenant shall, however, be responsible for obtaining all necessary permits and approvals from governmental authorities having jurisdiction for the design, installation and maintenance of Tenant's sign hereunder. Tenant shall be responsible for maintaining its sign hereunder unless otherwise elected by Landlord, in which event Landlord shall maintain Tenant's sign at

Tenant's cost and expense. Tenant shall reimburse Landlord for all costs and expenses due from Tenant hereunder within thirty (30) days after receipt of Landlord's invoice for such costs and expenses. For purposes of this Article 30, Tenant may meet the requirement for physical occupancy of Floors both under this Lease and under subleases with other tenants of the Building or by assignment of leases of other tenants of the Building, as of the time in question. Tenant's signage rights under this Article 30 are personal to the signatory Tenant of this Lease, Charles Schwab & Co., Inc., and such Tenant's Affiliates, and may not be assigned or transferred in any manner, including pursuant to Article 17, except in connection with an assignment or sublease under Article 17 to an Affiliate of such Tenant.

         31.  Miscellaneous.

                  31.1. No Joint Venture. This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.

                  31.2. Successors and Assigns. Subject to the provisions of
Article 17 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

                  31.3. Construction and Interpretation. The words "Landlord" and "Tenant" include the plural as well as the singular. If there is more than one person comprising Tenant or Landlord, the obligations under this Lease imposed on Tenant or Landlord, as the case may be, are joint and several. References to a party or parties refers to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words "including", "such as", or words of similar import when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of non-limitation (such as "without limitation") is used with reference thereto. All provisions of this Lease have been negotiated at arm's length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

                  31.4. Severability. If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.

                  31.5. Entire Agreement; Amendments. This Lease, together with the Exhibits hereto, contain all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease, and the Exhibits hereto. Neither Landlord nor Landlord's agents have made any warranties or representations with respect to the Premises or any other portion of the Complex, except as expressly set forth in this Lease and the Exhibits hereto. This Lease may be modified or amended only by an agreement in writing signed by both parties.

                  31.6. Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.

                  31.7. Litigation Expenses. If either party brings any action or proceeding against the other (including any cross-complaint, counterclaim or third party claim) to enforce or interpret this Lease or otherwise arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit and enforcing the judgment awarded to it, including reasonable attorneys' fees.

                  31.8. Standards of Performance and Approvals. Unless otherwise provided in this Lease, (i) each party shall act in a reasonable manner in exercising or undertaking its rights, duties and obligations under this Lease and (ii) whenever approval, consent or satisfaction (collectively, an "approval") is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval. Nothing contained in this Lease shall, however, limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (A) specifically granted such right, or (B) granted the right to act in its sole discretion or sole judgment, whether "objectively" reasonable under the circumstances and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings. Whenever a party is required under this Lease not to unreasonably withhold its approval as to any matter, then any dispute between the parties regarding whether withholding such approval is reasonable or unreasonable under the circumstances shall be resolved by arbitration pursuant to Section 31.17 below.

                  31.9. Brokers. Landlord shall pay to Landlord's Broker and Tenant's Broker a commission in connection with such Brokers' negotiation of this Lease pursuant to a separate agreement or agreements between Landlord and such Brokers. Other than such Brokers, Landlord and Tenant each represent and warrant to the other that, to such party's knowledge, no broker, agent, or finder has procured or was involved in the negotiation of this Lease and no such broker, agent or finder is or may be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against any and all liability, loss, damage, claims, costs and expenses (including reasonable attorneys' fees) resulting from a claim for a commission or compensation by reason of a broker, agent or finder asserting that such broker, agent or finder is a procuring cause for this Lease transaction as a result of having dealt with the indemnifying party.

                  31.10. Memorandum of Lease. Each party shall, upon request of either party, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto) in form suitable for recording, and such memorandum shall be recorded by the requesting party in the Official Records of the City and County of San Francisco, California, at the requesting party's expense. In no event shall this Lease be recorded by Tenant.

                  31.11. Quiet Enjoyment. Upon paying the Rent and Additional Charges and performing all its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any encumbrances as specified in Article 21.

                  31.12. Surrender of Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition specified in Article 9 above and all other applicable provisions of this Lease (including removal of Alterations required to be removed under Article 10 above), and shall deliver to Landlord any keys to the Premises, or any other portion of the Complex, and provide to Landlord the combination or code of locks on all safes, cabinets, vaults and security system that will remain in the Premises after the Expiration Date or earlier termination of this Lease. On or before the Expiration Date or earlier termination of this Lease, Tenant shall remove all of its personal property from the Premises and repair at its cost and expense all damage to the Premises or Complex caused by such removal. All personal property of Tenant not removed hereunder shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may, without any liability to Tenant for loss or damage thereto or loss of use thereof, store such property in Tenant's name at Tenant's expense to the extent required by law, and if not so required, dispose of the same in any manner permitted by law.

                  31.13. Building Directory. Landlord shall reserve on the Building directory, or in any computerized Building directory, up to the number of Building Directory Spaces specified on the Basic Lease Information for purposes of identifying Tenant's name, divisions and/or principal employees. As Floors in the Premises are delivered to Tenant under this Lease, the parties shall enter into a memorandum reflecting the number of Building Directory Spaces allocated to such Floor. All costs for the initial strip or inputting of names shall be borne by Landlord and all reasonable costs for replacement of such strips or inputting shall be borne by Tenant.

                  31.14. Name of Building; Address. Tenant shall not use the name of the Building or Complex for any purpose other than as the address of the business conducted by Tenant in the Premises. Tenant shall, in connection with all correspondence, mail or deliveries made to or from the Premises, use the official Building address.

                  31.15. Exhibits. The Exhibits specified in the Basic Lease Information are by this reference made a part hereof.

                  31.16. Arbitration of Fair Market Rent and Fair Market Renewal Rent. Whenever under this Lease the determination of fair market rent or fair market renewal rent (hereinafter collectively denominated "fair market rent", but without affecting the definition of "fair market rent" or "fair market renewal rent", as the case may be, with respect to the determination to be made with respect thereto hereunder) is to be made by arbitration, such arbitration shall be conducted in accordance with this Section

31.16. The arbitration shall be conducted and determined in the City and County of San Francisco, solely in accordance with the provisions of this Section
31.16. Within ten (10) days after the parties have exchanged their estimates of fair market rent under the applicable provisions of this Lease, each party shall designate an arbitrator to determine fair market rent hereunder. The parties' arbitrators shall, within ten (10) days after their designation hereunder, select a third arbitrator. If the parties' arbitrators are unable to agree upon appointment of such third arbitrator within such 10-day period, then the parties shall attempt to agree on and appoint such third arbitrator within five (5) days after the expiration of such 10-day period. If the parties are unable to agree on such third arbitrator within such 5-day period, then either party, on behalf of both, may request appointment of such third arbitrator by the then head official of the San Francisco office of the American Arbitration Association, and neither party shall raise any objections as to the appointment made by such official or as to such official's full power and jurisdiction to entertain the application for and make the appointment. The arbitrators shall be members of the Appraisal Institute (or its successor organization) with a then current senior designation of MAI (or then comparable designation) currently certified under the continuing education program, shall have at least ten (10) years experience in appraising commercial office properties in the Downtown Financial District and shall not then be engaged or have been engaged by either Landlord or Tenant within the prior 5-year period preceding their appointment hereunder. The arbitrators shall determine which of the two estimates submitted by the parties pursuant to the applicable provisions of this Lease is closest to the correct result in the arbitrators' opinion. The arbitrators shall have no power to select an alternative position or a decision different from that proposed by either party. The decision in which at least two (2) of the arbitrators concur shall be final and binding upon the parties, absent fraud or gross error. Upon failure, refusal or inability of an arbitrator to act, his or her successor shall be appointed in the same manner as provided for original appointment. The party whose position is not chosen by the arbitrators shall bear the fees and expenses of the arbitrators. The attorneys' fees and expenses of counsel and consultants to the respective parties shall be paid by the respective party engaging such counsel or consultant. The arbitrators shall render their decision in writing, with counterpart copies to each party, within thirty (30) days after the appointment of the third arbitrator. The arbitrators shall have no power to modify the provisions of this Lease.

                  31.17. Arbitration of Dispute. Whenever under this Lease the determination of a matter or dispute (other than fair market rent) is to be made by arbitration, such arbitration shall be conducted in accordance with this
Section 31.17 (or by such other alternative dispute resolution mechanism to which the parties may agree to resolve such dispute), except that a party may seek prohibitory injunctive relief with respect to any such matter or dispute which is also subject to arbitration.

                           a. Selection of Arbitrators. By written notice to the
other party, a party shall request a meeting to be attended by the other party for the purpose of resolving any such matter or dispute. At such meeting, the parties shall attempt in good faith to resolve the matter or dispute. If the matter or dispute is not resolved at such meeting, or if the meeting is not held, either party may, within ten (10) days after the date of (or set for) such meeting, make a written request to resolve such dispute by arbitration.

                           b. Selection of Arbitrators. Within ten (10) days
after the date of receipt of such notice, each party shall select an arbitrator. Such arbitrators shall meet within ten (10) days after selection for the purpose of resolving the matter or dispute. If, within such 10-day period such arbitrators are unable to resolve the matter or dispute, then within an additional 5-day period after the expiration of such 10-day period, they shall select a third neutral arbitrator. If such arbitrators are unable, within such 5-day period, to appoint the third arbitrator hereunder, the parties shall jointly appoint such third arbitrator within an additional 5-day period. If the parties are unable to appoint such third arbitrator within such additional 5-day period, then either party may request appointment of such third arbitrator the then head official of the San Francisco office of the American Arbitration Association, and neither party shall raise any objections as to the appointment made by such official or as to such official's full power and jurisdiction to entertain the application for and make the appointment. Upon appointment of a third arbitrator hereunder, a majority decision shall be final, conclusive and binding on the parties, at any stage of the proceeding, absent fraud or gross error. The arbitrators shall resolve the dispute solely in accordance with the applicable provisions of this Lease with respect to the matter or dispute in arbitration, and the arbitrators shall have no power to modify any of the provisions of this Lease. If an arbitrator appointed hereunder dies, resigns, refuses to act or becomes legally incapacitated, his or her replacement or successor shall be appointed in like manner specified in this Section 31.17.b. In any arbitration proceeding hereunder, each arbitrator shall have substantial training and professional experience in the subject matter of the arbitration, but shall not then be employed or engaged, or have been employed or engaged by a party for at least five (5) years prior to the arbitration proceeding. The losing party in the arbitration as determined by the arbitrators shall bear the costs and expense of all arbitrators. The attorneys' fees and expenses of counsel and consultants to the respective parties shall be paid by the respective party engaging such counsel or consultant.

                           c. Decision; Effect of Decision. The arbitrators
shall render their decision in writing and as promptly as possible after the designation of the last arbitrator, but in no event later than twenty (20) days after the date of the designation of the last arbitrator. A copy of the decision of the arbitrators shall be signed by at least a majority of the arbitrators and given to each party in the manner provided in Article 27 for the giving of notice. The decision of the arbitrators shall be final, conclusive and binding on the parties, absent fraud or gross error. The decision of the arbitrators may be entered as a judgment in a court of competent jurisdiction.

                           d. Procedural Rules. All arbitration under this
Section 31.17 shall be conducted in accordance with the applicable rules of the American Arbitration Association, to the extent such provisions do not conflict with the procedures herein set forth. Except as provided in this Section 31.17, compliance with this Section 31.17 is a condition precedent to the commencement by a party of judicial proceeding arising out of a matter or dispute which is subject to arbitration hereunder. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding hereunder. Any attorney-client privilege and other protections against disclosure of confidential information, including any protection afforded by the work product privilege for attorneys that could otherwise be claimed by a party shall be available to and may be claimed by such party in any arbitration proceeding hereunder. California Code of Civil Procedure Section 1283.05, and any successor statute, shall apply to any and all discovery matters in any arbitration proceeding hereunder. Neither party waives any attorney-client privilege or any other privilege against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this Section 31.17. All arbitration proceedings hereunder shall be reported by a certified shorthand court reporter and written transcripts of such proceedings shall be prepared and made available to the parties. Any arbitration proceeding hereunder shall be conducted in the City and County of San Francisco, California.

                  31.18. Survival of Obligations. The indemnity obligations of the parties under this Lease, and any obligation of a party to make payment of any sum to the other party or a third person, shall survive the termination or expiration of this Lease. The provisions of this Section 31.18 govern solely the obligations between the parties. The provisions of this Lease are for the exclusive benefit of the parties and not for the benefit of any third person, and this Lease does not confer any rights, express or implied, upon any such third person.

                  31.19. Time of the Essence. Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:                                    TENANT:

POST-MONTGOMERY ASSOCIATES,                  CHARLES SCHWAB & CO., INC.
a California general                         a California corporation
partnership

By:  CUSHMAN & WAKEFIELD                     By: /S/ Luis E. Valencia
     OF CALIFORNIA, INC.                         ____________________________
     as agent for                                (Signature)
     THE PRUDENTIAL INSURANCE                    Luis E. Valencia
     COMPANY OF AMERICA, a                       ____________________________
     general partner                             (Type or print name)

                                             Its Executive Vice President
By:  /S/ Kennard P. Perry                        ____________________________
     _________________________
     (signature)
                                             By:  /S/ Steven L. Scheid
     Kennard P. Perry                             ___________________________
     _________________________                    (signature)
     (type or print name)
                                                  Steven L. Scheid
Its  Director, Asset Services                     ___________________________
     _________________________                    (type or print name)

By:  UBS ASSET MANAGEMENT (NEW               Its  Executive Vice President
     YORK) INCORPORATED                           and Chief Financial Officer
     as agent for                                 ___________________________
     NLI PROPERTIES WEST, INC.,
     a general partner


     By:  /S/ Joseph B. Dobronyi
          ____________________
          (signature)

          Joseph B. Dobronyi
          ____________________
          (type or print name)


     Its  Vice President, Real Estate
          ____________________

                           EXHIBIT A-1 THROUGH A-19
                           Floor Plans of Premises

                                 EXHIBIT A-20

                                 Antenna Area

                                  EXHIBIT B

                      Landlord's Work for Floors 2 and 3

                                  EXHIBIT C

                           Existing Tenant Options

                                  EXHIBIT D

                         List of Multi-Tenant Floors

                                  EXHIBIT E

                 Categories for Escalation Charges Statement

                             EXHIBIT F-1 and F-2

                          Confidentiality Agreements

                                  EXHIBIT G

                          List of Recorded Documents

                                  EXHIBIT H

                          Janitorial Specifications

                                  EXHIBIT I

                     Rules and Regulations of the Complex

                                  EXHIBIT J

                               Tenant's Signage